EXECUTION COPY




                         PURCHASE AND EXCHANGE AGREEMENT


                                 BY AND BETWEEN


                              CROMPTON CORPORATION


                                       AND


                            GENERAL ELECTRIC COMPANY


                           DATED AS OF APRIL 24, 2003




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                                TABLE OF CONTENTS

                                                                      PAGE


1.    Definitions......................................................2

      1.1   Defined Terms..............................................2
      1.2   Additional Defined Terms..................................26
      1.3   Other Definitional and Interpretive Matters...............30

2.    Purchase and Sale of the OSi Business...........................31

      2.1   Purchase and Sale of OSi Assets...........................31
      2.2   Excluded OSi Assets.......................................32
      2.3   Purchase Price; Consideration; Earn-Out Payments..........33
      2.4   Assumed OSi Liabilities...................................38
      2.5   Excluded Crompton Liabilities.............................39
      2.6   Purchase and Sale of SC Assets............................40
      2.7   Excluded SC Assets........................................41
      2.8   Assumed SC Liabilities....................................43
      2.9   Excluded GE Liabilities...................................43
      2.10  Net Assets................................................45
      2.11  Transferred OSi Subsidiary................................48
      2.12  Like-Kind Exchange........................................50
      2.13  Further Assurances; Further Conveyances and Assumptions;
            Consent of Third Parties..................................50
      2.14  No Licenses...............................................54
      2.15  Bulk Sales Law............................................54
      2.16  Transfer Taxes and VAT....................................55
      2.17  Alternative Structures....................................56

3.    Representations and Warranties of Crompton......................56

      3.1   Organization and Qualification............................57
      3.2   Subsidiaries..............................................57
      3.3   Authorization; Binding Effect.............................58
      3.4   Non-Contravention; Consents...............................59
      3.5   Title to Property; Principal Equipment; Sufficiency
            of Assets ............................................... 59
      3.6   Permits...................................................60
      3.7   Real Estate...............................................60
      3.8   Compliance With Laws; Litigation..........................62
      3.9   OSi Business Employees....................................63
      3.10  OSi Contracts.............................................64
      3.11  OSi Environmental, Safety and Health Matters..............64
      3.12  OSi Financial Statements; Absence of Changes..............65
      3.13  OSi Intellectual Property.................................67
      3.14  Crompton Brokers..........................................70
      3.15  Certain Tax Matters.......................................70

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      3.16  Transactions with Affiliates..............................72
      3.17  Crompton Intercompany Arrangements........................73
      3.18  Relationships with Customers..............................73
      3.19  Inventory.................................................73
      3.20  Independent Assessment....................................73
      3.21  Accounts Receivable and Accounts Payable..................73
      3.22  No Other Crompton Representations or Warranties...........74

4.    Representations and Warranties of GE............................74

      4.1   Organization and Qualification............................74
      4.2   Subsidiaries..............................................75
      4.3   Authorization; Binding Effect.............................75
      4.4   Non-Contravention; Consents...............................76
      4.5   Title to Property; Principal Equipment; Sufficiency
            of Assets................................................ 76
      4.6   Permits...................................................77
      4.7   Real Estate...............................................77
      4.8   Compliance With Laws; Litigation..........................78
      4.9   SC Business Employees.....................................78
      4.10  SC Contracts..............................................80
      4.11  SC Environmental, Safety and Health Matters...............80
      4.12  SC Financial Statements; Absence of Changes...............81
      4.13  SC Intellectual Property..................................82
      4.14  GE Brokers................................................85
      4.15  Certain Tax Matters.......................................85
      4.16  Independent Assessment....................................86
      4.17  GE Intercompany Arrangements..............................86
      4.18  Transactions with Affiliates..............................86
      4.19  Inventory.................................................86
      4.20  Accounts Receivable and Accounts Payable..................87
      4.21  Blendex Agreements; GE Plastics Agreement; GE Betz
            Agreement ............................................... 87
      4.22  Relationships with Customers..............................88
      4.23  Baseline CM...............................................88
      4.24  No Other GE Representations or Warranties.................88

5.    Certain Covenants...............................................88

      5.1   Access and Information....................................88
      5.2   Conduct of Business.......................................91
      5.3   Environmental Matters.....................................96
      5.4   Tax Covenants.............................................96
      5.5   Employment of Employees of the OSi and SC Businesses.....100
      5.6   Retirement Plans.........................................106

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      5.7   Welfare Benefits.........................................108
      5.8   Labor Matters............................................112
      5.9   Collateral Agreements; Leased Equipment..................113
      5.10  Commercially Reasonable Efforts..........................114
      5.11  Contacts with Suppliers, Employees and Customers.........116
      5.12  Use of Trade or Service Marks............................116
      5.13  Non-Solicitation of Employees............................118
      5.14  Non-Competition..........................................118
      5.15  Certain Business Arrangements............................124
      5.16  Notification by the Parties..............................126
      5.17  Intercompany Agreements..................................126
      5.18  Backing Letters; Letters of Credit; Guarantees...........126
      5.19  SC Customer Remittances..................................127
      5.20  Delivery of Audited Financial Statements.................127
      5.21  Insurance................................................128
      5.22  Blendex Agreements.......................................129
      5.23  Inventory Count..........................................131
      5.24  Certain Intellectual Property Matters....................131
      5.25  Provision of Certain Information.........................133
      5.26  Accounts Payable and Accounts Receivable.................133

5A.   Remediation of OSi Environmental Conditions....................135

      5A.1  Crompton's Obligations Regarding Remediation of OSi
            Environmental Conditions.................................135
      5A.2  Limitations on Crompton's Obligations....................135
      5A.3  Solicitation of Remedial Action..........................136
      5A.4  Notice...................................................137
      5A.5  Remediation Standard.....................................137
      5A.6  Fines and Penalties......................................138
      5A.7  [Reserved]...............................................138
      5A.8  Allocation of Certain Closure Costs......................138
      5A.9  Crompton's Option to Obtain No Further Action
            Determination ...........................................138
      5A.10 [Reserved]...............................................139
      5A.11 Responsibility to Direct Work............................139
      5A.12 Implementation of Work...................................140
      5A.13 Crompton's Access to the OSi Premises....................140
      5A.14 Insurance................................................141
      5A.15 Non-Applicability........................................142

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5B.   Remediation of SC Environmental Conditions.....................142

      5B.1  GE's Obligations Regarding Remediation of SC
            Environmental Conditions.................................142
      5B.2  Limitations on GE's Obligations..........................142
      5B.3  Solicitation of Remedial Action..........................143
      5B.4  Notice...................................................144
      5B.5  Remediation Standard.....................................144
      5B.6  Fines and Penalties......................................145
      5B.7  [Reserved]...............................................145
      5B.8  [Reserved]...............................................145
      5B.9  GE's Option to Obtain No Further Action Determination....145
      5B.10 [Reserved]...............................................145
      5B.11 Responsibility to Direct Work............................145
      5B.12 Implementation of Work...................................147
      5B.13 GE's Access to the SC Premises...........................147
      5B.14 Insurance................................................147
      5B.15 Non-Applicability........................................148

6.    Confidential Nature of Information.............................148

      6.1   Confidentiality Agreements...............................148
      6.2   Crompton's and GE's Trade Secrets........................149

7.    Closing........................................................150

      7.1   Deliveries by Crompton or the OSi Subsidiaries...........150
      7.2   Deliveries by GE.........................................151
      7.3   Closing Date.............................................152
      7.4   Contemporaneous Effectiveness............................152

8.    Conditions Precedent to Closing................................152

      8.1   General Conditions.......................................152
      8.2   Conditions Precedent to GE's Obligations.................153
      8.3   Conditions Precedent to Crompton's Obligations...........154

9.    Status of Agreements...........................................155

      9.1   Survival.................................................155
      9.2   Tax Indemnification......................................155
      9.3   General Agreement to Indemnify...........................157
      9.4   General Procedures for Indemnification...................162
      9.5   Dispute Resolution.......................................164

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10.   [Reserved].....................................................164


11.   Miscellaneous Provisions.......................................164

      11.1  Notices..................................................164
      11.2  Expenses.................................................165
      11.3  Entire Agreement; Modification...........................165
      11.4  Assignment; Binding Effect; Severability.................165
      11.5  Governing Law............................................166
      11.6  Consent to Jurisdiction..................................166
      11.7  Waiver of Jury Trial.....................................166
      11.8  Execution in Counterparts................................167
      11.9  Public Announcement......................................167
      11.10 No Third-Party Beneficiaries.............................167
      11.11 Designated Affiliates....................................168

12.   Termination and Waiver.........................................168

      12.1  Termination..............................................168
      12.2  Effect of Termination....................................169
      12.3  Collateral Agreements; Material to be Returned...........170
      12.4  Waiver of Agreement......................................170
      12.5  Amendment of Agreement...................................170




                                   v

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SCHEDULES

SCHEDULE 2.1(A)           Assumed OSi Leases
SCHEDULE 2.1(H)           OSi Contracts
SCHEDULE 2.1(I)           OSi Licenses
SCHEDULE 2.1(J)           OSi Governmental Permits
SCHEDULE 2.1(K)           Transferred OSi JV Interest
SCHEDULE 2.1(O)           Additional Transferred OSi Assets
SCHEDULE 2.2(F)           Excluded OSi Contracts
SCHEDULE 2.2(I)           Excluded OSi Intellectual Property
SCHEDULE 2.2(L)           Additional Excluded OSi Assets
SCHEDULE 2.3(A)           Consideration for the Transferred OSi Subsidiary
                          Shares
SCHEDULE 2.3(C)(1)        Earn-Out Accounting Principles
SCHEDULE 2.3(C)(2)        Mapping of Accounts
SCHEDULE 2.3(F)           Advisory Committee
SCHEDULE 2.6(G)           SC Contracts
SCHEDULE 2.6(H)           SC Licenses
SCHEDULE 2.6(J)           SC Governmental Permits
SCHEDULE 2.6(N)           Additional Transferred SC Assets
SCHEDULE 2.7(F)           Excluded SC Contracts
SCHEDULE 2.7(K)           SC Business Joint Ventures
SCHEDULE 2.7(M)           Additional Excluded SC Assets
SCHEDULE 2.10(A)(I)       Adjustments to Base OSi Statement
SCHEDULE 2.10(A)(II)      Adjustments to Base SC Statement
SCHEDULE 2.12             Like-Kind Exchange Assets
SCHEDULE 3.2(A)           OSi Subsidiaries
SCHEDULE 3.2(B)           Transferred OSi Subsidiary
SCHEDULE 3.4              OSi Consents
SCHEDULE 3.5(A)           Valid Interests
SCHEDULE 3.6              OSi Governmental Permits
SCHEDULE 3.7(A)           Transferred Owned OSi Property
SCHEDULE 3.7(B)(I)        Assumed OSi Leases
SCHEDULE 3.7(B)(II)       Leases Not in Full Force and Effect
SCHEDULE 3.7(B)(III)      Defaults in Respect of Assumed OSi Leases and
                          Tarrytown Lease
SCHEDULE 3.7(B)(IV)       Crompton Leases and Subleases
SCHEDULE 3.7(D)           Certain Representations in Respect of Transferred
                          Owned OSi Property, Assumed OSi Leases and Tarrytown
                          Lease
SCHEDULE 3.8(A)           Compliance with Laws
SCHEDULE 3.8(B)           OSi Litigation
SCHEDULE 3.9(A)           OSi Business Employees
SCHEDULE 3.9(B)           Crompton Benefit Plans
SCHEDULE 3.9(C)           Triggering Events
SCHEDULE 3.9(D)           Labor Matters

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SCHEDULE 3.9(E)           Crompton Transferred Non-U.S. Retirement Plans
SCHEDULE 3.9(F)           Claims
SCHEDULE 3.10             Material OSi Contracts
SCHEDULE 3.11             OSi Environmental Matters
SCHEDULE 3.12(A)          Unaudited OSi Special Purpose Financial Statements
                          and OSi Accounting Principles
SCHEDULE 3.12(C)          Exceptions to Ordinary Course
SCHEDULE 3.13(A)(I)(A)    Transferred OSi Intellectual Property
SCHEDULE 3.13(A)(I)(B)    OSi Licensed Intellectual Property
SCHEDULE 3.13(D)          Material OSi Software
SCHEDULE 3.13(E)          OSi Intellectual Property Royalties
SCHEDULE 3.13(H)          Challenges to OSi Intellectual Property
SCHEDULE 3.13(L)          Additional Exceptions to OSi Intellectual
                          Property
SCHEDULE 3.13(N)          Oppositions of Third-Party Intellectual Property
                          Rights
SCHEDULE 3.15(B)          Audit Reports and Statutes of Limitations
SCHEDULE 3.15(F)          Exceptions to Representation Relating to 280G
SCHEDULE 3.15(P)          OSi Tax Jurisdictions
SCHEDULE 3.16             Transactions with Affiliates
SCHEDULE 3.17             Intercompany Payables
SCHEDULE 3.18             Relationships with Customers
SCHEDULE 4.2              SC Subsidiaries
SCHEDULE 4.4(A)           SC Non-Contravention
SCHEDULE 4.4(B)           Required SC Consents
SCHEDULE 4.5(A)           Valid Interests
SCHEDULE 4.6              SC Governmental Permits
SCHEDULE 4.7(A)           Transferred Owned SC Property
SCHEDULE 4.7(D)           Certain Representations in Respect of Transferred
                          Owned SC Property
SCHEDULE 4.8(A)           Compliance with Laws
SCHEDULE 4.8(B)           SC Litigation
SCHEDULE 4.9(A)           SC Business Employees
SCHEDULE 4.9(B)           GE Benefit Plans
SCHEDULE 4.9(C)           Triggering Events
SCHEDULE 4.9(D)           Labor Matters
SCHEDULE 4.9(E)           GE Transferred Non-US Retirement Plans
SCHEDULE 4.9(F)           Claims Schedule 4.10 Material SC Contracts
SCHEDULE 4.11             SC Environmental Matters
SCHEDULE 4.12(A)          Unaudited SC Special Purpose Financial Statements
                          and SC Accounting Principles
SCHEDULE 4.12(C)          Exceptions to Ordinary Course
SCHEDULE 4.13(A)(I)       Transferred SC Intellectual Property
SCHEDULE 4.13(D)          Material SC Software
SCHEDULE 4.13(E)          SC Intellectual Property Royalties
SCHEDULE 4.13(H)          Challenges to SC Intellectual Property

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SCHEDULE 4.13(I)          Sufficiency of Transferred SC Intellectual Property
SCHEDULE 4.13(L)          Additional Exceptions to SC Intellectual Property
SCHEDULE 4.13(N)          Oppositions of Third-Party Intellectual Property
                          Rights
SCHEDULE 4.15(E)          SC Tax Jurisdictions
SCHEDULE 4.17             Intercompany Payables
SCHEDULE 4.18             Transactions with Affiliates
SCHEDULE 4.22             Relationships with Customers
SCHEDULE 4.23             Baseline CM
SCHEDULE 5.2(A)           Exceptions to Conduct of OSi Business
SCHEDULE 5.2(A)(VII)      OSi Business Capital Budget for 2003
SCHEDULE 5.2(B)           Exceptions to Conduct of SC Business
SCHEDULE 5.2(B)(VII)      SC Business Capital Budget for 2003
SCHEDULE 5.4              SC Tax Allocation
SCHEDULE 5.5(A)(III)      Certain Employees
SCHEDULE 5.5(A)(IV)(A)    Excluded OSi Business Employees
SCHEDULE 5.5(A)(IV)(B)    Excluded SC Business Employees
SCHEDULE 5.5(F)           Employment Agreements
SCHEDULE 5.6(D)           Non-U.S. Retirement Plans
SCHEDULE 5.7(D)           Relocation Benefits
SCHEDULE 5.8(A)(II)(A)    Crompton Works Council Agreements
SCHEDULE 5.8(A)(II)(B)    GE Works Council Agreements
SCHEDULE 5.14(A)(I)       Exceptions to Crompton Non-Compete
SCHEDULE 5.14(A)(II)      Exceptions to GE Non-Compete
SCHEDULE 5.15(B)(I)       Certain OSi Business Arrangements
SCHEDULE 5.15(B)(II)      Certain SC Business Arrangements
SCHEDULE 5.17(A)          Certain Crompton Intercompany Arrangements
SCHEDULE 5.17(B)          Certain GE Intercompany Arrangements
SCHEDULE 5.18(A)          SC Backing Letters
SCHEDULE 5.18(B)          OSi Backing Letters
SCHEDULE 5.22(B)(I)       Aggregate Additional Costs for Year 2002
SCHEDULE 5.22(B)(II)      Aggregate Additional Costs for Year 2003
SCHEDULE 8.1(B)           Antitrust and Competition Approvals and Filings
SCHEDULE 9.3(E)(I)(C)     OSi Business Long-Range Capital Plan
SCHEDULE 9.3(E)(II)(C)    SC Business Long-Range Capital Plan


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EXHIBITS

EXHIBIT 2.10(C)(III)     Arbitration Procedures
EXHIBIT 4.21             Blendex Agreements
EXHIBIT 5.15(C)          Term Sheet Regarding Rio Claro, Brazil
EXHIBIT 5.15(D)          Term Sheet Regarding Nanjing, China
EXHIBIT A                Sublease
EXHIBIT B                Form of Transition Services Agreements
EXHIBIT C                Shared Services Agreement
EXHIBIT D                OSi Manufacturing and Services Agreement
EXHIBIT E                SC Manufacturing and Services Agreement
EXHIBIT F                GE Phosphites Supply Agreement
EXHIBIT G                TMOS Supply Agreement
EXHIBIT H                Silwet(R) Surfactant Distribution Agreement
EXHIBIT I                Fomrez(R) Distribution Agreement
EXHIBIT J-1              Polybond Fiber Agreement
EXHIBIT J-2              TPV License Agreement
EXHIBIT J-3              TPV Joint Development Agreement
EXHIBITS J-4 - J-7       Transferred Intellectual Property Assignments
EXHIBIT K                GE Plastics Agreement
EXHIBIT L                GE Betz Agreement
EXHIBIT M                Employee Lease Agreement
EXHIBIT N-1              Form of Lease Assignment
EXHIBIT N-2              Form of Sublease Assignment

                         PURCHASE AND EXCHANGE AGREEMENT

      This PURCHASE AND EXCHANGE AGREEMENT (this "AGREEMENT") is made as of April 24, 2003 by and between CROMPTON CORPORATION, a Delaware corporation ("CROMPTON"), and GENERAL ELECTRIC COMPANY, a New York corporation ("GE").

                                 R E C I T A L S

      WHEREAS, Crompton and the OSi Subsidiaries (as hereinafter defined) are, among other things, engaged in the worldwide manufacturing, marketing, sales and distribution of chemical products through its three strategic business units:
Silanes, Specialty Silicones and Urethane Additives; the Silanes business produces organofunctional silanes that act as coupling agents or crosslinkers in a variety of end use applications; the Specialty Silicones business produces organofunctional silicone fluids and formulated products; the Urethane Additives business produces silicone surfactants and amine catalysts that are used in the manufacture of urethane foam (collectively, as modified by the immediately following proviso, the "OSI BUSINESS"); PROVIDED, HOWEVER, that the OSi Business does not include Crompton's polyurethane dispersions, polyester polyols or castable urethane prepolymers product lines;

     WHEREAS, the OSi Business is conducted with certain assets and liabilities of Crompton and the OSi Subsidiaries;

      WHEREAS, Crompton and the OSi Subsidiaries desire to sell, transfer and assign to GE (or its designated Affiliate (as hereinafter defined)), and GE (or its designated Affiliate) desires to purchase, accept and assume from Crompton and the OSi Subsidiaries, the Transferred OSi Assets (as hereinafter defined) and the Assumed OSi Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein;

      WHEREAS, GE and the SC Subsidiaries (as hereinafter defined) are, among other things, engaged through GE's Specialty Chemicals business in (i) the worldwide manufacture, marketing, sales, and distribution of (A) phosphite based polymer antioxidants, including (1) a variety of specialty liquid or solid phosphites, including phenyl, nonylphenyl, iso-decyl, iso-octyl, di-propylene glycol, 2-ethylhexyl, BPA, C12-C15 linear alcohol, pentaerythritol, and alkyl mercaptan esters sold under the WESTON(R) trademark, and (2) solid phosphites including 641 (2,4,6-tri-tert-butylphenyl-2-butyl-2-ethyl-1,3-propane diol phosphite), 626 (bis-[2,4-di-tert-butylphenyl] pentaerythritol diphosphite), 668 (tris-2,4-di-t-butylphenylphosphite) sold under the ULTRANOX(R) trademark; and a proprietary nitrogen based processing stabilizer sold under the GENOX(TM) EP trademark; and (B) standard and custom blends of plastic additives produced from such antioxidants and polymer additives from external sources marketed and sold under the ULTRANOX(R) trademark; and (C) nonylphenol primarily used in the production of ethoxylate surfactants; and (ii) the worldwide marketing, sales, and distribution to producers or compounders of plastic resins of impact modifiers, heat modifiers, process aids, and specialty modifiers based primarily on ABS, SAN, ASA, AES, AMSAN, MMASAN, PPE, PC, PS, PTFE/SAN and EBS wax and, in each case, sold under the BLENDEX(R) trademark; an aliphatic proprietary coupling agent, XR3430; hindered phenols including 210 (tetrakis [methylene (3,5-di-tert-butyl-4-hydroxyhydrocinnamate)]), and 276 (octadecyl-3,5-di-tert-butyl-4-hydroxyhydrocinnamate) sold under the ULTRANOX(R) trademark; sorbitol-based clarifiers (di-[p-methylbenzlidene] sorbitol); and silver(Ag)ion-based anti-microbials (collectively, the "SC BUSINESS");

      WHEREAS, the SC Business is conducted with certain assets and liabilities of GE and the SC Subsidiaries;

      WHEREAS, GE and the SC Subsidiaries desire to transfer and assign to Crompton, in partial consideration for the OSi Business, and Crompton desires to accept and assume from GE and the SC Subsidiaries, the Transferred SC Assets (as hereinafter defined) and the Assumed SC Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

      WHEREAS, Crompton and GE desire to exchange all of the right, title and interest of Crompton and the OSi Subsidiaries in, to and under certain Transferred OSi Assets (and, possibly, certain Assumed OSi Liabilities) for all of the right, title and interest of GE and the SC Subsidiaries in, to and under certain Transferred SC Assets (and, possibly, certain Assumed SC Liabilities) in a transaction qualifying under Section 1031 of the Code;

      NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     1.1   DEFINED TERMS

     For the purposes of this Agreement, the following terms shall have the following meanings:

     "ACQUIRED OSI SUBSIDIARIES" shall mean the OSi Business Joint Venture and the Transferred OSi Subsidiary and each such entity shall be referred to as an "Acquired OSi Subsidiary."

     "ACQUIRED SILICONES BUSINESS" means any silicones related manufacturing, distribution, supply or marketing business acquired by GE or its Affiliates following the Closing Date; PROVIDED, HOWEVER, that any reorganization of assets within the Consolidated Combined Business, including any increase in GE's equity interest in the GE Silicones Joint Ventures, shall not be deemed an acquisition.

     "ACTION" means any administrative, regulatory, judicial or other formal proceeding by or before any Governmental Body or arbitrator.

     "AFFILIATE" of any Person means any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. As used herein, the term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     "ANNUALIZED CM VARIANCE" means the quotient obtained by dividing (i) the Acquired Business CM or the Divested Business CM, as applicable (calculated on the basis of four fiscal quarters and in accordance with the Earn-Out Accounting Principles) by (ii) the Contribution Margin for the four fiscal quarters prior to the quarter in which the applicable acquisition transaction in respect of an Acquired Silicones Business or divestiture transaction in respect of a Divested Silicones Business.

     "ANTITRUST LAWS" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     "ASSIGNMENT AND BILL OF SALE" means each agreement for the sale and assignment of assets pursuant to this Agreement (in such form as reasonably agreed by the parties).

     "ASSUMED OSI LEASES" means the leases or subleases pertaining to real property and used or held for use by Crompton or the applicable OSi Subsidiary primarily in the operation or conduct of the OSi Business, to be assumed by GE pursuant to a Lease Assignment and identified on SCHEDULE 2.1(A).

     "ASSUMPTION AGREEMENT" means each agreement for the assumption of liabilities pursuant to this Agreement (in such form as reasonably agreed by the parties).

     "AUDITED CONTRIBUTION MARGIN" means the calculation of the Contribution Margin for the Fiscal Year (or the applicable stub portion thereof) set forth on each Earn-Out Statement.

     "BASELINE CM" means Five Hundred Four Million Dollars ($504,000,000), as such amount may be adjusted from time to time after the Closing Date pursuant to
Section 2.3(e).

      "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which banks authorized by the Federal Reserve are closed or become closed prior to 2:00 p.m. local time.

     "CLAIM" or "CLAIMS" means assertions, allegations, complaints, causes of action, demands, suits, proceedings, notices of actual or potential liability or responsibility, claims for reimbursement or contribution, orders, judgments, injunctions, requests or demands under claim of authority to take action or refrain from taking action, liens, proceedings in condemnation, executions upon judgment, or other claim, event, information, or occurrence with respect to which a reasonable person would respond or which a reasonable person would defend against. Claims shall include claims with or without merit asserting liability for, among other things, personal injury, death, sickness, disease, emotional distress, loss of or damage to real or personal property, pollution, nuisance, environmental or natural resource damage or response action, whether based on statute, strict liability, violation of any laws and regulations applicable to the ownership or operations at the OSi Premises or SC Premises (except as otherwise limited by the definition of Laws hereunder), tort, warranty, contract, or the status of a party as seller, buyer, owner, operator, generator, transporter, disposer or otherwise in association with handling products, facilities or materials.

     "CLOSING" means the closing of the transactions described in Article 7.

     "CLOSING DATE" means the date of the Closing as determined pursuant to
Section 7.3.

     "COBRA COVERAGE" means health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

     "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGREEMENTS" means

         (i) each Assignment and Bill of Sale;

         (ii) each Assumption Agreement;

         (iii) each Lease Assignment;

         (iv) the Sublease attached hereto as EXHIBIT A;

         (v) each Real Estate Deed;

         (vi) each instrument of conveyance relating to the Transferred OSi JV Interest;

         (vii) the Transition Services Agreement between Crompton and GE attached hereto as EXHIBIT B;

         (viii) the Shared Services Agreement by and between Crompton and GE (as Purchaser) (with respect to Rio Claro, Brazil) attached hereto as EXHIBIT C;

       (ix) the Manufacturing and Services Agreement by and between Crompton (as Manufacturer) and GE (as Customer) (with respect to Cuautitlan, Mexico; Rayong, Thailand; and Ansan, Korea) (the "OSI MANUFACTURING AND SERVICES AGREEMENT") attached hereto as EXHIBIT D;

       (x) the Manufacturing and Services Agreement by and between Crompton
(as Customer) and GE (as Manufacturer) (with respect to Bergen op Zoom, The Netherlands) (the "SC MANUFACTURING AND SERVICES AGREEMENT," and, together with the OSi Manufacturing and Services Agreement, the "MANUFACTURING AND SERVICES AGREEMENTS") attached hereto as EXHIBIT E;

       (xi) the Agreement between Crompton Vinyl Additives GmbH, a company organized under the laws of Germany (as Seller), and GE, through its GE Silicones business unit (as Buyer) for the sale and purchase of Niax(R) Color Stabilizers (aka GE Phosphites Supply Agreement) attached hereto as EXHIBIT F;

       (xii) the Sales Agreement between GE (as Seller) and Crompton GmbH (as Buyer) for the sale and purchase of TMOS Bulk, also known as tetramethoxysilane (aka TMOS Supply Agreement) attached hereto as EXHIBIT G;

       (xiii) the Agreement between Crompton (as Distributor) and GE for the distribution and resale of Silwet(R) silicone surfactant products (aka Silwet(R) Surfactant Distribution Agreement) attached hereto as Exhibit H;

       (xiv) the Agreement between Crompton and GE (as Distributor) for the distribution and resale of Fomrez(R) tin catalysts (aka Fomrez(R) Distribution Agreement) attached hereto as EXHIBIT I;

       (xv) each Intellectual Property Agreement, including (A) the License Agreement by and between GE and Crompton for the licensing of that certain patent application relating to a process of making a composite material formed from natural fiber, polyolefin resin, functionalized polyolefin and organosilane, as well as the product formed from such process (aka Polybond Fiber Agreement) attached hereto as EXHIBIT J-1, (B) the License Agreement by and between GE and Crompton for the licensing of that certain patent relating to certain thermoplastic vulcanizates (aka TPV License Agreement) attached hereto as EXHIBIT J-2; (C) the Joint Development Agreement by and between Crompton and GE, through its GE Silicones business unit for the joint development of certain thermoplastic vulcanizates (aka TPV Joint Development Agreement) attached hereto as EXHIBIT J-3; and (D) the assignments of the Transferred OSi Intellectual Property and the Transferred SC Intellectual Property substantially in the forms attached hereto as EXHIBITS J-4 through J-7;

       (xvi) the Blendex Agreements,

       (xvii) the Agreement between GE Specialty Chemicals, Inc. (as Seller) and GE, through its GE Plastics business unit (as Purchaser) for the sale and purchase of certain phosphites, process aids and additive blends (the "GE PLASTICS AGREEMENT") attached hereto as EXHIBIT K;

       (xviii) the Agreement between GE Specialty Chemicals, Inc. (as Seller) and GE Betz, Inc. (as Purchaser) for the sale and purchase of certain phosphites, impact modifiers and nonylphenol (the "GE BETZ AGREEMENT") attached hereto as EXHIBIT L;

       (xix) the Employee Lease Agreement (the "EMPLOYEE LEASE AGREEMENT") attached hereto as EXHIBIT M; and

       (xx) each other agreement executed and delivered between Crompton or its Affiliates, on the one hand, and GE or its Affiliates, on the other hand, to effect the understanding of the parties with respect to the transactions contemplated hereby.

      "CONFIDENTIALITY AGREEMENTS" means the agreements between Crompton and GE dated July 3, 2002 (as amended December 30, 2002), July 9, 2002, March 19, 2003 and March 24, 2003.

     "CONFIDENTIALITY OBLIGATIONS" means any confidentiality obligations set forth herein or in any other agreement relating to the transactions contemplated herein to which the parties hereto are parties or by which they are bound, including the Confidentiality Agreements.

     "CONFIDENTIALITY REGULATIONS" means Treasury Regulation Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code.

     "CONSOLIDATED COMBINED BUSINESS" means the business conducted by GE Silicones, which shall include: (i) the silicones product lines that generated the Baseline CM for the 2002 fiscal year and any silicones product lines that may be developed by or for GE Silicones since the end of the 2002 fiscal year (regardless of whether any of the above product lines are transferred to a business conducted by any other division of GE), except to the extent of any Divested Silicones Business; (ii) following the Closing, the OSi Business to the extent of the Transferred OSi Assets and the Assumed OSi Liabilities (including the assets and liabilities of the Transferred OSi Subsidiary) and any product lines that may be developed by GE Silicones after the Closing based on the product lines of the OSi Business, except to the extent of any Divested Silicones Business; and (iii) any Acquired Silicones Business.

     "CONTRIBUTION MARGIN" means, for any period, the contribution margin of the Consolidated Combined Business calculated in accordance with the Earn-Out Accounting Principles and (i) giving effect to (without duplication of any procedures and practices set forth in the Earn-Out Accounting Principles) any insurance proceeds actually received by the Consolidated Business from any Third-Party insurers (other than a captive or other tax consolidated insurance Affiliate of GE) that are directly attributable to the Contribution Margin from any business interruption, Loss or other relevant insurable loss in respect of the Consolidated Combined Business not otherwise resulting from a breach by Crompton or its Affiliates of its obligations under this Agreement or any Collateral Agreement, and (ii) excluding any restructuring charges, including severance costs or costs associated with exiting or reorganizing any portion of the Consolidated Combined Business (such excluded costs to be deemed base rather than variable costs pursuant to the Earn-Out Accounting Principles).

     "CROMPTON BENEFIT PLAN" means each "employee benefit plan," as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement (whether written or unwritten), in each case maintained or contributed to, or required to be maintained or contributed to, by Crompton or any of its ERISA Affiliates.

     "CROMPTON CREDIT AGREEMENT" means the Five-Year Credit Agreement, dated as of October 28, 1999, by and among, INTER ALIA, Crompton, J. P. Morgan Chase, Citicorp USA, Inc., Bank of America, N.A. and Deutsche Bank Securities Inc.

     "CROMPTON DISCRETIONARY REMEDIATION" means any Remediation that is voluntarily undertaken by Crompton at any of the SC Premises and that is not required (i) for compliance with applicable Laws, (ii) by an Environmental Agency or a court or (iii) pursuant to a settlement of legal action of Third Parties mutually acceptable to Crompton and GE, which acceptance shall not be unreasonably withheld by either party, including Remediation conducted solely to avoid potential liability under statutory provisions that generally prohibit releases of materials that could affect the environment or Remediation not required by Laws or settlement of a legal action of a Third Party or associated with improving any of the SC Premises' marketability or preparing any of the SC Premises for sale to a Third Party.

     "CROMPTON MATERIAL ADVERSE CHANGE" or "CROMPTON MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or development (or aggregation thereof) that is materially adverse to the business, assets, financial condition or results of operations of the OSi Business, taken as a whole (after giving effect to the exclusion of the Excluded OSi Assets and the Excluded Crompton Liabilities); PROVIDED, HOWEVER, that for purposes of this Agreement any change, effect, occurrence or development (i) relating to the United States or foreign economies or securities markets in general, (ii) relating to the industries in which the OSi Business operates in general (other than changes, effects, occurrences or developments specifically relating to, having the effect of specifically relating to or having a disproportionate effect on the OSi Business taken as a whole, but only to the extent of the specificity and disproportionality of such effect over and above the general and proportionate effect), or (iii) resulting from any actions specifically permitted to be taken or omitted pursuant to the terms of this Agreement, shall not in any case be taken into account or otherwise considered in determining whether any Crompton Material Adverse Change or Crompton Material Adverse Effect has occurred with respect to any of Crompton, the OSi Subsidiaries, the Transferred OSi Assets or the OSi Business.

     "CROMPTON TRANSFERRED NON-U.S. RETIREMENT PLANS" means the Jardine CMG Pension Program, the Witco Taiwan Limited Retirement Plan, the Defined Benefit Pension Plan insured by the Rentenanstalt Insurance Company (participated in by OSi Business Employees in Switzerland), the Defined Benefit Pension Plan Crompton BVBA, and the Defined Benefit Pension Plan Crompton NV.

     "CROMPTON'S KNOWLEDGE" means, with respect to Crompton or any OSi Subsidiary, the actual knowledge of the following persons: Donald Ferencz, Mary Gum, Edward Hagen, Dennis Heintzman, Christina Huben, Anthony Lanchak, Joseph LoMenzo, Charles Marsden, Thomas E. Mignanelli, Ian Moore, James Nortz, Bruce Orr, Paula Pinto, Bela Prokai, Syl Turicchi, Michael Vagnini, Arthur Wienslaw and William Wiesner.

     "CUMULATIVE BASELINE CM" means, with respect to any fiscal quarter in the Earn-Out Period, an amount equal to the sum of the Quarterly Baseline CM for each of the completed fiscal quarters elapsed in the Earn-Out Period (but excluding such fiscal quarter).

     "CUMULATIVE EARN-OUT PAYMENTS" means, as of any determination date, the sum of all Earn-Out Payments made in each of the previous quarters of the Earn-Out Period.

     "CUMULATIVE INCREMENTAL CONTRIBUTION MARGIN" means, with respect to any fiscal quarter in the Earn-Out Period, an amount equal to (i) the sum of the Contribution Margin for each of the completed fiscal quarters elapsed in the Earn-Out Period (but excluding such fiscal quarter) MINUS (ii) the Cumulative Baseline CM; PROVIDED, HOWEVER, that the Cumulative Incremental Contribution Margin shall not under any circumstances be less than zero.

     "DIVESTED SILICONES BUSINESS" means any portion of the Consolidated Combined Business sold, transferred or otherwise divested by GE or its Affiliates following the Closing Date; PROVIDED, HOWEVER, that any (i) reorganization of assets within the Consolidated Combined Business, including any decrease in GE's equity interest in the GE Silicones Joint Ventures or (ii) any contribution to, or combination of the assets or liabilities of GE Silicones with, any entity that continues for accounting purposes to be consolidated with GE Silicones, in each case, shall not be deemed a sale, transfer or other divestiture; PROVIDED, FURTHER, that a reorganization pursuant to clause (i) above that result in GE no longer consolidating such equity interests in the financial results of the Consolidated Combined Business shall be deemed to be a Divested Silicones Business.

     "DIVISION EARNINGS" means the line item of such designation on the Audited OSi Special Purpose Financial Statements.

     "EARN-OUT ACCOUNTING PRINCIPLES" means the accounting principles used in the calculation of the Baseline CM and Contribution Margin as set forth on
SCHEDULE 2.3(C)(1) and the accounting practices, procedures and adjustments as indicated thereon, all applied on a consistent basis, as such principles may be adjusted from time to time after the Closing Date pursuant to Section 2.3(h) or as the parties may otherwise agree. For the avoidance of doubt, the Contribution Margin for each quarter will be calculated using the same accounting methodologies and principles (I.E., the Earn-Out Accounting Principles) applied in a consistent manner, so that any differences between such statements do not result from changes in the accounting treatment or approach.

     "EARN-OUT AMOUNT" means the aggregate amount of the Earn-Out Payments made by GE during the Earn-Out Period.

     "EARN-OUT PERIOD" means the period commencing on the first day of the fiscal quarter following the fiscal quarter in which the Closing Date occurs and ending on the last day of the twelfth fiscal quarter following the fiscal quarter in which the Closing Date occurs.

     "EARN-OUT STATEMENT" means a statement prepared by KPMG (or the then current independent outside accounting firm used by GE Silicones for the preparation of the audited financial statements of the Consolidated Combined Business) showing in reasonable detail (i) the line items from the audited statements of income of the Consolidated Combined Business necessary to derive the Contribution Margin for each Fiscal Year (or a portion thereof) and (ii) the calculation used to derive each of the Earn-Out Payments for such Fiscal Year (or the portion thereof) including, to the extent necessary, the mapping of accounts of the OSi Business to the applicable variable cost accounts for the Consolidated Combined Business, as set forth in SCHEDULE 2.3(C)(2).

     "EARN-OUT TERMINATION AMOUNT" means, as of any determination date, an amount equal to the sum of (i) the Earn-Out Payment payable for the fiscal quarter in which the determination date occurs PLUS (ii) the product of (x) $18,750,000 MULTIPLIED BY (y) the number of full fiscal quarters remaining in the Earn Out Period as of such date, PLUS (iii) $10,000,000.

     "ENCUMBRANCE" means any lien; charge; title defect, deficiency or exception; security interest; mortgage; pledge; easement; encroachment; restriction on use; right of way; right of first refusal; conditional sale or other title retention agreement; covenant; condition or other similar restriction or Third-Party right or other encumbrance of any nature whatsoever affecting the Transferred OSi Assets or Transferred SC Assets.

     "ENVIRONMENTAL AGENCY" means any federal, state, local or foreign governmental regulatory agency with jurisdiction over environmental matters including those with authority to require Remedial Action.

     "ENVIRONMENTAL CLAIM" means a Claim relating to or (1) arising out of an OSi Environmental Condition or an SC Environmental Condition for which Crompton or GE has received written notification from an Environmental Agency or Third
Party that Remediation of such OSi Environmental Condition or SC Environmental Condition is required to comply with Law or (2) arising under Environmental Law.

    "ENVIRONMENTAL LAW" means any applicable national, federal, state, foreign, provincial or local law (including common law), statute, ordinance, rule, regulation, code, order, judgment, permit, injunction, decree or any other legal requirement of any country or any political subdivision thereof, relating to or addressing the environment, health or safety, or natural resources or occupational, workplace or worker safety and health.

    "ENVIRONMENTAL RE-OPENER" means any condition a Governmental Body places upon a No Further Action Determination that requires a party to perform additional Remediation of SC Pre-Closing Contamination or OSi Pre-Closing Contamination at an SC Premises or an OSi Premises after a No Further Action Determination is issued, including (i) fraud committed in demonstrating attainment of a standard at any of the Premises that resulted in avoiding the need for further cleanup at any of the Premises; (ii) new information confirming the existence of previously unknown Pre-Closing Contamination which contains Hazardous Substances that have been shown to exceed the standards applied to previous remediation at any of the Premises; or (iii) failure of the remedy.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rulings, agency and court decisions thereunder.

    "ERISA AFFILIATE" means any entity which would be aggregated with GE or Crompton, as applicable, under Section 414 of the Code or Section 4001(b) of ERISA.

    "EXCLUDED OSI CONTRACTS" means those (i) OSi Contracts (A) identified in
SCHEDULE 2.2(F), or (B) under which performance by Crompton or an Affiliate of Crompton has been completed and for which there is no remaining warranty, maintenance, or other obligation of Crompton or its Affiliates or any other party thereto, or (ii) contracts, agreements, understandings or arrangements to which Crompton or any of its Affiliates is a party that primarily relate to Excluded OSi Assets or Excluded OSi Liabilities.

    "EXCLUDED OSI TAXES" means any liability, obligation or commitment of Crompton and its Affiliates, whether or not accrued, assessed or currently due and payable, for any Taxes relating to the OSi Business, the Transferred OSi Assets or the Acquired OSi Subsidiaries for any Pre-Closing Tax Period, including any amounts for which Crompton is responsible pursuant to Section 5.4 of this Agreement.

    "EXCLUDED SC CONTRACTS" means those (i) SC Contracts (A) identified in
SCHEDULE 2.7(F), or (B) under which performance by GE or an Affiliate of GE has been completed and for which there is no remaining warranty, maintenance, or other obligation of GE or its Affiliates or any other party thereto, or (ii) contracts, agreements, understandings or arrangements to which GE or any of its Affiliates is a party that primarily relate to Excluded SC Assets or Excluded SC Liabilities.

    "EXCLUDED SC TAXES" means any liability, obligation or commitment of GE and its Affiliates, whether or not accrued, assessed or currently due and payable, for any Taxes relating to the SC Business or the Transferred SC Assets for any Pre-Closing Tax Period, including any amounts for which GE is responsible pursuant to Section 5.4 of this Agreement.

    "EXPORT CONTROL REQUIREMENTS" means all applicable Laws of the United States establishing or pertaining to economic sanctions or export controls, including all decrees, orders, judgments, permits and licenses of or from Governmental Bodies relating to the export of goods and services to any foreign jurisdiction against which the United States or the United Nations maintains sanctions or export controls.

    "FISCAL YEAR" means a calendar year.

    "FTC" means the United States Federal Trade Commission.

    "GAAP" means United States generally accepted accounting principles.

    "GE BENEFIT PLAN" means each "employee benefit plan," as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement (whether written or unwritten), in each case maintained or contributed to, or required to be maintained or contributed to, by GE or any of its ERISA Affiliates.

     "GE DISCRETIONARY REMEDIATION" means any Remediation that is voluntarily undertaken by GE at any of the OSi Premises and that is not required (i) for compliance with applicable Laws, (ii) by an Environmental Agency or a court or
(iii) pursuant to a settlement of legal action of Third Parties mutually acceptable to Crompton and GE, which acceptance shall not be unreasonably withheld by either party, including Remediation conducted solely to avoid potential liability under statutory provisions that generally prohibit releases of materials that could affect the environment or Remediation not required by Laws or settlement of a legal action of Third Parties or associated with improving any of the OSi Premises' marketability or preparing any of the OSi Premises for sale to a Third Party.

    "GE MATERIAL ADVERSE CHANGE" or "GE MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or development (or aggregation thereof) that is materially adverse to the business, assets, financial condition or results of operations of the SC Business, taken as a whole (after giving effect to the exclusion of the Excluded SC Assets and the Excluded GE Liabilities); PROVIDED, HOWEVER, that for purposes of this Agreement any change, effect, occurrence or development (i) relating to the United States or foreign economies or securities markets in general, (ii) relating to the industries in which the SC Business operates in general (other than changes, effects, occurrences or developments specifically relating to, having the effect of specifically relating to or having a disproportionate effect on the SC Business taken as a whole, but only to the extent of the specificity and disproportionality of such effect over and above the general and proportionate effect), or (iii) resulting from any actions specifically permitted to be taken or omitted pursuant to the terms of this Agreement, shall not in any case be taken into account or otherwise considered in determining whether any GE Material Adverse Change or GE Material Adverse Effect has occurred with respect to any of GE, the SC Subsidiaries, the Transferred SC Assets or the SC Business.

    "GE SILICONES" means the silicones business of the division of GE Specialty Materials operated as "GE Silicones" which includes the business conducted through the GE Silicones Joint Ventures, as well as other Subsidiaries and joint venture entities, without deduction for any minority interests; PROVIDED, HOWEVER, that the business conducted by GE Quartz (a division of GE Specialty Materials) shall not be deemed to be a part of the Consolidated Combined Business notwithstanding any possible combination of the business conducted by GE Quartz with the business of GE Silicones.

     "GE SILICONES JOINT VENTURES" means each of GE Bayer Silicones and GE Toshiba Silicones.

    "GE TRANSFERRED NON-U.S. RETIREMENT PLAN" means the Stichting GE Pensioenfonds (GE Pension Foundation).

    "GE'S KNOWLEDGE" means, with respect to GE or any GE Subsidiary, the actual knowledge of the following persons: Michael Burton, William Carstanjen, Kurt Eichhorn, David Engel, Robert Giglietti, Craig Hardy, Walter Henderson, Andrew Hogeland, Stan Kranjc, Thad Leister, Marshall Moore, Dennis Murray, Brian Nailor, John Wood and William Woodburn.

    "GOVERNMENTAL BODY" means any legislative, executive, judicial, regulatory or administrative unit of any governmental entity (multinational, foreign, federal, state or local) or any department, commission, board, agency, bureau, ministry, official, arbitrator (public) or other similar body exercising executive, legislative, regulatory, administrative or judicial authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Body to perform any such functions.

    "GOVERNMENTAL PERMITS" means all permits and licenses, certificates of inspection, approvals or other authorizations issued by a Governmental Body that are necessary for the operation or conduct of the OSi Business (the "OSI GOVERNMENTAL PERMITS") or the

SC Business (the "SC GOVERNMENTAL PERMITS") as currently conducted under applicable Laws.

     "HAZARDOUS SUBSTANCES" means any substance, material or waste that is classified, characterized or regulated as "hazardous," "toxic," "pollutant," "contaminant," or words of similar meaning under Environmental Laws, including asbestos, crude oil or any fraction thereof, refined or partially refined petroleum products, or any other wastes, materials or pollutants included in the definition of "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "petroleum substance" or words of similar import under any Environmental Law.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INCOME BEFORE INCOME TAXES" means the line item of such designation on the Audited SC Special Purpose Financial Statements

     "INDEMNIFIED PARTY" means any Person who is entitled to indemnity under the terms and subject to the conditions of this Agreement.

     "INDEMNIFYING PARTY" means any Person who is obligated to indemnify under the terms and subject to the conditions of this Agreement.

     "INTELLECTUAL PROPERTY AGREEMENT" means any of the agreements in substantially the forms set forth as EXHIBITS J-1 THROUGH J-7.

     "INTELLECTUAL PROPERTY RIGHTS" means all of the rights arising from or in respect of the following, whether protected, created or arising under any Law:
(i) patents, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof, trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, including all goodwill associated with the foregoing, copyrights, mask work rights and registrations and applications therefor, (ii) Trade Secrets, (iii) computer programs, including any and all Software (as hereinafter defined) implementations of algorithms, models and methodologies, whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials, related to any of the foregoing ("SOFTWARE"), (iv) all other intellectual property and proprietary rights and rights of a similar nature and
(v) all applications, registrations, permits and licenses related to any of the foregoing clauses (i) through (iv) above.

     "IRS" means the U.S. Internal Revenue Service.

     "LAW" means any multinational, national, federal, state, foreign, provincial or local law (including common law), statute, ordinance, rule, regulation, code, order, judgment, permit, injunction, edict, decree or other provisions having the force or effect of law, of any country or any political subdivision thereof, including Environmental Law.

     "LEASE" means any lease, sublease, license agreement or other arrangement with respect to the Leased OSi Premises, including, in each case, any amendment, modification or supplement thereto.

     "LEASE ASSIGNMENT" means each assignment agreement with respect to a Lease in substantially the form set forth as EXHIBIT N-1 and the assignment agreement with respect to the Sublease in substantially the form set forth as EXHIBIT N-2; PROVIDED, HOWEVER, that to the extent reasonably required by the lessor pursuant to the terms of any Lease or by custom or required by applicable Law of the jurisdiction in which an Assumed OSi Lease is located, each of the parties hereto or its designated Affiliate shall enter into a separate assignment of lease in relation to such Assumed OSi Lease, such separate assignment to be substantially in the same form as the assignment described above, with such changes as are reasonably required by such lessor or by custom or required by applicable Law, together with any other transfer declarations or other filings as are required to give effect to such assignment, PROVIDED that no such separate assignment or other declaration or filing shall alter the parties' rights or obligations set forth in this Agreement.

     "LEASED OSI EQUIPMENT" means the computers, servers, machinery, equipment, vehicles, laboratory equipment, shipping containers and other items leased and used or held for use by Crompton or an OSi Subsidiary primarily in the operation or conduct of the OSi Business, but excluding any Excluded OSi Assets.

     "LEASED OSI PREMISES" means all the real property that is leased by Crompton or an OSi Subsidiary and used or held for use by Crompton or an OSi Subsidiary primarily in the operation or conduct of the OSi Business, which real property is identified on SCHEDULE 3.7(B)(I).

     "LEASED SC EQUIPMENT" means the computers, servers, machinery, equipment, vehicles, laboratory equipment, shipping containers and other items leased and used or held for use by GE or an SC Subsidiary primarily in the operation or conduct of the SC Business, but excluding any Excluded SC Assets.

     "LOSSES" means all Claims, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, equitable relief granted, amounts paid in settlement, awards (including back-pay awards), demands, offsets, defenses, counterclaims, interest, penalties, costs and expenses (including reasonable attorneys' fees, court costs and other reasonable out-of-pocket expenses incurred by an Indemnified Party in investigating, preparing or defending and enforcing against the Indemnifying Party any Claim for indemnification), PROVIDED that "LOSSES" and any indemnification on account thereof will not include any lost profits (to the extent the same would constitute consequential or like damages) or any special, exemplary, punitive or consequential or other similar damages, other than exemplary, punitive or consequential or other similar damages actually awarded to a Third Party in an Action and PROVIDED, FURTHER, that there shall be no presumption as to whether a multiple of earnings or similar approach of the type set forth in Section 12.1(e) and Section 12.1(f) will be applied in determining damages or calculating Losses.

     "MATERIAL OSI CONTRACTS" means the following OSi Contracts (other than Crompton Benefit Plans): (a) customer agreements involving the receipt or payment in 2002 or thereafter of more than $250,000 annually; (b) contracts involving the obligation of Crompton or any OSi Subsidiary (with respect to any portion of the OSi Business) to purchase products, materials, supplies, advertising, equipment or services for more than $250,000 annually (unless terminable by Crompton or the OSi Subsidiary with payment or penalty of not more than $50,000 upon no more than 90 days' notice); (c) joint venture or partnership agreements and contracts providing for the formation of a joint venture, long-term alliance or partnership or involving an equity investment by Crompton or any OSi Subsidiary (with respect to any portion of the OSi Business); (d) contracts (including employment agreements) that by the express terms affect or limit the freedom in any material manner of the OSi Business or any portion thereof, or any of the Transferred OSi Assets, to compete in any line of business or with any Person or in any geographic area; (e) contracts (or a group of related contracts) under which Crompton or any OSi Subsidiary (in each case, with respect to any portion of the OSi Business) has created, incurred, assumed, or guaranteed any indebtedness or that relates to the lending of amounts, in each case, in excess of $100,000 or providing for the creation of any Encumbrance securing an obligation likely to exceed $100,000 upon any asset of the OSi Subsidiaries or any Transferred OSi Asset; (f) leases, subleases or similar agreements under which Crompton or any OSi Subsidiary is a lessee or sublessee of tangible personal property used or held for use in any portion of the OSi Business, of which the annual rent for such portion is in excess of $100,000; (g) joint research and development agreements involving expenditures by the OSi Business in excess of $50,000 in any calendar year; (h) real property leases with an annual rent in excess of $50,000; (i) contracts concerning the marketing or distribution by Third Parties of any products or services of the OSi Business (including contracts requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services) involving sales of products of more than $250,000 for 2002; (j) other contracts which were entered into other than in the ordinary course of business (other than this Agreement) involving annual payments to or from Third Parties in excess of $250,000; (k) other contracts relating to the OSi Business which involve annual payments in excess of $250,000 or are not terminable by Crompton or the OSi Subsidiaries without payment or penalty of not more than $50,000 upon no more than 90 days' notice; and (l) contracts the absence of which would reasonably be expected to have a Crompton Material Adverse Effect.

     "MATERIAL SC CONTRACTS" means the following SC Contracts (other than GE Benefit Plans): (a) customer agreements involving the receipt or payment in 2002 or thereafter of more than $150,000 annually; (b) contracts involving the obligation of GE or any SC Subsidiary (with respect to any portion of the SC Business) to purchase products, materials, supplies, advertising, equipment or services for more than $150,000 annually (unless terminable by GE or the SC Subsidiary with payment or penalty of not more than $25,000 upon no more than 90 days' notice); (c) joint venture or partnership agreements and contracts providing for the formation of a joint venture, long-term alliance or partnership or involving an equity investment by GE or any SC Subsidiary (with respect to any portion of the SC Business); (d) contracts (including employment agreements) that by the express terms affect or limit the freedom in any material manner of the SC Business or any portion thereof, or any of the Transferred SC Assets, to compete in any line of business or with any Person or in any geographic area; (e) contracts (or a group of related contracts) under which GE or any SC Subsidiary (with respect to any portion of the SC Business) has created, incurred, assumed, or guaranteed any indebtedness or that relates to the lending of amounts, in each case, in excess of $50,000 or providing for the creation of any Encumbrance securing an obligation likely to exceed $50,000 upon any asset of the SC Subsidiaries or any Transferred SC Asset; (f) leases, subleases or similar agreements under which GE or any SC Subsidiary (in each case, with respect to any portion of the SC Business) is a lessee or sublessee of tangible personal property used or held for use in any portion of the SC Business, of which the annual rent for such portion is in excess of $100,000;
(g) joint research and development agreements involving expenditures by the SC Business in excess of $100,000 in any calendar year; (h) real property leases with an annual rent in excess of $50,000; (i) contracts concerning the marketing or distribution by Third Parties of any products or services of the SC Business (including contracts requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services) involving sales of products of more than $100,000 for 2002; (j) the Blendex Agreements; (k) other contracts which were entered into other than in the ordinary course of business (other than this Agreement) involving annual payments to or from Third Parties in excess of $200,000; (l) other contracts relating to the SC Business which involve annual payments in excess of $200,000 or are not terminable by GE or the SC Subsidiaries without payment or penalty of not more than $25,000 upon no more than 90 days' notice; and (m) contracts the absence of which would reasonably be expected to have a GE Material Adverse Effect.

     "MAXIMUM CUMULATIVE EARN-OUT AMOUNT" means, as of any determination date, an amount equal to the product of (i) Twenty Million Eight Hundred and Thirty-Three Thousand Dollars ($20,833,000) MULTIPLIED BY (ii) the number of completed fiscal quarters elapsed in the Earn-Out Period as of such determination date, PROVIDED, HOWEVER, that the Earn-Out Payment for the first fiscal quarter of the Earn-Out Period shall be Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000), and PROVIDED, FURTHER, that the Maximum Cumulative Earn-Out Amount shall not under any circumstances be greater than Two Hundred and Fifty Million Dollars ($250,000,000).

    "MINIMUM CUMULATIVE EARN-OUT AMOUNT" means, as of any determination date, an amount equal to the product of (i) Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000) MULTIPLIED BY (ii) one plus the number of completed fiscal quarters elapsed in the Earn-Out Period as of such determination date, PROVIDED, HOWEVER, that the Minimum Cumulative Earn-Out Amount over the Earn-Out Period shall not under any circumstances be less than One Hundred and Five Million Dollars ($105,000,000).

     "NO FURTHER ACTION DETERMINATION" means a determination by a court or an Environmental Agency that no further Remediation is required at an OSi Premises or any portion thereof or an SC Premises, or any portion thereof, although such a determination may include Environmental Re-openers or OSi Post-Remediation Care Requirements or SC Post-Remediation Care Requirements.

     "OSI ACCOUNTING PRINCIPLES" means GAAP (except as set forth in the procedures, assumptions, adjustments and qualifications set forth on SCHEDULE 3.12(A)).

     "OSI BUSINESS EMPLOYEES" means the employees of Crompton or the OSi Subsidiaries set forth on SCHEDULE 3.9(A) (such schedule to be updated by Crompton as of the Closing Date, with the consent of GE, which consent shall not be unreasonably withheld), whose employment primarily consists of providing services to the OSi Business.

     "OSI BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used, held for use or intended to be used primarily in the operation or conduct of the OSi Business, including price lists, customer lists, customer files and documents (including credit information), vendor lists, supplier lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, promotional materials, records of operation, general correspondence otherwise included in the business files, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports, in each case whether or not such item is physically located on any of the OSi Premises, but excluding any such items to the extent (i) they are included in, or primarily related to, the Excluded OSi Assets or Excluded Crompton Liabilities or (ii) any applicable Law prohibits their sharing or transfer.

     "OSI CONTRACTS" means all contracts, agreements, leases, subleases, licenses, supply contracts, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the OSi Business and to which Crompton or an OSi Subsidiary is a party, including (i) for the lease of machinery, equipment, motor vehicles, furniture or office equipment, (ii) for the provision of goods or services to the OSi Business, (iii) for the sale by the OSi Business of goods or the performance by the OSi Business of services,
(iv) for the sale and distribution of products of the OSi Business, (v) those set forth on SCHEDULE 2.1(H) or (vi) any such contracts, agreements, instruments and leases referred to in clauses (i) through (v), inclusive, entered into between the date hereof and the Closing Date by Crompton or an OSi Subsidiary in accordance with Section 5.2(a), but the term "OSI CONTRACTS" shall exclude the Excluded OSi Contracts.

     "OSI ENVIRONMENTAL CONDITION" means any contamination by a Hazardous Substance of surface soils, subsurface soils, surface waters, groundwaters, leachate, streams or other sediments present on, in, under or above any of the OSi Premises or migrating from any of the OSi Premises.

     "OSI FACILITIES" means all of Crompton's right, title and interest appurtenant in and to the physical assets, buildings, structures and improvements located in, on or about the OSi Premises and all fixtures and fittings attached thereto and contained therein.

     "OSI INVENTORY" means all inventory, wherever located (including at customer sites), including raw materials, work in process, recycled materials, finished products, inventoriable supplies, parts and non-capital spare parts owned by Crompton or an OSi Subsidiary and used or held for use primarily in the operation or conduct of the OSi Business, and any rights of Crompton or an OSi Subsidiary to the warranties received from suppliers and any related Claims, credits, rights of recovery and setoff arising after the Closing Date with respect to such OSi Inventory and excluding any inventory primarily related to Excluded OSi Assets or Excluded Crompton Liabilities.

     "OSI LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property Rights in the Excluded OSi Assets to be licensed by Crompton or any of its Affiliates to GE pursuant to the terms of an Intellectual Property Agreement.

     "OSI LICENSES" means all licenses, agreements and other arrangements identified on SCHEDULE 2.1(I) under which Crompton or an OSi Subsidiary (a) has the right to use any Intellectual Property Rights of any Third Party to the extent used or held for use primarily in the operation or conduct of the OSi Business, or (b) has provided any Third Party with Intellectual Property Rights used or held for use primarily in the operation or conduct of the OSi Business.

     "OSI POST-REMEDIATION CARE REQUIREMENT" means all requirements specified by an Environmental Agency to maintain environmental caps, monitor the environmental condition of the OSi Premises (including periodic groundwater monitoring) and/or to safeguard or restrict the future use of all or a portion of any of the OSi Premises pursuant to a RCRA Corrective Action Permit at an OSi Premises or after a No Further Action Determination has been made and shall include the operation and maintenance of well #4315 and its associated piping at the Sistersville plant as per practices prior to the Closing Date; PROVIDED, HOWEVER, that it shall not include costs and expenses associated with camera surveys of the Sistersville plant waste water treatment system or cost or expenses of remediation, treating and disposing of Hazardous Substances (including costs of designing and constructing treatment systems, operations and maintenance of treatment systems principally dedicated to addressing OSi Pre-Closing Contamination, and initial post-remediation confirmatory sampling and monitoring) that arise as a result of Remediation for which Crompton is responsible under this Agreement relating to OSi Pre-Closing Contamination.

     "OSI PRE-CLOSING CONTAMINATION" means an OSi Environmental Condition that is present at any of the OSi Premises prior to Closing, but excluding any migration of such contamination caused directly by the acts of GE or any of its officers, directors, employees, agents or consultants.

      "OSI PREMISES" means the Leased OSi Premises and the Transferred Owned OSi Property.

     "OSI PREMISES POST-CLOSING CONTAMINATION" means any OSi Environmental Condition at any of the OSi Premises caused by Hazardous Substance releases which occur after the Closing Date, but are not attributable to solid waste management units ("SWMUS") or areas of concern ("AOCS") not used or adversely affected by GE after the Closing Date.

     "PERMITTED OSI ENCUMBRANCES" means (a) other than with respect to Real Property, any (i) liens for Taxes, assessments and other governmental charges, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, in each case for sums not yet due and payable or being contested in good faith and by appropriate proceeding, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (iii) implied intellectual property or label licenses granted by Crompton or an Affiliate in connection with sales of products in the ordinary course of business, and (iv) any Encumbrances not material in amount that, individually or in the aggregate, would not reasonably be expected to materially interfere with the conduct of the OSi Business or with the use of any material Transferred OSi Asset or the Transferred OSi Assets collectively and would not reasonably be expected to materially affect the value of any material Transferred OSi Asset or the Transferred OSi Assets collectively; and (b) with respect to Real Property, any Permitted Property Encumbrances.

     "PERMITTED PROPERTY ENCUMBRANCES" means, with respect to Real Property, any of the following: (i) liens for Taxes or other assessments or charges by any Governmental Body that are not yet due and payable, or being contested in good faith and by appropriate proceedings; (ii) mechanics', carriers', workers', materialmen's, warehousemen's and similar liens arising or incurred in the ordinary course of business (x) for sums not due and payable; or (y) which are being contested in good faith by appropriate proceedings; (iii) (A) with respect to Real Property included in the Transferred OSi Assets, Encumbrances set forth on SCHEDULE 3.7(B)(II) or SCHEDULE 3.7(B)(IV); and (B) with respect to Real Property included in the Transferred SC Assets, Encumbrances set forth on
SCHEDULE 4.7(B)(II) or SCHEDULE 4.7(B)(IV); (iv) any state of facts disclosed on a survey or that is observable by physical inspection which would not, individually or in the aggregate, reasonably be expected to have a material effect on any Real Property; (v) zoning, building and other similar restrictions imposed by any applicable Law; or (vi) any other Encumbrance (excluding monetary liens, but excepting therefrom the liens provided for in (i) and (ii) above) that, individually or in the aggregate, would not reasonably be expected to materially interfere with the conduct of the OSi Business or the SC Business, as applicable, or with the use of each Real Property.

     "PERMITTED SC ENCUMBRANCES" means (a) other than with respect to Real Property, any (i) liens for Taxes, assessments and other governmental charges, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, in each case for sums not yet due and payable or being contested in good faith and by appropriate proceeding, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (iii) implied intellectual property or label licenses granted by GE or an Affiliate in connection with sales of products in the ordinary course of business, and (iv) any Encumbrances not material in amount that, individually or in the aggregate, would not reasonably be expected to materially interfere with the conduct of the SC Business or with the use of any material Transferred SC Asset or the Transferred SC Assets collectively and would not reasonably be expected to materially affect the value of any material Transferred SC Asset or the Transferred SC Assets collectively; and (b) with respect to Real Property, any Permitted Property Encumbrances.

     "PERSON" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization, Governmental Body or other entity.

     "POST-CLOSING TAX PERIOD" means, with respect to, on the one hand, the OSi Business, the Transferred OSi Assets, or the Acquired OSi Subsidiaries or, on the other hand, the SC Business or the Transferred SC Assets, any Tax period (or portion thereof) beginning after the Closing Date.

     "PRE-CLOSING TAX PERIOD" means, with respect to, on the one hand, the OSi Business, the Transferred OSi Assets or the Acquired OSi Subsidiaries or, on the other hand, the SC Business or the Transferred SC Assets, any Tax period (or portion thereof) ending on or before the Closing Date. For purposes of this Agreement, with respect to any taxable year or period of an Acquired OSi Subsidiary which includes the Closing Date (but does not end on that day), (i) Property Taxes allocable to a Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire taxable year or period multiplied by a fraction, the numerator of which is the number of days during the taxable year or period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable year or period, and (ii) Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable year or period ended as of the close of business on the Closing Date; PROVIDED, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

    "PRINCIPAL OSI EQUIPMENT" means the machinery, plant equipment, laboratory equipment, scientific instruments, computer hardware, vehicles, shipping containers and other personal property used or held for use by Crompton or the applicable OSi Subsidiary primarily in the operation or conduct of the OSi Business, but not the Leased OSi Equipment or any such items primarily related to Excluded OSi Assets or Excluded Crompton Liabilities. Principal OSi Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related Claims, credits, rights of recovery and setoff arising after the Closing Date with respect to such items, but only to the extent such rights are assignable.

     "PRINCIPAL SC EQUIPMENT" means the machinery, plant equipment, laboratory equipment, scientific instruments, computer hardware, vehicles, shipping containers and other personal property used or held for use by GE or the applicable SC Subsidiary primarily in the operation or conduct of the SC Business, but not the Leased SC Equipment or any such items primarily related to Excluded SC Assets or Excluded GE Liabilities. Principal SC Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related Claims, credits, rights of recovery and setoff arising after the Closing Date with respect to such items, but only to the extent such rights are assignable.

     "PROPERTY TAXES" means real, personal and intangible ad valorem property Taxes.

     "QUARTERLY BASELINE CM" means, for any fiscal quarter, an amount equal to twenty five percent (25%) of the Baseline CM in effect during such fiscal quarter, as more fully described in Section 2.3(e).

     "RCRA" means the Resources Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss. 6901 through 6992, and any analogous state law.

     "REAL ESTATE DEED" means each special warranty deed (or the local equivalent thereof) with respect to Transferred Owned OSi Property or Transferred Owned SC Property in the appropriate recordable form for the jurisdiction in which such property is located, and shall have affixed thereto any requisite transfer Tax and documentary Tax stamps in the proper amount (with the cost thereof allocated pursuant to Section 2.15).

     "REAL PROPERTY" means the Transferred Owned OSi Property, the Assumed OSi Leases and the Transferred Owned SC Property.

     "REMEDIAL ACTION" or "REMEDIATION" means any action taken to investigate, clean up or otherwise respond to releases of Hazardous Substances into the environment, including OSi Post-Remediation Care Requirements and SC Post-Remediation Care Requirements but does not include: (1) any actions taken in connection with testing, cleaning, emptying or repairing any fixed assets or fixtures located at either an OSi Premises or an SC Premises even if such fixed assets or fixtures are, or may be, contributing to OSi Environmental Conditions or SC Environmental Conditions, (2) any actions taken to satisfy financial assurance requirements associated with RCRA Part B permits at either the OSi Premises or SC Premises, or financial assurance requirements associated with OSi Premises or SC Premises, or any portion thereof, for which a No Further Action Determination has been issued.

     "REMEDIATION COSTS" means costs and expenses incurred in connection with the Remedial Action or Remediation of an OSi Environmental Condition or SC Environmental Condition at any of the OSi Premises, any of the SC Premises or a Third-Party site for which, and to the extent that, either Crompton or GE is liable hereunder, including the following: costs and expenses of environmental consultants; attorney fees, PRP group costs, costs and expenses for sampling and analysis of soil and groundwater; administrative oversight costs asserted by any Environmental Agency; costs and expenses for preparation of reports and risk assessments, costs and expenses of remediation, treating and disposing of Hazardous Substances (including costs of designing, constructing and operating treatment systems), costs and expenses to conduct initial post-Remediation confirmatory sampling and monitoring and OSi Post-Remediation Care Requirement or SC Post-Remediation Care Requirements. "Remediation Costs" shall not include costs and expenses associated with: (1) testing, cleaning, emptying, repairing or taking any other action with respect to any fixed assets or fixtures located at any of the OSi Premises or SC Premises and which are, or may be, contributing to soil or groundwater conditions requiring Remediation hereunder, (2) compliance with Laws relating to the ongoing operations of any of the OSi Premises or SC Premises or (3) costs and expenses associated with obtaining and/or maintaining any financial assurance mechanisms required by Law relating to RCRA Part B Permits at any of the OSi Premises or SC Premises, or financial assurance mechanisms relating to OSi Premises or SC Premises, or any portion thereof, for which a No Further Action Determination has been issued.

     "SC ACCOUNTING PRINCIPLES" means GAAP (except as set forth in the procedures, assumptions, adjustments and qualifications set forth on SCHEDULE 4.12(A)).

     "SC BUSINESS EMPLOYEES" means the employees of GE or the SC Subsidiaries set forth on SCHEDULE 4.9(A) (such schedule to be updated by GE as of the Closing Date, with the consent of Crompton, which consent shall not be unreasonably withheld), whose employment primarily consists of providing services to the SC Business.

     "SC BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used, held for use or intended to be used primarily in the operation or conduct of the SC Business, including price lists, customer lists, customer files and documents (including credit information), vendor lists, supplier lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, promotional materials, records of operation, general correspondence otherwise included in the business files, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports, in each case whether or not such item is physically located on any of the SC Premises, but excluding any such items to the extent (i) they are included in, or primarily related to, the Excluded SC Assets or Excluded GE Liabilities or (ii) any applicable Law prohibits their sharing or transfer.

     "SC CONTRACTS" means all contracts, agreements, leases, subleases, licenses, supply contracts, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the SC Business and to which GE or an SC Subsidiary is a party, including (i) for the lease of machinery, equipment, motor vehicles, furniture or office equipment, (ii) for the provision of goods or services to the SC Business, (iii) for the sale by the SC Business of goods or the performance by the SC Business of services, (iv) for the sale and distribution of products of the SC Business, (v) those set forth on
SCHEDULE 2.6(G) or (vi) any such contracts, agreements, instruments and leases referred to in clauses (i) through (v), inclusive, entered into between the date hereof and the Closing Date by GE or an SC Subsidiary in accordance with Section 5.2(b), but the term "SC CONTRACTS" shall exclude the Excluded SC Contracts.

     "SC ENVIRONMENTAL CONDITION" means any contamination by a Hazardous Substance of surface soils, subsurface soils, surface waters, groundwaters, leachate, streams or other sediments present on, in, under or above any of the SC Premises or migrating from any of the SC Premises.

     "SC FACILITIES" means all of GE's right, title and interest appurtenant in and to the physical assets, buildings, structures and improvements located in, on or about the SC Premises and all fixtures and fittings attached thereto and contained therein.

     "SC INVENTORY" means all inventory, wherever located (including at customer sites), including raw materials, work in process, recycled materials, finished products, inventoriable supplies, parts and non-capital spare parts owned by GE or an SC Subsidiary and used or held for use primarily in the operation or conduct of the SC Business, and any rights of GE or an SC Subsidiary to the warranties received from suppliers and any related Claims, credits, rights of recovery and setoff arising after the Closing Date with respect to such SC Inventory and excluding any inventory primarily related to Excluded SC Assets or Excluded GE Liabilities.

     "SC LICENSES" means all licenses, agreements and other arrangements identified on SCHEDULE 2.6(H) under which GE or an SC Subsidiary (a) has the right to use any Intellectual Property Rights of any Third Party to the extent used or held for use primarily in the operation or conduct of the SC Business or
(b) has provided any Third Party with Intellectual Property Rights used or held for use primarily in the operation or conduct of the SC Business.

     "SC POST-REMEDIATION CARE REQUIREMENT" means all requirements specified by an Environmental Agency to maintain environmental caps, monitor the environmental condition of the SC Premises (including periodic groundwater monitoring) and/or to safeguard or restrict the future use of all or a portion of any of the SC Premises pursuant to a RCRA Corrective Action Permit or Consent Order at an SC Premises or after a No Further Action Determination has been made; PROVIDED, HOWEVER, that it shall not include costs and expenses of remediation, treating and disposing of Hazardous Substances (including costs of designing and constructing treatment systems, operations and maintenance of treatment systems principally dedicated to addressing SC Pre-Closing Contamination, and initial post-remediation confirmatory sampling and monitoring) that arise as a result of Remediation for which GE is responsible under this Agreement relating to SC Pre-Closing Contamination.

     "SC PRE-CLOSING CONTAMINATION" means an SC Environmental Condition that is present at any of the SC Premises prior to Closing, but excluding any migration of such contamination caused directly by the acts of Crompton or any of its officers, directors, employees, agents or consultants.

     "SC PREMISES" means the Transferred Owned SC Property.

     "SC PREMISES POST-CLOSING CONTAMINATION" means any SC Environmental Condition at any of the SC Premises caused by Hazardous Substance releases which occur after the Closing Date, but are not attributable to SWMUs or AOCs not used or adversely affected by Crompton after the Closing Date.

     "SEVERANCE BENEFITS" means severance pay or benefits, advance notice of termination, pay in lieu of notice, or other similar pay, benefits or rights required under any applicable GE Benefit Plan, Crompton Benefit Plan, contract (including collective bargaining agreements or termination agreements), or Law.

     "STRADDLE PERIOD RETURN" shall mean any Tax return, report and form required to be filed by any Acquired OSi Subsidiary relating to a taxable year or period beginning on or before and ending after the Closing Date; PROVIDED, HOWEVER, that Straddle Period Return shall not include any Tax return, report or form described in Section 5.4(a)(i) of this Agreement.

     "SUBLEASE" means the sublease of the Tarrytown Lease in substantially the form set forth as EXHIBIT A.

     "SUBSIDIARY" of any entity means, at any date, any Person (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses or rights to vote of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such entity or (ii) the accounts of which would be consolidated with those of the applicable entity in such entity's consolidated financial statements in accordance with GAAP.

      "TAXES" means all taxes of any kind, and all like charges, customs, levies, duties, imposts, or other like assessments, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, workers' compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed by any taxing authority or other Governmental Body under applicable Law, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

     "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

     "THIRD-PARTY CLAIM" means any Claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder.

     "TRADE SECRET" means proprietary, confidential or non-public processes, designs, drawings, specifications, technology, formulae, databases, algorithms, models, methods, research and development, know-how, manufacturing and production processes and techniques, information about business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, customer requirements, configurations, plans, apparatus, sketches, data, prototypes, connecting requirements, inventions, discoveries, concepts, ideas, trade secrets, technical data and other technical and business proprietary non-public information.

     "TRANSFER TAXES" means all applicable Taxes, including recording and filing fees, documentary, transfer, sales, use, registration tax, stamp duties, foreign notary and similar fees and costs that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement, including the sales, transfers, leases, rentals, licenses and assignments contemplated hereby, except for (i) net income and capital gains taxes or franchise or other taxes based on, or measured by reference to, net income, and (ii) VAT.

     "TRANSFERRED OSI INTELLECTUAL PROPERTY" means all Intellectual Property Rights used or held for use primarily in the OSi Business, including such Intellectual Property Rights set forth on SCHEDULE 3.13(A)(I)(A).

     "TRANSFERRED OSI SUBSIDIARY" means Crompton Specialties S.r.l., an entity organized under the laws of Italy.

     "TRANSFERRED OWNED OSI PROPERTY" means all the real property that is owned and used or held for use by Crompton or an OSi Subsidiary primarily in the operation or conduct of the OSi Business, which real property is identified on SCHEDULE 3.7(A), including any and all buildings, improvements, fixtures and appurtenances located thereon.

     "TRANSFERRED OWNED SC PROPERTY" means all the real property that is owned and used or held for use by GE or an SC Subsidiary primarily in the operation or conduct of the SC Business, which real property is identified on SCHEDULE 4.7(A), including any and all buildings, improvements, fixtures and appurtenances located thereon.

     "TRANSFERRED SC INTELLECTUAL PROPERTY" means (i) all Intellectual Property Rights, except for patents, patent applications, invention disclosures, registered trademarks and applications for trademark registration, which are covered under clause (ii) of this definition, used or held for use at the SC Facilities, any Third Party toll manufacturer of the SC Business or at the John
F. Welch Technology Center in Bangalore, India, in each case, primarily for the conduct of the SC Business and (ii) all Intellectual Property Rights set forth on SCHEDULE 4.13(A)(I) and SCHEDULE 4.13(D).

     "TRANSITION SERVICES AGREEMENT" means the transition services agreement in a form similar to the form attached hereto as EXHIBIT B.

     "VAT" means any value added Tax, goods and services Tax or similar Tax, including such Tax as may be levied in accordance with (but subject to derogation from) EEC Directive 77/388/EEC (and other EEC directives relating to
VAT) and/or local legislation imposing value added tax in the relevant jurisdiction.

     "VAT LEGISLATION" shall mean all Laws relating to VAT in any jurisdiction and all regulations, orders, notices, provisions and conditions made under those Laws.

     "WELFARE BENEFITS" means the type of benefits (other than Severance Benefits) described in Section 3(1) of ERISA (whether or not covered by ERISA).

     1.2  ADDITIONAL DEFINED TERMS

     For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:

TERM                                                             SECTION

"ACQUIRED BUSINESS CM".................................Section 2.3(e)(i)
"ADJUSTED PRICES".....................................Section 5.22(b)(i)
"ADJUSTED TRANSFER PRICES"............................Section 5.22(b)(i)
"ADVISORY COMMITTEE"......................................Section 2.3(f)
"AGREED-UPON PROCEDURES"..............................Section 5.22(b)(i)
"AGREEMENT".....................................................Preamble
"AOCs" .........."Definition of OSi Premises Post-Closing Contamination"
"ASSET ACQUISITION STATEMENTS"............................Section 5.4(c)

"ASSUMED OSI LIABILITIES"....................................Section 2.4
"ASSUMED SC LIABILITIES".....................................Section 2.8
"AUDITED OSI SPECIAL PURPOSE FINANCIAL STATEMENTS"....Section 5.20(a)(i)
"AUDITED SC SPECIAL PURPOSE FINANCIAL STATEMENTS".....Section 5.20(b)(i)
"BASE OSI NET ASSETS".................................Section 2.10(a)(i)
"BASE OSI STATEMENT"..................................Section 2.10(a)(i)
"BASE SC NET ASSETS".................................Section 2.10(a)(ii)
"BASE SC STATEMENT"..................................Section 2.10(a)(ii)
"BLENDEX AGREEMENTS"........................................Section 4.21
"CAPITAL MARKETS ACTIVITY"............................Section 5.14(c)(i)
"CLOSING DATE"...............................................Section 7.3
"CLOSING OSI NET ASSETS"..............................Section 2.10(a)(i)
"CLOSING OSI STATEMENT"...............................Section 2.10(a)(i)
"CLOSING SC NET ASSETS"..............................Section 2.10(a)(ii)
"CLOSING SC STATEMENT"...............................Section 2.10(a)(ii)
"CONTINUING EMPLOYEES".................................Section 5.5(a)(v)
"CROMPTON"......................................................Preamble
"CROMPTON ACQUIRED COMPANY"...........................Section 5.14(a)(i)
"CROMPTON ACQUIRING ENTITY"...........................Section 5.14(a)(i)
"CROMPTON ESOP"...........................................Section 5.6(c)
"CROMPTON FLEX PLAN"..................................Section 5.7(b)(ii)
"CROMPTON FLEX PLANS FOR SC COVERED EMPLOYEES".........Section 5.7(b)(i)
"CROMPTON 401(K) PLAN"....................................Section 5.6(c)
"CROMPTON INTERCOMPANY ARRANGEMENT".........................Section 3.17
"CROMPTON POST-CLOSING PLANS".............................Section 5.5(b)
"CROMPTON REQUESTED ACTIONS".........................Section 2.13(d)(ii)
"CROMPTON RESTRICTED ACTIVITIES"......................Section 5.14(a)(i)
"CROMPTON SUBLEASE"...................................Section 3.7(b)(iv)
"DEFAULT RECOVERY ACTIVITIES"........................Section 5.14(c)(ii)
"DE MINIMIS BUSINESS"...............................Section 5.14(c)(iii)
"DIRECTING PARTY".........................Sections 5A.11(a) and 5B.11(a)
"DISPUTED DETERMINATION".............................Section 5.22(d)(ii)
"DISPUTED STATEMENT".................................Section 2.10(c)(ii)
"DIVESTED BUSINESS CM".................................Section 2.3(e)(i)
"EARN-OUT DISPUTED DETERMINATION".........................Section 2.3(k)
"EMPLOYEE LEASE AGREEMENT".........Definition of "Collateral Agreements"
"EMPLOYEES"...............................................Section 5.5(a)
"ESAS".................................................Section 5.1(c)(i)
"ESR BLENDEX AGREEMENT"..................................Section 4.21(a)
"EXCHANGED OSI ASSETS AND ASSUMED OSI LIABILITIES"..........Section 2.12
"EXCHANGED SC ASSETS AND ASSUMED SC LIABILITIES"............Section 2.12
"EXCLUDED CROMPTON LIABILITIES"..............................Section 2.5
"EXCLUDED CROMPTON MARKS"..........................Section 5.12(a)(i)(B)
"EXCLUDED GE LIABILITIES"....................................Section 2.9
"EXCLUDED GE MARKS"................................Section 5.12(a)(i)(A)

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



"EXCLUDED MARKS"...................................Section 5.12(a)(i)(B)
"EXCLUDED OSI ASSETS"........................................Section 2.2
"EXCLUDED OSI BUSINESS EMPLOYEES".....................Section 5.5(a)(iv)
"EXCLUDED SC BUSINESS EMPLOYEES"......................Section 5.5(a)(iv)
"EXCLUDED SC ASSETS".........................................Section 2.7
"EXEMPTION CERTIFICATES".................................Section 2.16(b)
"FILING PARTY"........................................Section 5.4(a)(vi)
"FINAL DETERMINATION"...............................Section 5.22(d)(iii)
"FINAL OSI STATEMENT"...............................Section 2.10(c)(iii)
"FINAL SC STATEMENT"................................Section 2.10(c)(iii)
"FINANCIAL SERVICES BUSINESS"........................Section 5.14(c)(iv)
"FINANCING"...........................................Section 5.14(c)(v)
"GE"............................................................Preamble
"GE ACQUIRED COMPANY"................................Section 5.14(a)(ii)
"GE ACQUIRING ENTITY"................................Section 5.14(a)(ii)
"GE BETZ AGREEMENT"................Definition of "Collateral Agreements"
"GE FLEX PLAN".........................................Section 5.7(b)(i)
"GE FLEX PLANS FOR OSI COVERED EMPLOYEES".............Section 5.7(b)(ii)
"GE 401(K) PLAN"..........................................Section 5.6(f)
"GE INTERCOMPANY ARRANGEMENT"............................Section 4.17(b)
"GEP"....................................................Section 4.21(a)
"GE PLASTICS AGREEMENT"............Definition of "Collateral Agreements"
"GE POST-CLOSING PLANS"...................................Section 5.5(b)
"GE REQUESTED ACTIONS"................................Section 2.13(d)(i)
"GE RESTRICTED ACTIVITIES"...........................Section 5.14(a)(ii)
"GESC"...................................................Section 4.21(a)
"INDEPENDENT ARBITRATOR"..................................Section 5.4(c)
"INITIAL TERMINATION DATE"...............................Section 12.1(g)
"INSURANCE"..........................................Section 5.14(c)(vi)
"ITALIAN EMPLOYEES"......................................Section 2.11(b)
"KPMG"......................................................Section 2.10
"LEASING"...........................................Section 5.14(c)(vii)
"LEAVE"................................................Section 5.5(a)(i)
"MANUFACTURING AGREEMENT EMPLOYEES"...................Section 5.5(a)(ii)
"MANUFACTURING AND SERVICES
  AGREEMENTS"......................Definition of "Collateral Agreements"
"NEW CROMPTON 401(K) PLAN"................................Section 5.6(g)
"NEW GE 401(K) PLAN"......................................Section 5.6(g)
"NONASSIGNABLE ASSETS"...................................Section 2.13(c)
"NONASSIGNABLE OSI ASSETS"...............................Section 2.13(c)
"NONASSIGNABLE OSI PERMITS"...........................Section 2.13(d)(i)
"NONASSIGNABLE SC PERMITS"...........................Section 2.13(d)(ii)
"NON-COMPETITION PERIOD"..............................Section 5.14(a)(i)
"ON-LEAVE EMPLOYEE"....................................Section 5.5(a)(v)
"OSI BARGAINING EMPLOYEES".............................Section 5.5(a)(i)
"OSI BARGAINING COVERED EMPLOYEES"....................Section 5.7(b)(iv)

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


"OSI BARGAINING EMPLOYEE TRANSFERRED
   ACCOUNT BALANCES"..................................Section 5.7(b)(iv)
"OSI BUSINESS JOINT VENTURE"..............................Section 2.1(k)
"OSI BUSINESS"..................................................Recitals
"OSI CLOSING INVENTORY COUNT"............................Section 5.23(a)
"OSI COLLECTIVE BARGAINING AGREEMENT"...............Section 5.2(a)(viii)
"OSI CONTINUING EMPLOYEES".............................Section 5.5(a)(v)
"OSI COVERED EMPLOYEES"...............................Section 5.7(b)(ii)
"OSI COVERED EMPLOYEES TRANSFERRED ACCOUNT BALANCES"..Section 5.7(b)(ii)
"OSI FACILITIES".......................................Section 5.1(a)(i)
"OSI MANUFACTURING AGREEMENT EMPLOYEES"................Section 5.5(a)(i)
"OSI MANUFACTURING AND SERVICES
   AGREEMENT"......................Definition of "Collateral Agreements"
"OSI PERMITS"................................................Section 3.6
"OSI RETIREMENT PLAN".....................................Section 5.6(b)
"OSI SUBSIDIARIES"........................................Section 3.2(a)
"OTHER FINANCIAL SERVICES ACTIVITIES"..............Section 5.14(c)(viii)
"OTHER PARTY".............................Sections 5A.11(a) and 5B.11(a)
"PAYING PARTY"........................................Section 5.4(a)(vi)
"POLYMERADDITIVES PRODUCTS"...........................Section 5.15(a)(i)
"PURCHASE PRICE"..........................................Section 2.3(a)
"REFEREE"...........................................Section 2.10(c)(iii)
"RETURN-FROM-LEAVE DATE"...............................Section 5.5(a)(v)
"SC BUSINESS"...................................................Recitals
"SC CLOSING INVENTORY COUNT".............................Section 5.23(b)
"SC CONTINUING EMPLOYEES"..............................Section 5.5(a)(v)
"SC COVERED EMPLOYEES".................................Section 5.7(b)(i)
"SC COVERED EMPLOYEES TRANSFERRED ACCOUNT BALANCES"....Section 5.7(b)(i)
"SC EARNINGS".........................................Section 12.1(f)(i)
"SC FACILITIES".......................................Section 5.1(a)(ii)
"SC INSURANCE PAYMENTS"..................................Section 5.21(b)
"SC MANUFACTURING AGREEMENT EMPLOYEES"................Section 5.5(a)(ii)
"SC MANUFACTURING AND SERVICES
   AGREEMENT".......................Definition of "Collateral Agreements"
"SC PERMITS".................................................Section 4.6
"SC SUBSIDIARIES"............................................Section 4.2
"SECURITIES ACTIVITY"................................Section 5.14(c)(ix)
"SOFTWARE"..................Definition of "Intellectual Property Rights"
"SWMUS" .........Definition of "OSi Premises Post-Closing Contamination"
"TARRYTOWN LEASE".....................................Section 3.7(b)(ii)
"TAX PROCEEDING"......................................Section 9.2(d)(ii)
"TRANSFER DATE".......................................Section 5.5(a)(vi)
"TRANSFERRED LEASED OSI EQUIPMENT".....................Section 5.9(b)(i)
"TRANSFERRED LEASED SC EQUIPMENT".....................Section 5.9(b)(ii)
"TRANSFERRED OSI ASSETS".....................................Section 2.1
"TRANSFERRED OSI JV INTEREST".............................Section 2.1(k)
"TRANSFERRED OSI SUBSIDIARY SHARES".......................Section 3.2(b)
"TRANSFERRED SC ASSETS"......................................Section 2.6

"UNAUDITED CONTRIBUTION MARGIN"...........................Section 2.3(d)
"UNAUDITED OSI SPECIAL PURPOSE FINANCIAL STATEMENTS".....Section 3.12(a)
"UNAUDITED SC SPECIAL PURPOSE FINANCIAL STATEMENTS"......Section 4.12(a)
"VAT PAYEE"..............................................Section 2.16(c)
"VAT PAYOR"..............................................Section 2.16(c)
"WARN"....................................................Section 3.9(f)
"YEAR 2002"...........................................Section 5.22(b)(i)
"YEAR 2003"..........................................Section 5.22(b)(ii)

     1.3  OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

     Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

     CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     HEREIN. The words such as "HEREIN," "HEREINAFTER," "HEREOF" and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     INCLUDING AND OR. The word "INCLUDING" or any variation thereof means "INCLUDING, WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word "OR" is not exclusive.

     SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by Crompton or GE on any one Schedule shall be deemed disclosed for purposes of all other Schedules, so long as it is reasonably apparent that such matter is responsive to any such other Schedule.

     AGREEMENTS. Unless otherwise expressly provided herein or in any Collateral Agreement, any agreement or instrument (other than Laws) defined or referred to herein or therein means such agreement as from time to time amended, modified, supplanted or supplemented in accordance with its terms.

2.   PURCHASE AND SALE OF THE OSI BUSINESS

     2.1   PURCHASE AND SALE OF OSI ASSETS

     Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, upon receipt of the Purchase Price, Crompton shall, or shall cause one or more of the OSi Subsidiaries to, sell, transfer, assign, convey and deliver to GE (or its designated Affiliate), and GE (or its designated Affiliate) shall purchase, acquire and accept from Crompton or the applicable OSi Subsidiary, all of Crompton's or the applicable OSi Subsidiary's right, title and interest in, to and under the Transferred OSi Assets free and clear of all Encumbrances other than and subject to Permitted OSi Encumbrances. For purposes of this Agreement, the term "TRANSFERRED OSI ASSETS" means all the assets, properties and rights used or held for use by Crompton or the applicable OSi Subsidiary primarily in the operation or conduct of the OSi Business, whether tangible or intangible, real, personal or mixed, including such assets, properties and rights set forth or described below (except for the Excluded OSi Assets), as the same shall exist on the Closing Date:

     (a) the Assumed OSi Leases;

     (b) the OSi Business Records;

     (c) the Transferred Owned OSi Property;

     (d) the OSi Facilities;

     (e) the Principal OSi Equipment and the Transferred Leased OSi Equipment;

     (f) the OSi Inventory;

     (g) the Transferred OSi Intellectual Property;

     (h) the OSi Contracts;

     (i) the OSi Licenses;

     (j) the OSi Governmental Permits that are identified on SCHEDULE 2.1(J);

     (k) all equity interests held by Crompton or any Affiliate of Crompton in the joint venture identified on SCHEDULE 2.1(K) (such equity interests being referred to as the "TRANSFERRED OSI JV INTEREST" and such joint venture being referred to herein as an "OSI BUSINESS JOINT VENTURE");

     (l) all rights of Crompton or any Affiliate of Crompton under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors to the extent relating to other Transferred OSi Assets;

     (m) rebates and similar items, prepaid expenses and deposits to the extent primarily related to the Transferred OSi Assets;

     (n) the Transferred OSi Subsidiary Shares; and

     (o) those assets listed on SCHEDULE 2.1(O).

     2.2  EXCLUDED OSI ASSETS

     Notwithstanding anything in Section 2.1 to the contrary, it is hereby expressly acknowledged and agreed that the Transferred OSi Assets shall not include, and neither Crompton nor any of the OSi Subsidiaries is selling, transferring, assigning, conveying or delivering to GE, and GE is not purchasing, acquiring or accepting from Crompton or any of the OSi Subsidiaries, any of the rights, properties or assets, whether tangible or intangible, real, personal or mixed, set forth or described below (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Transferred OSi Assets, being referred to herein as the "EXCLUDED OSI ASSETS"):

     (a) any receivables (including accounts receivable, notes receivable, customer receivables and employee receivables), cash, cash equivalents, marketable securities, bank deposits or similar cash items or employee receivables of Crompton or any Affiliate of Crompton (including the OSi Subsidiaries);

     (b) any Intellectual Property Rights of Crompton or any Affiliate of Crompton, other than the Transferred OSi Intellectual Property;

     (c) any (i) medical or other records pertaining to any OSi Business Employee that Crompton is required by Law or pursuant to existing Crompton policies to keep confidential; (ii) other books and records that Crompton or any Affiliate of Crompton is required by Law to retain; PROVIDED, HOWEVER, that GE shall have the right to make copies of any portions of such retained books and records that relate to the OSi Business or any of the Transferred OSi Assets or any of the OSi Continuing Employees; and (iii) information management system of Crompton or any Affiliate of Crompton, other than those used or held for use primarily in the operation or conduct of the OSi Business;

     (d) any Claim, right or interest of Crompton or any Affiliate of Crompton in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Pre-Closing Tax Period;

     (e) subject to Section 5.12, all sales and marketing or packaging materials, samples, prototypes, other sales and marketing or packaging materials bearing an Excluded Crompton Mark;

     (f) the Excluded OSi Contracts and any Claim, right or interest of Crompton or any Affiliate of Crompton in and to the OSi Contracts to the extent not related to the OSi Business;

     (g) any insurance policies or rights of proceeds thereof (except as set forth in Section 5.21(a));

     (h) except as specifically provided in Sections 5.5 through 5.8, all the assets of the Crompton Benefit Plans;

     (i) the Intellectual Property Rights set forth on SCHEDULE 2.2(I);

     (j) except as provided in Sections 2.1(l) and 2.1(m), any rights, Claims or causes of action of Crompton or any Affiliate of Crompton against Third Parties relating to the assets, properties, business or operations of Crompton or any Affiliate of Crompton arising out of the operation of the OSi Business prior to the Closing Date, PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through 5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (k) except as provided in Section 2.1(k), all intercompany assets of the OSi Business;

     (l) all of the assets, properties, interests or rights of Crompton or any Affiliate of Crompton listed on SCHEDULE 2.2(L); and

     (m) all other assets, properties, interests and rights of Crompton or any Affiliate of Crompton not included in the Transferred OSi Assets.

     2.3  PURCHASE PRICE; CONSIDERATION; EARN-OUT PAYMENTS

     (a) PURCHASE PRICE. In consideration of the sale, transfer, assignment, conveyance and delivery by Crompton and the OSi Subsidiaries of the Transferred OSi Assets to GE, and in addition to assuming the Assumed OSi Liabilities, (i)
(x) GE shall pay to Crompton, at Closing, an amount equal to Six Hundred and Forty-Five Million Dollars ($645,000,000) (the "PURCHASE PRICE"), in cash by wire transfer of immediately available funds to an account or accounts designated by Crompton's written instructions to GE at least two Business Days prior to Closing and (y) GE shall pay to Crompton, at the times set forth in and subject to the provisions of Sections 2.3 (c), (d) and (e), the Earn-Out Amount and (ii) as set forth more fully in Sections 2.6 through 2.9 herein, at Closing, GE shall transfer, assign, convey and deliver to Crompton all of the right, title and interest in, to and under the Transferred SC Assets that GE and the SC Subsidiaries possess and have the right to transfer, as the same shall exist on the Closing Date, which Transferred SC Assets are stipulated for purposes of this Agreement to have a fair market value of One Hundred and Sixty Million Dollars ($160,000,000), and Crompton shall assume the Assumed SC Liabilities. The exchange of certain of the Transferred OSi Assets (and, possibly, certain Assumed OSi Liabilities) for certain of the Transferred SC Assets (and, possibly, certain Assumed SC Liabilities) will be effected as a like-kind exchange of properties pursuant to Section 1031 of the Code. The parties agree that consideration for the Transferred OSi Subsidiary Shares shall be equal to the amount set forth on SCHEDULE 2.3(A), which amount is included in the Purchase Price.

     (b) ADJUSTMENT OF THE PURCHASE PRICE. The Purchase Price shall be subject to adjustment pursuant to Sections 2.10, 12.1(e) and 12.1(f).

     (c) EARN-OUT PAYMENTS. Subject to Sections 2.3(d) and (e), GE shall pay to Crompton as follows:

     (i) for each fiscal quarter during the Earn-Out Period an amount equal to
(x) the product of (A) 0.243 multiplied by (B) the Cumulative Incremental Contribution Margin PLUS (y) Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000) MINUS (z) the sum of the Earn-Out Payments made in each of the previous fiscal quarters of the Earn-Out Period (the "EARN-OUT PAYMENT") and

     (ii) in the fiscal quarter following the end of the Earn-Out Period an additional amount equal to (x) the product of (A) 0.243 multiplied by (B) the Cumulative Incremental Contribution Margin MINUS (y) the sum of the Earn-Out Payments previously made;

PROVIDED, HOWEVER, that, with respect to clauses (i) and (ii) above, the Cumulative Earn-Out Payments as of any fiscal quarter (after giving effect to the Earn-Out Payment for such fiscal quarter) shall neither exceed the Maximum Cumulative Earn-Out Amount nor be less than the Minimum Cumulative Earn-Out Amount. Each Earn-Out Payment shall be made two Business Days prior to the last day of each fiscal quarter. Notwithstanding the foregoing, the Earn-Out Payment for the first fiscal quarter of the Earn-Out Period shall be Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000).

     (d) AUDITED CONTRIBUTION MARGINS. GE shall deliver to Crompton, at GE's cost and expense, (i) within fifteen (15) days following the end of each fiscal quarter of the Earn-Out Period, the internally reported, unaudited calculation of the Contribution Margin for such fiscal quarter together with a statement showing in reasonable detail the calculation of the Earn-Out Payment for such fiscal quarter and (ii) within ninety (90) days following the end of each Fiscal Year (or the stub portion of such Fiscal Years) and the end of the Earn-Out Period, an Earn-Out Statement. In the event that (x) the Audited Contribution Margin is greater than the Contribution Margin that was used by GE to determine the Earn-Out Payments for such Fiscal Year (or any stub portion thereof) (the "UNAUDITED CONTRIBUTION MARGIN"), GE shall add to the amount of the next Earn-Out Payment due to Crompton an additional amount equal to the product of
0.243 multiplied
by such excess or (y) the Unaudited Contribution Margin is greater than the Audited Contribution Margin, GE shall subtract from the amount of the next Earn-Out Payment due to Crompton an amount equal to the product of 0.243 multiplied by such excess; PROVIDED, HOWEVER, that the Cumulative Earn-Out Payments as of any fiscal quarter (after giving effect to such addition or subtraction) shall neither exceed the Maximum Cumulative Earn-Out Amount nor be less than the Minimum Cumulative Earn-Out Amount. If there are no further Earn-Out Payments to which such adjustment amount can be applied, then the party from which the adjusted amount is due shall make a cash payment to the other party within fifteen (15) days following the delivery of the applicable Earn-Out Statement. All amounts due and payable under Sections 2.3(c), 2.3(d) and 2.3(e)(iii) shall be made by wire transfer of immediately available funds to an account designated in writing by the payment recipient. In addition to the foregoing, all such amounts shall be paid on the date they become due and payable, with interest thereon accruing from such date to the date of payment at the "target" federal funds rate reported in the "Money Rates" section of the Eastern Edition of THE WALL STREET JOURNAL published for the Business Day immediately prior to the date of payment.

     (e) ACQUISITIONS AND DIVESTITURES. (i) Within fifteen (15) days following the closing of a transaction which results in the acquisition by GE or its Affiliates of an Acquired Silicones Business or the divestiture by GE or its Affiliates of a Divested Silicones Business, GE shall provide Crompton with a notice of such acquisition or divestiture together with a statement showing in reasonable detail, as applicable, (x) a calculation of the contribution margin of the Acquired Silicones Business (calculated in accordance with the Earn-Out Accounting Principles, applied on a consistent basis) and using the same accounting methodologies and principles applied in the same manner as used to prepare each Earn-Out Statement) for the four fiscal quarters prior to the quarter in which such acquisition transaction closes (without giving effect in such calculation to any synergies that would accrue from such addition) ("ACQUIRED BUSINESS CM") or (y) a calculation of the contribution margin attributable to the Divested Silicones Business for the four fiscal quarters preceding the quarter in which such divestiture transaction closes ("DIVESTED BUSINESS CM") and (z) with respect to an Acquired Silicones Business or a Divested Silicones Business, the supporting work papers detailing the adjustments and mapping of the accounts from such Acquired Silicones Business' or such Divested Silicones Business' accounting records.

          (ii) If the Annualized CM Variance resulting from an acquisition transaction in respect of an Acquired Silicones Business or divestiture transaction in respect of a Divested Silicones Business is less than 0.5, the Baseline CM for each remaining Fiscal Year in the Earn-Out Period following such acquisition or divestiture shall be adjusted by adding the Acquired Business CM or subtracting the Divested Business CM, as applicable. For each fiscal quarter of the Earn-Out Period following the quarter in which such an acquisition or divesture occurs, the Baseline CM (and, accordingly, the Cumulative Baseline CM) shall be adjusted to reflect a pro-rata amount of the Acquired Business CM or the Divested Business CM for such fiscal quarter (calculated as the amount equal to the product of (x) the number of quarters (excluding the quarter in which the acquisition or divestiture transaction closes) remaining or elapsed, as applicable, in such Fiscal Year divided by four MULTIPLIED BY (y) the Acquired Business CM or the Divested Business CM, as applicable).

          (iii) If (x) the Annualized CM Variance resulting from an acquisition transaction in respect of an Acquired Silicones Business or divestiture transaction in respect of a Divested Silicones Business is equal to or greater than 0.5 or (y) a transaction or series of transactions is consummated as a result of which more than fifty percent (50%) of the voting equity interest of the Consolidated Combined Business is owned by an entity or entities not otherwise directly or indirectly controlled by GE, GE will pay to Crompton in immediately available funds the Earn-Out Termination Amount. The Earn-Out Termination Amount shall be due and payable on the fifteenth (15th) Business Day following the consummation of an event described in clause (x) or (y) above.

     (f) ADVISORY COMMITTEE. During the Earn-Out Period, GE shall constitute an advisory committee (the "ADVISORY COMMITTEE") consisting of two members designated by GE and one member designated by Crompton, which Advisory Committee shall meet once each fiscal quarter for the purpose of discussing current operating results and reviewing the current year forecast and the annual long term strategic plan of the Consolidated Combined Business. The Advisory Committee shall determine the time, manner, place and any other matters relevant to the conduct of its meetings. The designees of the Advisory Committee on the Closing Date are listed on SCHEDULE 2.3(F). If any member dies or resigns from the Advisory Committee, the party who appointed such member shall have sole discretion to determine his or her successor. For the avoidance of doubt, the Advisory Committee shall act in an advisory capacity only and shall have no power, authority or discretion to take any action in respect of the Consolidated Combined Business or with respect to the management of the Consolidated Combined Business.

     (g) REVIEW RIGHTS; ACCESS. Crompton and its accountants shall have the opportunity (subject to execution by Crompton and its accountants of such documents as reasonably requested by KPMG) to consult with and examine the work papers, schedules and other documents prepared by KPMG in connection with the preparation of each Earn-Out Statement. If the parties disagree as to the Earn-Out Statement, they shall negotiate in good faith to resolve such dispute. If the parties cannot reach agreement within 45 days, the dispute shall be resolved in accordance with Section 2.3(k).

     (h) ACCOUNTING PRINCIPLES. In the event GE changes its accounting principles (including the incorporation of any new accounting pronouncements), GE shall provide Crompton (i) a calculation of the contribution margin for the Combined Consolidated Business for each fiscal quarter or portion thereof remaining in the Earn-Out Period following such change after giving effect to such change in GE's accounting principles, (ii) a calculation of the Contribution Margin for each fiscal quarter or portion thereof remaining in the Earn-Out Period following such change based on the Earn-Out Accounting Principles without giving effect to such change in GE's accounting principles and (iii) an accounting reconciliation of the calculations in clauses (i) and
(ii) above. GE
shall pay to Crompton the Earn-Out Payments for each fiscal quarter or portion thereof remaining in the Earn-Out Period following such change in GE's accounting principles, calculated pursuant to the Earn-Out Accounting Principles and without giving effect to such change in GE's accounting principles.

     (i) CONDUCT OF GE SILICONES. If (x) GE determines to make any change in the transfer pricing policies between the Consolidated Combined Business, on the one hand, and GE or any other GE Affiliate, on the other hand and (y) such change or any series of changes result, in GE's good faith judgment, in an increase or reduction over the term of such changes in the Contribution Margin for four fiscal quarters by an amount greater than One Million Dollars ($1,000,000) in the aggregate, GE shall make a presentation to Crompton as to the proposed transfer pricing policy changes and the impact, if any, on the Contribution Margin. GE and Crompton shall negotiate in good faith to agree as to the impact, if any, such transfer pricing policy changes will have on the Contribution Margin. If the parties cannot reach agreement within forty five (45) days, the dispute shall be resolved in accordance with Section 2.3(k).

     (j) SET-OFF. Notwithstanding anything else in this Agreement to the contrary, payments owed by GE to Crompton pursuant to Sections 2.3(c), (d) and
(e) shall be subject to set-off or deduction only for those payments owed by Crompton to GE pursuant to any other provision of this Agreement or any Collateral Agreement that have been determined by court of competent jurisdiction or a duly appointed arbitrator (including the Referee) to be due and payable.

     (k) PROCEDURES FOR EARN-OUT DISPUTE RESOLUTION. In the event that Crompton and GE have any dispute with respect to the matters set forth in Section 2.3(d) or Section 2.3(i) (the "EARN-OUT DISPUTED DETERMINATION"), such Earn-Out Disputed Determination shall be resolved in the following manner:

            (i) if such Earn-Out Disputed Determination cannot be resolved as provided in the applicable provision of this Section 2.3, either party may notify the other party in writing on the last day of such time period, which notice shall specify in reasonable detail the nature of the dispute including,
(x) the disputed term or calculation (y) the basis for the dispute with respect to each term or such calculation, and (z) the adjustments sought with respect to each such term or calculation and each such dispute; and

            (ii) if, at the end of the period specified in subsection (i) above, the parties shall have failed to reach a written accord with respect to the Earn-Out Disputed Determination, the disputed issues shall be arbitrated by the Referee, in accordance with the arbitration procedures set forth on EXHIBIT 2.10(C)(III) hereto. The Referee shall act as an expert to determine, based on the presentations by the parties as well as on the Referee's independent review, those items or calculations in dispute, and shall have access to the work papers, schedules and other documents prepared by the auditors with respect to
Section 2.3(d) or by GE in respect to Section 2.3(i). If the Referee determines in its reasonable judgment based on the work papers, schedules or documents prepared by the auditors, or the presentations of the parties, that it does not have sufficient information to make a determination of those items or calculations in dispute, the Referee may request that the auditors produce such further information needed and available to make such a determination or to clarify any missing or unclear items in such work papers, schedules or documents. GE will cause the auditors to produce such additional information or documents, except to the extent that, in GE's judgment, such production may violate, infringe or waive any attorney-client or like privilege of GE. The parties acknowledge that in submitting disputed items to the Referee, neither party shall be entitled to present items not disputed in the notice of dispute delivered in accordance with
Section 2.10(c)(ii). The determination of the Referee with respect to those items in dispute, which shall be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to Crompton and GE. The decision of the Referee in accordance with the provisions hereof shall be final and binding, and there shall be no right of appeal therefrom except in the event of any fraud or material misrepresentation to the Referee. Each party shall bear the costs, fees and expenses of its own accountants and the costs, fees and expenses of or related to the Referee shall be borne equally, one-half by Crompton and one-half by GE.

     2.4  ASSUMED OSI LIABILITIES

     On the Closing Date, GE (or its designated Affiliate) shall execute and deliver to Crompton one or more Assumption Agreements and one or more Lease Assignments or Subleases pursuant to which GE (or its designated Affiliate) shall accept, assume and agree to pay, perform or otherwise discharge, effective as of the Closing Date, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of Crompton or an OSi Subsidiary pursuant to and under the Assumed OSi Liabilities. For purposes of this Agreement, the term "ASSUMED OSI LIABILITIES" includes all liabilities and obligations primarily (or if not primarily, to the extent) related to the operation or conduct of the OSi Business and set forth or described below (except for the Excluded Crompton Liabilities):

     (a) subject to Section 2.1, the liabilities and obligations arising out of or in connection with the operation of the OSi Business after the Closing Date, including with respect to the Assumed OSi Leases, OSi Contracts, OSi Licenses, OSi Governmental Permits, Transferred OSi Intellectual Property, and the other Transferred OSi Assets, PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through
5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (b) with respect to the OSi Business, any product liabilities arising out of or in connection with products included in the OSi Inventory shipped after the Closing Date;

     (c) all obligations and liabilities that are allocated to or assumed by GE and/or its Affiliates pursuant to Sections 5.5 through 5.8 of this Agreement, as well as all other obligations and liabilities relating to or arising out of any employment-related Claims made by OSi Continuing Employees (or their dependents or beneficiaries) or labor organizations, unions or associations representing OSi Continuing Employees that are based on, arise out of, or result from (i) the operation of the OSi Business after the Closing Date, including any such Claims based upon the transactions contemplated hereby, or (ii) GE's and/or its Affiliates' selection of, efforts to engage, or other treatment of, OSi Continuing Employees;

     (d) rebates and similar items due to customers to the extent primarily related to the Transferred OSi Assets; and

     (e) indebtedness of the Transferred OSi Subsidiary in an aggregate principal amount not to exceed $4,000,000 incurred in connection with the purchase of equipment located at the Transferred OSi Subsidiary's facility at Termoli, Italy (it being understood that GE will satisfy its obligation under this paragraph by purchasing the Transferred OSi Subsidiary Shares and the above-described debt being satisfied).

     2.5   EXCLUDED CROMPTON LIABILITIES

     GE shall not assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Crompton or any Affiliate of Crompton, whether direct or indirect, known or unknown, absolute or contingent, pursuant to and under the Excluded Crompton Liabilities. For purposes of this Agreement, the term "EXCLUDED CROMPTON LIABILITIES" means those liabilities set forth or described below:

     (a) any Excluded OSi Taxes;

     (b) all (i) accounts payable of the OSi Business and (ii) the accrued liabilities of the OSi Business reflected in the line item titled "Accounts Payable and Accrued Liabilities" on the Audited OSi Special Purpose Financial Statements;

     (c) Losses and Claims arising out of or attributable to Hazardous Substances present at, on or under property other than any of the OSi Premises (and including Hazardous Substances migrating from the OSi Premises) as a result of Crompton or OSi Business operations at any of the OSi Premises or otherwise related to the OSi Business prior to the Closing Date, including Losses associated with (i) Third-Party disposal or treatment sites and (ii) Claims for natural resource damages, personal injuries, or property damages associated with such Hazardous Substances;

     (d) fines and penalties arising out of violations of Environmental Laws by the OSi Business prior to the Closing Date;

     (e) all Claims, liabilities or obligations arising out of, under or in connection with (i) contracts, agreements or arrangements that are not OSi Contracts, (ii) the OSi Contracts to the extent not related to the OSi Business or (iii) the Excluded OSi Assets;

     (f) other than as set forth in Sections 2.4(b), 2.4(d) and 2.4(e), all Claims, liabilities or obligations arising out of the operation of the OSi Business prior to the

Closing Date, including with respect to (i) the Assumed OSi Leases, OSi Contracts, OSi Licenses, OSi Governmental Permits, Transferred OSi Intellectual Property and the other Transferred OSi Assets and (ii) any civil, criminal or administrative action, suit, investigation or proceeding (including any counterclaims or crossclaims), PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through
5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (g) except as specifically provided in Section 2.4(c) and in Sections 5.5 through 5.8, all obligations and liabilities relating to or arising out of any employment-related Claims made by OSi Business Employees (or their dependents or beneficiaries) or by labor organizations, unions or associations representing OSi Business Employees that arise out of the operation of the OSi Business prior to the Closing Date;

     (h) except as specifically provided in Sections 5.5 through 5.8, all liabilities in respect of the Crompton Benefit Plans;

     (i) all indebtedness of the OSi Business or Crompton or any of its Affiliates for borrowed money, except as and to the extent provided in Section 2.4(e) (and, for the avoidance of doubt, indebtedness shall not include any Assumed OSi Lease);

     (j) all intercompany liabilities of the OSi Business; and

     (k) all other liabilities and obligations of Crompton or any of its Affiliates, including pursuant to this Agreement, other than the Assumed OSi Liabilities.

     2.6  PURCHASE AND SALE OF SC ASSETS

     Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, GE shall, or shall cause one or more of the SC Subsidiaries to, sell, transfer, assign, convey and deliver to Crompton, and Crompton shall purchase, acquire and accept from GE or the applicable SC Subsidiary, all of GE's or the applicable SC Subsidiary's right, title and interest in, to and under the Transferred SC Assets, free and clear of all Encumbrances other than Permitted SC Encumbrances. For purposes of this Agreement, the term "TRANSFERRED SC ASSETS" means all the assets, properties and rights used or held for use by GE or the applicable SC Subsidiary primarily in the operation or conduct of the SC Business, whether tangible or intangible, real, personal or mixed, including such assets, properties and rights, set forth or described below (except in each case for the Excluded SC Assets) as the same shall exist on the Closing Date:

     (a) [Reserved];

     (b) the Transferred Owned SC Property;

     (c) the SC Facilities;

     (d) the Principal SC Equipment and the Transferred Leased SC Equipment;

     (e) the SC Inventory;

     (f) the Transferred SC Intellectual Property;

     (g) the SC Contracts;

     (h) the SC Licenses;

     (i) the SC Business Records;

     (j) the SC Governmental Permits that are identified on SCHEDULE 2.6(J);

     (k) all physical assets, including the Principal SC Equipment, the Leased SC Equipment and the SC Inventory, located at or used in connection with the SC Business at the GE facility in Bergen op Zoom, The Netherlands;

     (l) all rights of GE or any Affiliate of GE under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors to the extent relating to other Transferred SC Assets;

     (m) rebates and similar items, prepaid expenses and deposits to the extent primarily related to the Transferred SC Assets; and all receivables (including accounts receivable, notes receivable, customer receivables, employee receivables and intercompany receivables arising in the ordinary course of the SC Business); and

     (n) those assets listed on SCHEDULE 2.6(N).

     2.7  EXCLUDED SC ASSETS

     Notwithstanding anything in Section 2.6 to the contrary, it is hereby expressly acknowledged and agreed that the Transferred SC Assets shall not include, and neither GE nor any of the SC Subsidiaries is selling, transferring, assigning, conveying or delivering to Crompton, and Crompton is not purchasing, acquiring or accepting from GE or any of the SC Subsidiaries, any of the rights, properties or assets, whether tangible or intangible, real, personal or mixed, set forth or described below (the rights, properties and assets expressly excluded by this Section 2.7 or otherwise excluded by the terms of Section 2.6 from the Transferred SC Assets being referred to herein as the "EXCLUDED SC ASSETS"):

     (a) any cash, cash equivalents, marketable securities, bank deposits or similar cash items of GE or any Affiliate of GE (including the SC Subsidiaries);

     (b) any Intellectual Property Rights of GE or any Affiliate of GE, other than the Transferred SC Intellectual Property, including the Intellectual Property Rights set forth on SCHEDULE 4.13(I);

     (c) any (i) medical or other records pertaining to any SC Business Employee that GE is required by Law or pursuant to existing GE policies to keep confidential; (ii) other books and records that GE or any Affiliate of GE is required by Law to retain; PROVIDED, HOWEVER, that Crompton shall have the right to make copies of any portions of such retained books and records that relate to the SC Business or any of the Transferred SC Assets or any of the SC Continuing Employees; and (iii) information management system of GE or any Affiliate of GE, other than those used or held for use primarily in the operation or conduct of the SC Business;

     (d) any Claim, right or interest of GE or any Affiliate of GE in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Pre-Closing Tax Period;

     (e) subject to Section 5.12, all sales and marketing or packaging materials, samples, prototypes, other sales and marketing or packaging materials bearing an Excluded GE Mark;

     (f) the Excluded SC Contracts, any Claim, right or interest of GE or any Affiliate of GE in and to the SC Contracts to the extent not related to the SC Business;

     (g) any insurance policies or rights of proceeds thereof (except as set forth in Section 5.21(b));

     (h) except as specifically provided in Sections 5.5 through 5.8, all the assets of the GE Benefit Plans;

     (i) [Reserved];

     (j) except as provided in Sections 2.6(l) and 2.6(m), any rights, Claims or causes of action of GE or any Affiliate of GE against Third Parties relating to the assets, properties, business or operations of GE or any Affiliate of GE arising out of the operation of the SC Business prior to the Closing Date, PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through 5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (k) all equity interests held by GE or any of its Affiliates in the joint ventures related to the SC Business identified on SCHEDULE 2.7(K);

     (l) except as provided in Section 2.6(m), all intercompany assets of the SC Business;

     (m) all of the assets, properties, interests or rights of GE or any Affiliate of GE listed on SCHEDULE 2.7(M); and

     (n) all other assets, properties, interests and rights of GE or any Affiliate of GE not otherwise included in the Transferred SC Assets.

     2.8  ASSUMED SC LIABILITIES

     On the Closing Date, Crompton shall execute and deliver to GE one or more Assumption Agreements and one or more Lease Assignments or Subleases pursuant to which Crompton shall accept, assume and agree to pay, perform or otherwise discharge, effective as of the Closing Date, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of GE or an SC Subsidiary pursuant to and under the Assumed SC Liabilities. For purposes of this Agreement, the term "ASSUMED SC LIABILITIES" includes all liabilities and obligations primarily (or if not primarily, to the extent) related to the operation or conduct of the SC Business and set forth or described below (except for the Excluded GE Liabilities):

     (a) subject to Section 2.7, the liabilities and obligations arising out of or in connection with the operation of the SC Business after the Closing Date, including with respect to the SC Contracts, SC Licenses, SC Governmental Permits, Transferred SC Intellectual Property and the other Transferred SC Assets, PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through 5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (b) with respect to the SC Business, any product liabilities arising out of or in connection with products included in the SC Inventory shipped after the Closing Date;

     (c) all obligations and liabilities that are allocated to or assumed by Crompton and/or its Affiliates pursuant to Sections 5.5 through 5.8 of this Agreement, as well as all other obligations and liabilities relating to or arising out of any employment-related Claims made by SC Continuing Employees (or their dependents or beneficiaries) or labor organizations, unions or associations representing SC Continuing Employees that are based on, arise out of, or result from (i) the operation of the SC Business after the Closing Date, including any such Claims based upon the transactions contemplated hereby, or
(ii) Crompton's and/or its Affiliates' selection of, efforts to engage, or other treatment of, SC Continuing Employees;

     (d) rebates and similar items due to customers to the extent primarily related to the Transferred SC Assets; and

     (e) except as provided in Sections 5.5 through 5.8, all liabilities of the SC Business reflected in the line items titled "accounts payable" and "accrued discounts" and "payroll liabilities" and "other current liabilities" on the Audited SC Special Purpose Financial Statements and intercompany payables arising in the ordinary course of the SC Business.

     2.9  EXCLUDED GE LIABILITIES

     Crompton shall not assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of GE or any Affiliate of GE, whether direct or indirect, known or unknown, absolute or contingent, pursuant to and under the Excluded

GE Liabilities. For purposes of this Agreement, the term "EXCLUDED GE LIABILITIES" means those liabilities set forth or described below:

     (a) any Excluded SC Taxes;

     (b) all indebtedness of the SC Business or GE or its Affiliates for borrowed money;

     (c) Losses and Claims arising out of or attributable to Hazardous Substances present at, on or under property other than any of the SC Premises (and including Hazardous Substances migrating from the SC Premises) as a result of GE or SC Business operations at any of the SC Premises or otherwise related to the SC Business prior to the Closing Date, including Losses associated with
(i) Third-Party disposal or treatment sites, (ii) Claims for natural resource damages, personal injuries, or property damages associated with such Hazardous Substances and (iii) the Ordinance Works Disposal Areas Superfund site in Morgantown, West Virginia;

     (d) fines and penalties arising out of violations of Environmental Laws by the SC Business prior to the Closing Date;

     (e) all Claims, liabilities or obligations arising out of, under or in connection with (i) contracts, agreements or arrangements that are not SC Contracts, (ii) the SC Contracts to the extent not related to the SC Business or
(iii) the Excluded SC Assets;

     (f) other than as set forth in Sections 2.8(b), 2.8(d) and 2.8(e), all Claims, liabilities or obligations arising out of the operation of the SC Business prior to the Closing Date, including with respect to (i) the SC Contracts, SC Licenses, SC Governmental Permits, Transferred SC Intellectual Property and the other Transferred SC Assets and (ii) any civil, criminal or administrative action, suit, investigation or proceeding (including any counterclaims or crossclaims), PROVIDED that this paragraph is subject to the allocation of such rights, Claims or causes of action in Sections 5.5 through
5.8 and, with respect to Tax or environmental matters, elsewhere in this Agreement;

     (g) except as specifically provided in Section 2.8(c) and in Sections 5.5 through 5.8, all obligations and liabilities relating to or arising out of any employment-related Claims made by SC Business Employees (or their dependents or beneficiaries) or by labor organizations, unions or associations representing SC Business Employees that arise out of the operation of the SC Business prior to the Closing Date;

     (h) except as specifically provided in Sections 5.5 through 5.8, all liabilities in respect of the GE Benefit Plans;

     (i) except as provided in Section 2.8(e), all intercompany liabilities of the SC Business; and

     (j) all other liabilities and obligations of GE or any of its Affiliates, including pursuant to this Agreement, other than the Assumed SC Liabilities.

     2.10 NET ASSETS

     The amount of the Purchase Price shall be adjusted following the Closing Date as follows:

     (a)  SPECIAL PURPOSE STATEMENTS.

          (i) (A) Attached as SCHEDULE 2.10(A)(I) is a special purpose statement of the net assets of the OSi Business as of December 31, 2002 (the "BASE OSI STATEMENT"), prepared from the OSi Combined Statement of Net Assets as of December 31, 2002 contained in the Unaudited OSi Special Purpose Financial Statements and adjusted as described on SCHEDULE 2.10(A)(I) to reflect in the last column thereof the adjusted net assets of the OSi Business (the "BASE OSI NET ASSETS"). Within ninety (90) days after the Closing Date, Crompton shall provide GE with (and GE shall cooperate with Crompton to the extent reasonably requested by Crompton in preparing) a special purpose statement of net assets of the OSi Business as of the Closing Date (the "CLOSING OSI STATEMENT"), consisting of the same line items (to the extent of the Transferred OSi Assets and the Assumed OSi Liabilities) set forth on SCHEDULE 2.10(A)(I), prepared from the books and records of Crompton and the OSi Business in accordance with the OSi Accounting Principles and the adjustments set forth on SCHEDULE 2.10(A)(I) to reflect in the last column thereof the adjusted net assets of the OSi Business (the "CLOSING OSI NET ASSETS"). For the avoidance of doubt, the Base OSi Statement and the Closing OSi Statement shall be prepared using the same accounting methodologies and principles (I.E., the OSi Accounting Principles) applied in a consistent manner, so that any differences between such statements do not result from changes in accounting treatment or approach.

            (B) The Closing OSi Statement shall be accompanied by a report of KPMG ("KPMG") to the effect that the Closing OSi Statement (x) has been audited in accordance with United States generally accepted auditing standards, (y) fairly presents in all material respects the Transferred OSi Assets and Assumed OSi Liabilities as of the Closing Date to the extent properly within the accounts comprising such line items (as the same is to be conveyed on the Closing Date under this Agreement) in accordance with the OSi Accounting Principles and the adjustments set forth on SCHEDULE 2.10(A)(I), and (z) was prepared using the same accounting methodologies and principles as those used in preparing the Base OSi Statement (I.E., the OSi Accounting Principles), applied in a consistent manner, so that any differences between such statements do not result from changes in accounting treatment or approach.

            (C) GE and its accountants shall (subject to execution by GE and its accountants of such documents as reasonably requested by KPMG) have the opportunity to consult with and to examine the work papers, schedules and other documents prepared or reviewed by KPMG in connection with the preparation of their report on the Closing OSi Statement and the Closing OSi Net Assets.

          (ii) Attached as Schedule 2.10(A)(II) is a special purpose statement of the net assets of the SC Business as of December 31, 2002 (the "BASE SC STATEMENT"), prepared from the SC Combined Statement of Net Assets as of December 31, 2002 contained in the Unaudited SC Special Purpose Financial Statements and adjusted as described on SCHEDULE 2.10(A)(II) to reflect in the last column thereof the adjusted net assets of the SC Business (the "BASE SC NET ASSETS"). Within ninety (90) days after the Closing Date, GE shall provide Crompton with (and Crompton shall cooperate with GE to the extent reasonably requested by GE in preparing) a special purpose statement of net assets of the SC Business as of the Closing Date (the "CLOSING SC STATEMENT"), consisting of the same line items (to the extent of the Transferred SC Assets and the Assumed SC Liabilities) set forth on SCHEDULE 2.10(A)(II), prepared from the books and records of GE and the SC Business in accordance with the SC Accounting Principles and the adjustments set forth on SCHEDULE 2.10(A)(II) to reflect in the last column thereof the adjusted net assets of the SC Business (the "CLOSING SC NET ASSETS"). For the avoidance of doubt, the Base SC Statement and the Closing SC Statement shall be prepared using the same accounting methodologies and principles (I.E., the SC Accounting Principles) applied in a consistent manner, so that any differences between such statements do not result from changes in accounting treatment or approach.

           (B) The Closing SC Statement shall be accompanied by a report of KPMG to the effect that the Closing SC Statement (x) has been audited in accordance with United States generally accepted auditing standards, (y) fairly presents in all material respects the Transferred SC Assets and Assumed SC Liabilities as of the Closing Date to the extent properly within the accounts comprising such line items (as the same is to be conveyed on the Closing Date under this Agreement) in accordance with the SC Accounting Principles and the adjustments set forth on SCHEDULE 2.10(A)(II) and (z) was prepared using the same accounting methodologies and principles as those used in preparing the Base SC Statement (I.E., the SC Accounting Principles), applied in a consistent manner, so that any differences between such statements do not result from changes in accounting treatment or approach.

           (C) Crompton and its accountants shall (subject to execution by Crompton and its accountants of such documents as reasonably requested by KPMG) have the opportunity to consult with and to examine the work papers, schedules and other documents prepared or reviewed by KPMG in connection with the preparation of their report on the Closing SC Statement and the Closing SC Net Assets.

     (b) PURCHASE PRICE ADJUSTMENT. Following delivery of the Final OSi Statement or the Final SC Statement in accordance with Section 2.10(c)(iii) hereof:

         (i) If the Closing OSi Net Assets reflected on the Final OSi Statement are less than the Base OSi Net Assets, Crompton shall pay to GE, within five Business Days of the delivery of the Final OSi Statement, by wire transfer of immediately available funds, the difference between the Closing OSi Net Assets and the Base OSi Net Assets.

         (ii) Not later than five Business Days after the delivery of the Final OSi Statement, Crompton shall pay to GE, by wire transfer of immediately available funds, $400,000 in respect of the closure of active surface impoundments at the OSi Business facility in Sistersville, West Virginia.

         (iii) If the Closing SC Net Assets reflected on the Final SC Statement are less than the Base SC Net Assets, GE shall pay to Crompton, within five Business Days of the delivery of the Final SC Statement, by wire transfer of immediately available funds, the difference between the Closing SC Assets and the Base SC Net Assets.

     (c) PROCEDURES FOR DISPUTE RESOLUTION.

     If the parties have any dispute with regard to the Closing OSi Statement or the Closing SC Statement, the undisputed amount (if any) owed by a party pursuant to this Section 2.10(c) shall be paid promptly, by wire transfer of immediately available funds, and the amount of the disputed portion(s) shall be determined in the following manner:

          (i) during the 60 days after receipt of the Closing OSi Statement or the Closing SC Statement, each party shall in good faith attempt to resolve any disputes with respect to the Closing OSi Statement or the Closing SC Statement, as applicable;

          (ii) if such dispute(s) cannot be resolved within the time period set forth in Section 2.10(c)(i), the party contesting the Closing OSi Statement or the Closing SC Statement (each, if contested, the "DISPUTED STATEMENT") shall notify the other party in writing on the last day of such time period, which notice shall specify in reasonable detail the nature of the dispute including,
(i) the disputed line item or calculation, (ii) the basis for the dispute with respect to each line item or such calculation, and (iii) the adjustments sought with respect to each such line item or calculation and each such dispute; and

          (iii) if, at the end of the 60-day period specified in subsection (i) above, the parties shall have failed to reach a written accord with respect to the Disputed Statement, the disputed issues shall be arbitrated by the New York, New York office of a mutually agreed upon neutral nationally recognized accounting firm located in New York, New York (the "REFEREE"), in accordance with the arbitration procedures set forth on EXHIBIT 2.10(C)(III) hereto. The Referee shall act as an expert to determine, based solely on the presentations by the parties, and not by independent review, only those items or calculations in dispute. The parties acknowledge that in submitting disputed items to the Referee, neither party shall be entitled to present items not disputed in the notice of dispute delivered in accordance with Section 2.10(c)(ii). The determination of the Referee with respect to those items in dispute, which shall be made as set forth on EXHIBIT 2.10(C)(III), shall be set forth in a written statement delivered to Crompton and GE and together with those items accepted by the parties (not otherwise affected by this Section 2.10(c)(iii)) or otherwise resolved between Crompton and GE, shall become the "FINAL OSI STATEMENT" or the "FINAL SC STATEMENT," as the case may be. The decision of the Referee in accordance with the provisions hereof shall be final and binding, and there shall be no right of appeal therefrom except in the event of any fraud or material misrepresentation to the Referee. Each party shall bear the costs, fees and expenses of its own accountants, and the costs, fees and expenses of or related to the Referee shall be borne equally, one-half by Crompton and one-half by GE. All amounts due and payable under this Section 2.10 shall be paid within five Business Days following the date of the determination of the Referee, with interest thereon accruing from the Closing Date to the date of payment at the "target" federal funds rate reported in the "Money Rates" section of the Eastern Edition of THE WALL STREET JOURNAL published for the Business Day immediately prior to the date of payment.

     (d) From the Closing Date until the final determination of the Final OSi Statement or Final SC Statement, each party will grant to the other and its respective representatives reasonable access during usual business hours to agents and employees of such party and to the books, records and files of the OSi Business or the SC Business, as applicable, in its possession to enable such party to review and otherwise satisfy itself as to the accuracy of the Closing OSi Statement and the Closing SC Statement and the preparation thereof. Crompton and GE shall use their respective commercially reasonable efforts to cause Crompton's accountants and GE's accountants to cooperate with each other in connection with all of their activities undertaken in connection with this
Section 2.10.

     2.11 TRANSFERRED OSI SUBSIDIARY

     (a) For the avoidance of doubt, the parties have agreed that:

         (i) Certain Italian operations of the OSi Business are to be conveyed by Crompton to GE through the transfer of the Transferred OSi Subsidiary Shares to GE rather than a direct conveyance of particular assets or liabilities of the Transferred OSi Subsidiary.

         (ii) Nonetheless, the parties intend that the transfer of the Transferred OSi Subsidiary Shares shall result in an indirect transfer of only those assets of the Transferred OSi Subsidiary that would otherwise (that is, if the parties were transferring assets of the Transferred OSi Subsidiary and not its shares) fall within the definition of "Transferred OSi Assets," and in an indirect transfer of only those liabilities of the Transferred OSi Subsidiary that would otherwise fall within the definition of "Transferred OSi Liabilities." Likewise, the parties intend that the assets and liabilities of the Transferred OSi Subsidiary that would otherwise fall within the definitions of Excluded OSi Assets and Excluded Crompton Liabilities will either be transferred to or assumed by Crompton prior to the Closing in accordance with
Section 2.11(c) or will be transferred to or assumed by Crompton after the Closing in accordance with Section 2.13(b).

          (iii) However, when categorizing the assets and liabilities of the Transferred OSi Subsidiary in accordance with paragraph (ii) above, the following assets and liabilities (which would, in accordance with paragraph (ii) above, be Excluded OSi Assets or Excluded Crompton Liabilities) will be treated as Transferred OSi Assets or

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


Transferred OSi Liabilities. These assets and liabilities of the Transferred OSi Subsidiary are the following: (A) receivables (including accounts receivable, notes receivable, customer receivables and employee receivables, but excluding intercompany receivables), (B) accounts payable and accrued liabilities (but excluding intercompany accounts payable) and (C) indebtedness to the extent set forth in Section 2.4(e). These items will not be transferred to GE directly, but will be transferred indirectly as a result of the transfer of the Transferred OSi Subsidiary Shares; and a corresponding adjustment has been made to the Base OSi Statement.

          (iv) In addition, notwithstanding anything to the contrary in this Agreement, it is understood and agreed that (A) GE will be solely responsible for all payments pursuant to the Trattamento di Fine Rapporto payable as a result of the termination of the employment of any Italian Employee on or after the Closing Date and (B) Crompton will retain as Excluded Liabilities any obligations or liabilities of the Transferred OSi Subsidiary in respect of any Claim or Action by a Governmental Body against Crompton or its Affiliates arising from any pre-Closing operations of the OSi Business.

     (b) It is understood and agreed by the parties that the employees of the Transferred OSi Subsidiary (the "ITALIAN EMPLOYEES") will remain employed by the Transferred OSi Subsidiary immediately following the Closing, so that the offer of employment that GE is required to make to the Italian Employees pursuant to
Section 5.5(a) will be an offer of continued employment with the Transferred OSi Subsidiary. The Italian Employees (including any On-Leave Employees) shall be considered to become OSi Continuing Employees automatically as of the Closing. For all purposes of this Agreement, the Italian Employees shall be considered OSi Business Employees.

     (c) Prior to the Closing Date, Crompton agrees to use commercially reasonable efforts to transfer out of the Transferred OSi Subsidiary (without recourse to the Transferred OSi Subsidiary or, after Closing, GE) certain assets and liabilities so that the assets and liabilities of the Transferred OSi Subsidiary on the Closing Date are consistent with the agreement of the parties as set forth in Sections 2.1, 2.2, 2.4 and 2.5 and this Section 2.11; PROVIDED, that to the extent the transfer of assets and liabilities that would be necessary to effect the agreement of the parties as set forth in Sections 2.1, 2.2, 2.4 and 2.5 and this Section 2.11 cannot be accomplished using commercially reasonable efforts or would generate adverse Tax consequences, GE and Crompton agree to cooperate in entering into alternative commercially reasonable arrangements to achieve the same result. In furtherance of the foregoing, if any assets of the Transferred OSi Subsidiary that, consistent with Sections 2.1 and 2.2, should not be Transferred OSi Assets are transferred to GE indirectly through the transfer of the Transferred OSi Subsidiary Shares, such assets shall be deemed to be Excluded OSi Assets, and if any liabilities of the Transferred OSi Subsidiary that, consistent with Sections 2.4 and 2.5, should not be Transferred OSi Liabilities are transferred to GE indirectly through the transfer of the Transferred OSi Subsidiary Shares, such liabilities shall be deemed to be Excluded Crompton Liabilities (except as otherwise provided in Section 2.11(a)(iii)).


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


     2.12 LIKE-KIND EXCHANGE

     To the extent permitted by Section 1031 of the Code and any comparable state, local or foreign Tax law provisions, the transfer of certain of the Transferred OSi Assets and, possibly, certain Assumed OSi Liabilities set forth on SCHEDULE 2.12 (the "EXCHANGED OSI ASSETS AND ASSUMED OSI LIABILITIES") in exchange for some or all of the Transferred SC Assets and, possibly, certain Assumed SC Liabilities set forth on SCHEDULE 2.12 (the "EXCHANGED SC ASSETS AND ASSUMED SC LIABILITIES") shall be treated as a like-kind exchange. SCHEDULE 2.12, which shall be agreed by the parties hereto within 120 days after the date of this Agreement, sets forth each like-kind exchange between GE or one of its Affiliates, on the one hand, and Crompton or one of its Affiliates, on the other hand, and identifies the appropriate asset and/or product class (as such classes are defined in Treasury Regulation Section 1.1031(a)-2) or exchange group (as such term is defined in Treasury Regulation Section 1.1031(j)) for the Exchanged OSi Assets and the Exchanged SC Assets that are the subject of each such exchange, as well as any liabilities to be assumed and, where appropriate, any cash or other property (including any portion of the Earn-Out Amount) exchanged in connection with the like-kind exchange. Each of Crompton and GE will file, and will cause each of their respective Affiliates that is a party to a like-kind exchange to file, all Tax returns, reports, forms and any other documents (including any amended or supplemental forms) required to be filed in connection with the like-kind exchange, consistent with SCHEDULE 2.12 and shall take no position inconsistent therewith. The sale of the remainder of the Transferred OSi Assets and Assumed OSi Liabilities for the cash consideration provided herein plus the remainder of the Transferred SC Assets and Assumed SC Liabilities shall be treated in the manner described in Section 5.4 of this Agreement. Notwithstanding the foregoing, no party is relieved of any representation, warranty, covenant or obligation which is to survive the Closing pursuant to the terms of this Agreement.

     2.13 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

     (a) From time to time from the date hereof, to the extent reasonable, Crompton and GE shall, or shall cause their Affiliates to, make available to the other party such non-confidential data in personnel records of OSi Continuing Employees or SC Continuing Employees as may be reasonably necessary for GE and Crompton to transition such employees into their records.

     (b) From time to time following the Closing, Crompton and GE shall, and shall cause their respective Affiliates to (at each party's own cost and expense), execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby and thereby as may be reasonably requested by the other party (including (i) transferring back to Crompton or the applicable OSi Subsidiary any asset or liability not contemplated by this Agreement to be a Transferred OSi Asset or an Assumed OSi Liability, respectively, which asset or liability was transferred to GE at the Closing,
(ii) transferring
to GE any asset or liability contemplated by this Agreement to be a Transferred OSi Asset or an Assumed OSi Liability, respectively, which was not transferred to GE at the Closing, (iii) transferring back to GE any asset or liability not contemplated by this Agreement to be a Transferred SC Asset or an Assumed SC Liability, respectively, which asset or liability was transferred to Crompton at the Closing, and (iv) transferring to Crompton any asset or liability contemplated by this Agreement to be a Transferred SC Asset or an Assumed SC Liability, respectively, which was not transferred to Crompton at the Closing).

     (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign, or as an assignment of, any Transferred OSi Asset or Transferred SC Asset, including any OSi or SC Contract, Lease, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable or nontransferable without the consent of a Third Party or a Governmental Body or is cancelable or otherwise materially impaired by a Third Party in the event of an assignment or transfer ("NONASSIGNABLE ASSETS") unless and until such consent shall have been obtained. Crompton and GE shall, and shall cause their Affiliates to, use commercially reasonable efforts to, and shall cooperate with the other party in endeavoring to, promptly obtain such consents from such Third Parties or Governmental Bodies; PROVIDED, HOWEVER, that such cooperation shall not require such party to remain secondarily liable or to make any payment or concession to obtain any such consent with respect to any Nonassignable Asset. The parties hereby confirm that consents of a Third Party or Governmental Body may be required in connection with the proposed (x) Sublease by Crompton to GE of the Tarrytown Lease, (y) arrangements described in
Section 5.15(c), and (z) arrangements described in Section 5.15(d), and such proposed transactions shall be deemed to be included in the definition of "NONASSIGNABLE OSI ASSETS."

     (d) (i) To the extent permitted by applicable Law, in the event consents to the assignment thereof (or such other consents) have not been obtained, such Nonassignable OSi Assets (other than OSi Governmental Permits that are not assignable without the consent of a Governmental Body ("NONASSIGNABLE OSI PERMITS")) shall be held, as of and from the Closing Date, by Crompton or the applicable Affiliate of Crompton for GE (or its designated Affiliate) and the covenants and obligations thereunder shall be performed by GE (or its designated Affiliate) in Crompton's or such Affiliate's name and all benefits and obligations existing thereunder shall be for the account of GE (or its designated Affiliate). Crompton shall take or cause to be taken at GE's expense such actions (in its name or otherwise) as GE (or its designated Affiliate) may reasonably request (such actions, "GE REQUESTED ACTIONS") so as to provide GE (or its designated Affiliate) with the benefits of the Nonassignable OSi Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable OSi Assets, and Crompton or the applicable Affiliate of Crompton shall promptly pay over to GE (or its designated Affiliate) all money or other consideration received by it in respect of all Nonassignable OSi Assets. Without prejudice to Section 2.13(c), GE shall indemnify and hold harmless Crompton or its Affiliates from and against any Claims (including reasonable attorneys' fees) incurred by Crompton or its Affiliates arising out of, resulting from, based upon, in connection with or relating to any GE Requested Action.

          (ii) To the extent permitted by applicable Law, in the event consents to the assignment thereof (or such other consents) have not been obtained, such Nonassignable SC Assets (other than SC Governmental Permits that are not assignable without the consent of a Governmental Body ("NONASSIGNABLE SC PERMITS")) shall be held, as of and from the Closing Date, by GE or the applicable Affiliate of GE for Crompton and the covenants and obligations thereunder shall be performed by Crompton in GE's or such Affiliate's name and all benefits and obligations existing thereunder shall be for Crompton's account. GE (or its designated Affiliate) shall take or cause to be taken at Crompton's expense such actions (in its name or otherwise) as Crompton may reasonably request (such actions, "CROMPTON REQUESTED ACTIONS") so as to provide Crompton with the benefits of the Nonassignable SC Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable SC Assets, and GE or the applicable Affiliate of GE shall promptly pay over to Crompton all money or other consideration received by it in respect of all Nonassignable SC Assets. Without prejudice to Section 2.13(c), Crompton shall indemnify and hold harmless GE and its Affiliates from and against any Claims (including reasonable attorneys' fees) incurred by GE or its Affiliates arising out of, resulting from, based upon, in connection with or relating to any Crompton Requested Action.

     (e) (i) If any of the Nonassignable OSi Permits included in the Transferred OSi Assets are not assignable or transferable without obtaining a replacement permit, GE (or its designated Affiliate) shall use its commercially reasonable efforts, and Crompton shall cooperate with GE to obtain such replacement permit, PROVIDED that Crompton shall not be obligated to incur any cost or expense in connection therewith, other than time and reasonable out-of-pocket expenses incurred in connection with the cooperation of Crompton's employees, to obtain replacement permits issued in the name of GE (or its designated Affiliate).

          (ii) If any such replacement permit cannot be obtained prior to the Closing, Crompton agrees to allow GE (or its designated Affiliate) to operate under Crompton's permits if permitted by Law for a period of up to three months after the Closing (or such longer period as may be reasonably necessary for GE (or its designated Affiliate), using its commercially reasonable efforts to obtain the replacement permits), PROVIDED that (1) GE (or its designated Affiliate) is in compliance with Section 5.3(a) of this Agreement; (2) Crompton shall not be obligated to incur any cost or expense in connection therewith, other than time and reasonable out-of-pocket expenses incurred in connection with the cooperation of Crompton's employees in connection therewith; (3) Crompton agrees to continue to maintain financial assurances, in bonds (at GE's sole cost and expense) required by Law for the OSi Governmental Permits in the name of Crompton or its applicable Affiliate until such permits are transferred or reissued to GE (or its designated Affiliate); and (4) GE shall indemnify and hold harmless Crompton and its Affiliates against any Losses (including reasonable attorneys' fees) arising in connection with GE's operating under Crompton's permits.

     (f) (i) If any of the Nonassignable SC Permits included in the Transferred SC Assets are not assignable or transferable without obtaining a replacement permit, Crompton shall use its commercially reasonable efforts, and GE (or its designated Affiliate) shall cooperate with Crompton to obtain such replacement permit, PROVIDED that GE (or its designated Affiliate) shall not be obligated to incur any cost or expense in connection therewith, other than time and reasonable out-of-pocket expenses incurred in connection with the cooperation of GE's employees, to obtain replacement permits issued in Crompton's name.

          (ii) If any such replacement permit cannot be obtained prior to the Closing, GE agrees to allow Crompton to operate under GE's (or its designated Affiliate's) permits if permitted by Law for a period of up to three months after the Closing (or such longer period as may be reasonably necessary for Crompton, using its commercially reasonable efforts to obtain the replacement permits), PROVIDED that (1) Crompton is in compliance with Section 5.3(b) of this Agreement; (2) GE (or its designated Affiliate) shall not be obligated to incur any cost or expense in connection therewith, other than time and reasonable out-of-pocket expenses incurred in connection with the cooperation of GE's (or its designated Affiliate's) employees in connection therewith; (3) GE (or its designated Affiliate) agrees to continue to maintain financial assurances, in bonds (at Crompton's sole cost and expense) required by Law for the SC Governmental Permits in the name of GE or its applicable Affiliate until such permits are transferred or reissued to Crompton; and (4) Crompton shall indemnify and hold harmless GE and its Affiliates against any Losses (including reasonable attorneys' fees) arising in connection with Crompton's operating under GE's permits.

     (g) (i) If GE and Crompton determine that there are contracts, agreements or arrangements of Crompton or its Affiliate that are not OSi Contracts but that are material to the operation of the OSi Business, Crompton shall use commercially reasonable efforts to, and shall cooperate with GE in endeavoring to, provide GE with the benefit of such contracts, agreements or arrangements, PROVIDED that Crompton shall not be obligated to incur any cost or expense in connection therewith, other than reasonable out-of-pocket expenses incurred in connection with the time and efforts of Crompton's employees, and PROVIDED, FURTHER, that GE shall indemnify and hold harmless Crompton and its Affiliates from and against any and all Losses (including reasonable attorneys' fees) incurred by Crompton or its Affiliates arising in connection with any action taken by Crompton in accordance with this Section 2.13(g)(i).

          (ii) If Crompton and GE determine that there are contracts, agreements or arrangements of GE or its Affiliate that are not SC Contracts but that are material to the operation of the SC Business, GE shall use commercially reasonable efforts to, and shall cooperate with Crompton in endeavoring to, provide Crompton with the benefit of such contracts, agreements or arrangements, PROVIDED that GE shall not be obligated to incur any cost or expense in connection therewith, other than reasonable out-of-pocket expenses incurred in connection with the time and efforts of GE's employees, and PROVIDED, FURTHER, that Crompton shall indemnify and hold harmless GE and its Affiliates from and against any and all Losses (including reasonable attorneys' fees) incurred by GE or its Affiliates arising in connection with any action taken by GE in accordance with this Section 2.13(g)(ii).

     2.14 NO LICENSES

     (a) Unless expressly set forth in this Agreement or in an Intellectual Property Agreement, no title, right or license of any kind is granted to GE (or its designated Affiliate) pursuant to this Agreement with respect to any Intellectual Property Rights of Crompton or any Affiliate of Crompton, either directly or indirectly, by implication, by estoppel or otherwise.

     (b) Unless expressly set forth in this Agreement or in an Intellectual Property Agreement, no title, right or license of any kind is granted to Crompton pursuant to this Agreement with respect to any Intellectual Property Rights of GE or any Affiliate of GE, either directly or indirectly, by implication, by estoppel or otherwise.

     2.15 BULK SALES LAW

     (a) GE hereby waives compliance by Crompton and each of the OSi Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Transferred OSi Assets to GE; PROVIDED, HOWEVER, Crompton and its Affiliates shall indemnify and hold harmless GE and any other Indemnified Party of GE from and against any and all Losses incurred or suffered by such Indemnified Party arising out of, resulting from, or relating to Crompton and its Affiliates' failure to comply with the terms and conditions of any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Transferred OSi Assets to GE (or its designated Affiliates).

     (b) Crompton hereby waives compliance by GE and each of the SC Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Transferred SC Assets to Crompton; PROVIDED, HOWEVER, GE and its Affiliates shall indemnify and hold harmless Crompton and any other Indemnified Party of Crompton from and against any and all Losses incurred or suffered by such Indemnified Party arising out of, resulting from, or relating to GE and its Affiliates' failure to comply with the terms and conditions of any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Transferred SC Assets to Crompton.

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


     2.16 TRANSFER TAXES AND VAT

     (a) Each of Crompton and GE shall be responsible for and shall pay fifty percent (50%) of the aggregate Transfer Taxes due in connection with the transactions contemplated by this Agreement, in each case regardless of the Person liable for such Taxes under applicable Law.

     (b) The parties hereto shall take those actions reasonably necessary to reduce or eliminate any potential Transfer Taxes associated with the transactions contemplated by this Agreement, including obtaining all available Transfer Tax exemption certificates (such as sales and use Tax blanket exemption certificates) from the applicable state, local and foreign taxing jurisdictions (collectively referred to as "EXEMPTION CERTIFICATES"). All available Exemption Certificates shall be (i) delivered no later than the Closing Date to the party receiving the assets to which the Exemption Certificate relates and (ii) dated within ten (10) Business Days prior to the Closing Date and in form and substance reasonably acceptable to both parties.

     (c) The amount of any payment for a supply of goods and services or the value of any supply made or deemed to be made by Crompton or any of the OSi Subsidiaries, on the one hand, or by GE or any of the SC Subsidiaries, on the other hand, pursuant to this Agreement or pursuant to any Collateral Agreement that is intended to effect the transfer of assets and liabilities pursuant to this Agreement (including any Assignment and Bill of Sale, Assumption Agreement, Lease Assignment, Sublease, Real Estate Deed, instrument of conveyance relating to the Transferred OSi JV Interest, Intellectual Property Agreement (to the extent it provides for a royalty-free license), or any similar instrument of conveyance or assignment executed and delivered between Crompton or its Affiliates, on the one hand, and GE or its Affiliates, on the other hand) shall be exclusive of any VAT properly chargeable on the supply, and the amount of such VAT shall be paid by the recipient of such supply (the "VAT PAYOR") in addition to any payment due under this Agreement (provided that the party making the supply of goods or services (the "VAT PAYEE") has issued a proper VAT invoice), or if no payment is due, shall be paid at the time a proper VAT invoice is issued. The parties intend that the Transferred OSi Assets and the Transferred SC Assets shall, wherever possible, be sold as a going concern for purposes of any applicable VAT Legislation, so that such sale is outside the scope of VAT, and, in each jurisdiction where the parties consider this possible, Crompton or the relevant Crompton Affiliate, and GE or the relevant GE Affiliate shall use reasonable efforts to secure the availability of such treatment.

     (d) In the event that a VAT Payor (or another member of such VAT Payor's VAT group) has not obtained the benefit of a refund, offset, or credit of the full amount of VAT paid by such VAT Payor to the relevant VAT Payee pursuant to this Agreement within one year of the date such VAT was paid, the ultimate parent of such VAT Payee (I.E., GE or Crompton, as the case may be) shall pay to the ultimate parent of such VAT Payor 50% of the amount of any VAT for which no such refund, offset, or credit was obtained. In the event that a VAT Payor (or another member of such VAT Payor's VAT group) subsequently receives the benefit of a refund, offset, or credit relating to such

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VAT, the ultimate parent of such VAT Payor shall promptly pay to the ultimate parent of the relevant VAT Payee 50% of any such refund, offset, or credit. The relevant VAT Payor shall provide the relevant VAT Payee every three months with a reasonably detailed written account of each refund, repayment, or credit of VAT paid pursuant to this Agreement obtained by the VAT Payor.

     (e) Each VAT Payor and VAT Payee shall use commercially reasonable efforts to obtain and maximize the recovery of all refunds, offsets or credits relating to VAT payable pursuant to this Agreement and to minimize the amount of nonrecoverable VAT. Subject to the foregoing, (i) the relevant VAT Payor shall control the preparation of all Tax returns relating to VAT payable pursuant to this Agreement, and (ii) any Tax Proceeding relating to VAT payable pursuant to this Agreement or any refund, offset, or credit of such VAT shall be conducted in accordance the principles set forth in Section 9.2(d)(iv), treating the relevant VAT Payor as the controlling party.

     (f) Except as otherwise provided in the Collateral Agreements to which this
Section 2.16(f) applies, the amount of any payment for a supply of goods or services or the value of any supply made or deemed to be made pursuant to any such agreement shall be exclusive of VAT properly chargeable on the supply, and the amount of such VAT shall be paid by the recipient of such supply in addition to any payment due under such Collateral Agreement upon issuance of a proper VAT invoice. Sections 2.16(d) and (e) shall not apply to any VAT paid pursuant to any Collateral Agreement to which this Section 2.16(f) applies. This Section 2.16(f) shall apply to all Collateral Agreements other than those described in
Section 2.16(c).

     2.17 ALTERNATIVE STRUCTURES

     The parties agree that between the date of this Agreement and the Closing Date, they will consider alternative acquisition structures (including the acquisition or sale of the stock or equity interests of any of the various Subsidiaries or Affiliates or any other acquisition structure that may fail to satisfy the requirements of Section 1031 of the Code) to the extent that such alternative structures may address the objectives of either party and be mutually beneficial. In the event that alternative structures are identified and agreed to prior to the Closing Date, the parties shall reflect the alternative structures (and any other modifications to the Agreement agreed to in connection with such alternative structures) either in an amendment to the Agreement that complies with the requirements of Section 12.5 or in a schedule to be executed by the parties at Closing.

3.   REPRESENTATIONS AND WARRANTIES OF CROMPTON

     Except as set forth in Schedules attached hereto, Crompton represents and warrants to GE that:

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     3.1  ORGANIZATION AND QUALIFICATION

     Crompton is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Crompton or the applicable OSi Subsidiary has all requisite corporate power and authority to carry on the OSi Business as currently conducted and to own, lease, use and operate the Transferred OSi Assets. The Transferred OSi Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of Italy. Crompton or the applicable OSi Subsidiary is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Transferred OSi Assets or the operation or conduct of the OSi Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

     3.2  SUBSIDIARIES

     (a) SCHEDULE 3.2(A) sets forth a list of each Crompton Subsidiary, each OSi Business Joint Venture and each other Affiliate of Crompton that is engaged in the operation or conduct of the OSi Business or that has title to any asset reasonably expected to be a Transferred OSi Asset or an obligation reasonably expected to be an Assumed OSi Liability, together with its jurisdiction of organization and, in the case of each OSi Business Joint Venture, its authorized and outstanding capital stock or other equity interests as of the date hereof (collectively, the "OSI SUBSIDIARIES"). Other than with respect to the OSi Business Joint Venture and except as set forth on SCHEDULE 3.2(A), each OSi Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease, use and operate the Transferred OSi Assets owned, leased, used or operated by it and to carry on its portion of the OSi Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership, lease, use or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so duly organized, validly existing, qualified or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

     (b) All of the outstanding equity interests (QUOTA) of the Transferred OSi Subsidiary (the "TRANSFERRED OSI SUBSIDIARY SHARES") are duly authorized, validly issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights and owned beneficially and of record by Crompton or the Affiliate of Crompton identified in SCHEDULE 3.2(B), and upon transfer of the Transferred OSi Subsidiary Shares, GE will acquire good and valid title thereto, free and clear of any Encumbrances. SCHEDULE 3.2(B) sets forth the location of the registered office and the registration number with the Register of Companies for the Transferred OSi Subsidiary. Except as set forth on SCHEDULE 3.2(B), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type or other

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securities (i) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any of the Transferred OSi Subsidiary Shares, (ii) restricting the transfer of any of the Transferred OSi Subsidiary Shares, or
(iii) relating to the voting of any of the Transferred OSi Subsidiary Shares.

     (c) The Transferred OSi Subsidiary has not at any time been engaged in any business other than the OSi Business.

     (d) The Transferred OSi JV Interest is validly issued, fully paid and nonassessable and owned beneficially and of record by Crompton or the Affiliate of Crompton identified in SCHEDULE 2.1(K), and upon delivery of the Transferred OSi JV Interest, GE will acquire good and valid title thereto, free and clear of any Encumbrances. The authorized capital stock of, or other equity interest in, as the case may be, each Transferred OSi JV Interest, the issued and outstanding shares of stock of, or other equity interest in, each such Transferred OSi JV Interest and the name of each Person who owns of record any of such shares of stock or equity interest is set forth in SCHEDULE 2.1(K). The Transferred OSi JV Interest was not issued in violation of any preemptive or similar rights, and the consummation of the transactions contemplated by this Agreement and the Collateral Agreements will not give rise to any preemptive or similar rights in respect of such Transferred OSi JV Interest or OSi Business Joint Venture, except as set forth on SCHEDULE 2.1(K). There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type or other securities (i) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of the Transferred OSi JV Interest, (ii) restricting the transfer of any Transferred OSi JV Interest, or (iii) relating to the voting of the Transferred OSi JV Interest.

     3.3  AUTHORIZATION; BINDING EFFECT

     (a) (i) Crompton has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party, and the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or shareholder action.

          (ii) Each OSi Subsidiary that has title to any Transferred OSi Asset or an Assumed OSi Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby, and the execution, delivery and performance of such agreements have been duly authorized by all requisite corporate or shareholder action.

     (b) This Agreement has been duly executed and delivered by Crompton and this Agreement is, and the Collateral Agreements to which Crompton and each OSi Subsidiary that has title to any Transferred OSi Asset or an Assumed OSi Liability will be a party, when duly executed and delivered by Crompton or such OSi Subsidiary, will

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be, valid and legally binding obligations of Crompton or such OSi Subsidiary, enforceable against Crompton or such OSi Subsidiary, as applicable, in accordance with their respective terms.

     3.4  NON-CONTRAVENTION; CONSENTS

     (a) Except as set forth on SCHEDULE 3.4, neither the execution and delivery of this Agreement or the Collateral Agreements, nor the performance by Crompton and the OSi Subsidiaries hereunder or thereunder (including consummation of the transactions contemplated hereby and thereby), will violate, conflict with or result in the material breach of or material default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, or give rise to any material obligation of Crompton or any OSi Subsidiary to make any payment under, or to the increased, additional, accelerated, guaranteed material rights or material entitlements of any Person under, or result in the creation of any material Encumbrances upon any Transferred OSi Asset, and such performance will not be materially limited or materially prohibited by, any provision of (i) the governing documents or bylaws of Crompton or the applicable OSi Subsidiary, (ii) any material Assumed OSi Lease, Material OSi Contract or other material instrument binding on Crompton, the applicable OSi Subsidiary or any of the properties or assets of Crompton or any OSi Subsidiary (including the Transferred OSi Assets) or to which any of their respective properties or assets (including the Transferred OSi Assets) may be bound, or (iii) any applicable Law.

     (b) Except for (i) consents and authorizations of any Governmental Body pursuant to the HSR Act or with respect to the jurisdictions set forth on
SCHEDULE 8.1(B) and (ii) matters set forth on SCHEDULE 3.4, to Crompton's Knowledge no material notice to, filing with, license of, authorization of, exemption by, or consent of, any Person, Governmental Body or other Third Party is required to be made or obtained in connection with the execution, delivery and performance of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated on its part hereby and thereby.

     3.5  TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF ASSETS

     (a) Except as set forth on SCHEDULE 3.5(A), and except with respect to real property, Crompton or an OSi Subsidiary has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, or other rights to use, all Transferred OSi Assets free and clear of any Encumbrance other than Permitted OSi Encumbrances.

     (b) Each material item of Principal OSi Equipment is in reasonable operating condition and in a state of good maintenance and repair (ordinary wear and tear in light of its age excepted) and is suitable for the purposes for which it is currently being used, in each case sufficient to conduct in all material respects the OSi Business as currently conducted by Crompton.


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     (c) The Excluded OSi Assets, the Transferred OSi Assets, the OSi Business
Employees and the rights to be acquired under this Agreement and the Collateral Agreements (after giving effect to the receipt by GE and its Affiliates of the services to be provided pursuant to the Transition Services Agreement) constitute all of the assets, properties, personnel and rights necessary for, or used or held for use by Crompton and the OSi Subsidiaries primarily in, the operation or conduct of the OSi Business, and are sufficient in all material respects for the conduct of the OSi Business immediately following the Closing as currently conducted.

     3.6  PERMITS

     Except as set forth on SCHEDULE 3.6 and except with respect to environmental, health and safety matters, Crompton and the OSi Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease, use and operate its properties and assets to carry on the OSi Business as currently conducted (the "OSI PERMITS"). There is no Action or Claim pending, or, to Crompton's Knowledge, threatened, regarding any of the OSi Permits and each such OSi Permit is in full force and effect. Neither Crompton nor any OSi Subsidiary is in conflict with, or in default with, or in violation of, any of the OSi Permits.

     3.7  REAL ESTATE

     (a) OWNED REAL PROPERTY.

         (i) SCHEDULE 3.7(A) contains a complete and accurate list of the Transferred Owned OSi Properties.

         (ii) Each of Crompton and the OSi Subsidiaries holds good, marketable and indefeasible fee simple title to the Transferred Owned OSi Property that is located in the United States, free and clear of all Encumbrances other than and subject to Permitted Property Encumbrances. With respect to the Transferred Owned OSi Property that is located outside the United States, each of Crompton and the OSi Subsidiaries holds good and indefeasible fee simple title, or its reasonable equivalent, free and clear of all Encumbrances other than and subject to Permitted Property Encumbrances.

     (b) LEASES.

         (i) SCHEDULE 3.7(B)(I) contains a complete and accurate list of the Assumed OSi Leases.

         (ii) Each of Crompton or the applicable OSi Subsidiary has good and valid leasehold title (or its reasonable equivalent outside of the United States) to all Assumed OSi Leases and that certain Lease dated December 8, 1997 between Eastview Holdings, LLC, as landlord, and Crompton Corporation, as tenant, covering certain

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premises located in Tarrytown, New York (the "TARRYTOWN LEASE") and in all
material respects, all Assumed OSi Leases and the Tarrytown Lease are valid and binding on Crompton or the applicable OSi Subsidiary and on any other party thereto. Each Assumed OSi Lease and the Tarrytown Lease are enforceable against Crompton or the applicable OSi Subsidiary and, to Crompton's Knowledge, the other parties thereto in accordance with its terms, and, except as set forth in
SCHEDULE 3.7(B)(II), each Assumed OSi Lease and the Tarrytown Lease are in full force and effect. Each of Crompton and the OSi Subsidiaries has actual possession of the premises leased pursuant to each Assumed OSi Lease and the Tarrytown Lease, free and clear of all Encumbrances other than and subject to Permitted Property Encumbrances.

         (iii) Except as set forth in SCHEDULE 3.7(B)(III), no event has occurred which, with due notice or lapse of time or both, would constitute a material default in respect of any Assumed OSi Lease or the Tarrytown Lease and as of the date hereof, none of Crompton or the OSi Subsidiaries has received a written notice of such a default. To Crompton's Knowledge, no other party to any Assumed OSi Lease or the Tarrytown Lease is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

         (iv) SCHEDULE 3.7(B)(IV) contains a complete and accurate list of the leases, subleases, licenses or occupancy agreements executed by Crompton or any OSi Subsidiary, as lessor, with respect to any Transferred Owned OSi Property or Assumed OSi Lease and which are being assigned to GE at Closing (each, a "CROMPTON SUBLEASE", collectively, the "CROMPTON SUBLEASES"). Except as set forth in SCHEDULE 3.7(B)(IV), no event has occurred which, with due notice or lapse of time or both, would constitute a material default in respect of any Crompton Sublease, and as of the date hereof none of Crompton or the OSi Subsidiaries has received a written notice of such default. To Crompton's Knowledge, no other party to any Crompton Sublease is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Except as set forth in the Crompton Subleases, there are no leasing commissions or tenant allowances now or hereafter payable by Crompton or any OSi Subsidiary with respect to any Crompton Sublease. Either Crompton or the OSi Subsidiary, as applicable, shall deliver at Closing (or, alternatively, provide for an adjustment of such amounts at Closing) any and all security deposits held by Crompton or the OSi Subsidiary pursuant to the terms of such Crompton Subleases.

     (c) All of the material buildings, fixtures and improvements included on or in the Transferred OSi Assets (other than Assumed OSi Leases used solely for sales purposes) and owned or leased by Crompton or any OSi Subsidiary, or leased pursuant to the Tarrytown Lease, are in satisfactory condition and repair for the continued use in the ordinary course of business consistent with past practices. No person or entity has any option, right of first refusal or other contractual right or obligation to acquire fee title to any Transferred Owned OSi Property or any portion thereof. Neither Crompton nor any OSi Subsidiary has granted any person or entity any option, right of first refusal or other contractual right or obligation to acquire leasehold title to any material Assumed OSi Lease or the Tarrytown Lease.

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     (d) Except as set forth on SCHEDULE 3.7(D), (i) there does not exist any actual or, to Crompton's Knowledge, threatened condemnation or eminent domain proceedings that affect any Transferred Owned OSi Property, Assumed OSi Lease or the Tarrytown Lease; and (ii) the current use and occupancy of the Transferred Owned OSi Property and the improvements located thereon are not in violation of any recorded covenants, conditions, restrictions, reservations, easements or agreements affecting such property which, in the case of clause (i) and (ii) above, individually or in the aggregate, would reasonably be expected to materially affect the (A) conduct of the OSi Business or (B) continued use of the affected Transferred Owned OSi Property, Assumed OSi Lease or the Tarrytown Lease in the ordinary course of business consistent with past practice.

     (e) To Crompton's Knowledge, there are sufficient water, gas and other utilities lines and contracts to enable the Transferred Owned OSi Properties to continue to be used and operated in the ordinary course of business, consistent with past practices. Based on Crompton's current operations as tenant under the Assumed OSi Leases or the Tarrytown Lease, to Crompton's Knowledge, there are sufficient water, gas and other utilities to enable the premises leased pursuant to the Assumed OSi Leases or the Tarrytown Lease to continue to be used and operated in the ordinary course of business, consistent with past practices.

     3.8  COMPLIANCE WITH LAWS; LITIGATION

     (a) Except as set forth on SCHEDULE 3.8(A), and except with respect to environmental, health and safety matters, with respect to the OSi Business conducted by it and the OSi Subsidiaries, Crompton and each OSi Subsidiary and their respective properties is, and at all times since January 1, 2002 has been, in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies.

     (b) Except as set forth on SCHEDULE 3.8(B), and except with respect to environmental, health and safety matters, (i) as of the date hereof there is no material action, suit, proceeding or governmental investigation pending or, to Crompton's Knowledge, threatened by or against Crompton or any of the OSi Subsidiaries relating to the OSi Business or affecting the Transferred OSi Assets or that seeks to impair, prohibit or restrain the ability of Crompton or any OSi Subsidiary to enter into this Agreement or any Collateral Agreement, as applicable, or to consummate any of the transactions contemplated hereby or thereby and (ii) neither Crompton nor any OSi Subsidiary is subject to any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with a Governmental Body, and, to Crompton's Knowledge, there are no orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with a Governmental Body threatened to be imposed on Crompton or any OSi Subsidiary in respect of the OSi Business.

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     3.9  OSI BUSINESS EMPLOYEES

     (a) SCHEDULE 3.9(A) sets forth for each OSi Business Employee the position held by such OSi Business Employee and the annual base salary of such OSi Business Employee as of December 31, 2002, and there have been no changes since such date, other than in the ordinary course of business consistent with past practices.

     (b) SCHEDULE 3.9(B) lists each material Crompton Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by Crompton or any of its Affiliates for the benefit of any OSi Business Employee as of the date hereof. With respect to each of the Crompton Benefit Plans identified on
SCHEDULE 3.9(B), Crompton has made available to GE true and complete copies of the most recent summary plan description, if any. Each Crompton Benefit Plan identified on SCHEDULE 3.9(B) has been operated in material compliance with all applicable Laws, including ERISA to the extent applicable.

     (c) Except as set forth in SCHEDULE 3.9(C), as required by applicable Law, or as expressly contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events such as a termination of employment) constitute an event under any Crompton Benefit Plan, trust, or loan that, with respect to any OSi Business Employee, will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

     (d) Except as set forth on SCHEDULE 3.9(D), none of the OSi Business Employees are covered by any union contract, collective bargaining agreement, works council agreement, or other similar labor agreement. With respect to the OSi Business, there is not pending or existing, and to Crompton's Knowledge, there is not threatened, (i) any strike, slowdown, picketing or work stoppage or
(ii) any application for certification of a collective bargaining agent.

     (e) Except as set forth on SCHEDULE 3.9(E), with respect to each Crompton Transferred Non-U.S. Retirement Plan:

          (i) all material employer and employee contributions to each plan required by Law or by the terms of such plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

          (ii) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan and no transaction

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contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

         (iii) each plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities.

     (f) With respect to the OSi Business Employees and except as set forth on
SCHEDULE 3.9(F), to Crompton's Knowledge, (i) there are no material complaints, charges or claims against Crompton or any of its Affiliates pending with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment by Crompton or any of its Affiliates of, the termination of employment by Crompton or any of its Affiliates of, or the failure by Crompton or any of its Affiliates to employ, any individual; (ii) except for immaterial non-compliance, Crompton is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax; (iii) no OSi Business Employee is a target or subject of any governmental investigation relating to Crompton and its Affiliates, including any current, ongoing governmental investigation by the Department of Justice relating to antitrust violations; and (iv) there has been no "mass layoff" or "plant closing" as defined by WARN within the six (6) months prior to Closing.

     3.10 OSI CONTRACTS

     SCHEDULE 3.10 contains a complete and accurate list of all Material OSi Contracts as of the date hereof. Except as set forth on SCHEDULE 3.10, (a) neither Crompton nor any OSi Subsidiary nor, to Crompton's Knowledge, any other party to any Material OSi Contract is in material default under any provision thereof, and no condition or set of facts exists that, with notice or lapse of time, or both, would constitute such a default, and (b) in all material respects, all Material OSi Contracts are valid and binding on Crompton or the applicable OSi Subsidiary and on any other party thereto, and each Material OSi Contract is enforceable against Crompton or the applicable OSi Subsidiary and, to Crompton's Knowledge, the other parties thereto in accordance with its terms, and is in full force and effect.

     3.11 OSI ENVIRONMENTAL, SAFETY AND HEALTH MATTERS

     Except as set forth in SCHEDULE 3.11, with respect to the OSi Business:

     (a) Crompton and each OSi Subsidiary has obtained all Governmental Permits relating to environmental, health and safety matters necessary for the operation or conduct of the OSi Business at such OSi Premises, and all such Governmental Permits

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are in good standing and the OSi Business at such OSi Premises is in compliance with all terms and conditions of such Governmental Permits and Environmental Laws, in all material respects;

     (b) none of the OSi Premises included in the Transferred OSi Assets is subject to any on-going investigation by, order from or agreement with any Person relating to (i) any Environmental Law or (ii) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

     (c) neither Crompton nor any OSi Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of, or liability under, any Environmental Law;

     (d) Crompton or each applicable OSi Subsidiary has filed all material notices required to be filed under any Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment;

     (e) neither Crompton nor any OSi Subsidiary has received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance, except for any such notices relating to matters that, individually or in the aggregate, would not be material to the OSi Business;

     (f) Crompton has delivered to GE true and complete copies in all material respects of all asbestos and other environmental reports in Crompton's possession that have been prepared within the last five (5) years and disclose the presence of asbestos or other Hazardous Substances at any OSi Premises included in the Transferred OSi Assets; and

     (g) the OSi Business has not manufactured or distributed or otherwise incorporated into any product it manufactured or distributed any asbestos or asbestos-containing materials.

     3.12 OSI FINANCIAL STATEMENTS; ABSENCE OF CHANGES

     (a) SCHEDULE 3.12(A) contains the unaudited statements (including the notes, schedules and exhibits thereto) at and for the 12-month periods ended December 31, 2001 and December 31, 2002, comprised of: (1) the OSi Combined Statement of Net Assets; and (2) the related OSi Combined Statement of Revenues and Expenses (the "UNAUDITED OSI SPECIAL PURPOSE FINANCIAL STATEMENTS"). The Unaudited OSi Special Purpose Financial Statements were prepared from the books and records of Crompton and the OSi Business and in accordance with the OSi Accounting Principles and present fairly in all material respects the net assets, revenues and expenses of the OSi Business as of December 31, 2002 and 2001, on a basis consistent with the OSi Accounting Principles at the dates or for the periods indicated, in each case, except as otherwise set forth in such Unaudited OSi Special Purpose Financial Statements. The parties acknowledge and

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agree that the Unaudited OSi Special Purpose Financial Statements have been prepared in accordance with the OSi Accounting Principles consistent with historical practices of the OSi Business, which may not be the same as those used to prepare the financial statements of Crompton and its consolidated subsidiaries.

     (b) Except (i) as and to the extent disclosed or reserved against on the OSi Combined Statement of Net Assets, (ii) as incurred after the date of the OSi Combined Statement of Net Assets in the ordinary course of business, consistent with past practices of the OSi Business, PROVIDED that such liability was not incurred in violation of Section 5.2 as if Section 5.2 had been effective as of December 31, 2002, (iii) as shall be reflected in the Closing OSi Statement or
(iv) as is not required to be recorded on a balance sheet in accordance with GAAP, the Assumed OSi Liabilities do not include any indebtedness, material obligations or material liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due).

     (c) Since September 30, 2002, Crompton and the OSi Subsidiaries have conducted and operated the OSi Business in the ordinary course (except in connection with the sale of the OSi Business or as otherwise contemplated by this Agreement) and there has not been any Crompton Material Adverse Change or any Crompton Material Adverse Effect. Without limiting the foregoing, except as set forth on SCHEDULE 3.12(C), since September 30, 2002 through the date hereof, except as expressly contemplated by this Agreement and the Collateral
Agreements:

          (i) Crompton and the OSi Subsidiaries have not sold, leased, transferred or assigned any of their respective assets of the OSi Business (whether tangible or intangible) having a value in excess of $100,000, other than inventory sold for fair consideration in the ordinary course of business consistent with past practices;

          (ii) no Person (including Crompton and the OSi Subsidiaries) other than a customer has accelerated, terminated, modified, or canceled any contract (or series of related contracts with the same party) relating to any portion of the OSi Business involving more than $500,000 per year individually or $3,000,000 per year for a series of related contracts with the same party;

          (iii) there has not been any material damage, destruction or loss, whether or not covered by insurance, exceeding $100,000 individually or $500,000 in the aggregate, with respect to the Transferred OSi Assets;

          (iv) None of Crompton or the OSi Subsidiaries has committed to make any capital expenditures or capital additions in respect of the OSi Business which have not yet been made in excess of $250,000 in the aggregate;

          (v) Crompton and the OSi Subsidiaries have not (A) entered into any employment, deferred compensation, severance or similar agreement (or amended any such agreement) in excess of $100,000 per year with respect to any OSi Business Employee, (B) agreed, other than in the ordinary course of business consistent with past

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practice, to increase the compensation payable or to become payable by it to any of its OSi Business Employees or agents or representatives employed in any portion of the OSi Business or (C) increased (other than pursuant to the terms of any plans, contracts or arrangements in effect on December 31, 2002) or agreed to increase the coverage or benefits available to any class or group of OSi Business Employees, generally, under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, agents or representatives in connection with any portion of the OSi Business.

     3.13 OSI INTELLECTUAL PROPERTY

     (a) (i) SCHEDULE 3.13(A)(I)(A) sets forth a true and complete list, as of the date hereof, of all internet domain names, patents, patent applications, invention disclosures, registered trademarks, applications for trademark registration, registered copyrights and applications for copyright registration included in the Transferred OSi Intellectual Property and SCHEDULE 3.13(A)(I)(B) sets forth a true and complete list, as of the date hereof, of all patents, patent applications, invention disclosures, trademarks and copyrights included in the OSi Licensed Intellectual Property. SCHEDULE 3.13(A)(I)(A) and SCHEDULE 3.13(A)(I)(B) list, as of the date hereof, the jurisdictions in which each such Intellectual Property Right has been issued, registered or recorded or in which any application for such issuance, registration or recordation has been filed.

          (ii) Crompton or one of the OSi Subsidiaries is the legal and beneficial owner of all right, title and interest in and to such Transferred OSi Intellectual Property and OSi Licensed Intellectual Property, free and clear of all Encumbrances (other than Permitted OSi Encumbrances).

     (b) SCHEDULE 2.1(I) sets forth a true and complete list, as of the date hereof, of all OSi Licenses.

     (c) The use, practice or other commercial exploitation of the Transferred OSi Intellectual Property and the OSi Licensed Intellectual Property and the OSi Business, and the business practices and methods of the OSi Business, as presently conducted, do not infringe, constitute an unauthorized use of, or violate any valid and enforceable patent, copyright, trade secret or other Intellectual Property Right of any Third Party in existence on the date hereof or on the Closing Date (including under any non-disclosure agreements), or those of any present or former employees, or the former employers of such Third Party, which, in the case of infringement, unauthorized use or a violation, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the OSi Business.

     (d) SCHEDULE 3.13(D) sets forth a true and complete list, as of the date hereof, of (i) all material Software owned exclusively by Crompton and its Subsidiaries (including the OSi Subsidiaries), and (ii) all material Software used by Crompton and its

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Subsidiaries (including the OSi Subsidiaries) that is not exclusively owned by
Crompton or such Subsidiaries, in each case, that is included in the Transferred OSi Intellectual Property and the OSi Licensed Intellectual Property, excluding licenses of off-the-shelf Software available on commercial terms.

     (e) Except pursuant to the agreements listed in SCHEDULE 3.13(E), none of Crompton, its Affiliates or the OSi Subsidiaries is, as of the date hereof, required, obligated, or under any liability whatsoever, to make any payments in an amount exceeding $100,000 per annum by way of royalties, fees or otherwise to any Third Party with respect to the use of any Intellectual Property Rights of such Third Party in connection with the operation of the OSi Business.

     (f) Neither the execution nor delivery of this Agreement, nor the operation of nor the carrying on of the OSi Business, nor the conduct of the OSi Business as presently conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material contract, covenant, agreement or instrument with respect to any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property under which any of Crompton or its Subsidiaries (including the OSi Subsidiaries) are now obligated.

     (g) Except as set forth in SCHEDULE 2.1(I), neither Crompton nor its Subsidiaries (including the OSi Subsidiaries) have granted to any Third Party any explicit material right, license or permission, to use or to exercise any rights under any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property, nor has Crompton or its Subsidiaries (including the OSi Subsidiaries) entered into any covenant not to compete or any contract or agreement limiting its ability to exploit fully any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property.

     (h) Except as set forth on SCHEDULE 3.13(H), there are no material Claims or demands of any Third Party pertaining to the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property (i) pending or, to Crompton's Knowledge, threatened against Crompton or any OSi Subsidiary or (ii) to Crompton's Knowledge, pending or threatened against any other Third Party. Except as set forth on SCHEDULE 3.13(H), neither Crompton nor any OSi Subsidiary is a party to any pending or, to Crompton's Knowledge, threatened proceedings, which involve a claim of infringement, unauthorized use, or violation of any Intellectual Property Right of any Third Party or challenge the ownership, use, validity or enforceability of any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property, or which challenge the rights of Crompton or any OSi Subsidiary in respect of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property. Except as set forth on
SCHEDULE 3.13(H), to Crompton's Knowledge, no Third Party is a party to any pending or threatened proceedings, which challenge the ownership, use, validity or enforceability of any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property. Neither Crompton nor any of its Subsidiaries (including the OSi Subsidiaries) has received written (including by electronic mail) notice of any such threatened claim, or a written offer of a license with respect to any Intellectual Property Rights of any Third Party. To

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Crompton's Knowledge, all of the Transferred OSi Intellectual Property and the
OSi Licensed Intellectual Property owned by Crompton and its Subsidiaries (including the OSi Subsidiaries) is in compliance in all material respects with applicable legal requirements (including payment of maintenance fees and the like).

     (i) The Transferred OSi Intellectual Property and the OSi Licensed Intellectual Property include all of the Intellectual Property Rights necessary for or used to conduct the OSi Business (and to make, have made, use, lease, import, offer to sell or sell the products of the OSi Business), as such business has been and is currently being conducted. Notwithstanding the foregoing, under no circumstances shall Crompton be required to grant to GE a license, right or other permission to use the Crompton name, other than as set forth in Section 5.12.

     (j) To Crompton's Knowledge, no other Person is infringing, violating, misusing or misappropriating any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property, which in the case of infringement, violation, misuse or misappropriation, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the OSi Business, and no such material claims have been made against any Person by Crompton or any of its Subsidiaries (including the OSi Subsidiaries).

     (k) There are no judgments, decrees or orders of any Governmental Body to which Crompton or any of its Subsidiaries is a party or by which any of them is bound which restrict, in any material respect, the rights to use any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property.

     (l) Except as disclosed on SCHEDULE 3.13(L), the consummation of the transactions contemplated hereby will not result in the material loss or material impairment of GE's or its Subsidiaries' (including the Transferred OSi Subsidiary's) right to own or use any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property after the Closing.

     (m) No present or former OSi Business Employee has any right, title or interest, directly or indirectly, in whole or in part, in any of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property, which right, title or interest, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the OSi Business. To Crompton's Knowledge, no employee, consultant or independent contractor of Crompton or the OSi Subsidiaries is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by Crompton or the OSi Subsidiaries, in material default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, or development, use or transfer of the Transferred OSi Intellectual Property or the OSi Licensed Intellectual Property.

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     (n) Except as disclosed on SCHEDULE 3.13(N), there are no oppositions or similar proceedings challenging the Intellectual Property Rights of any Third Party which relate to the OSi Business.

     3.14 CROMPTON BROKERS

     Other than Lehman Brothers and J.P. Morgan Securities Inc., the fees and expenses of which will be paid by Crompton, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crompton or any Affiliate of Crompton.

     3.15 CERTAIN TAX MATTERS

     (a) (i) All material Tax returns, reports and forms required to be filed under the Code or under applicable state, local or foreign Tax laws with respect to the OSi Business, the Transferred OSi Assets and the Acquired OSi Subsidiaries have been filed or will be filed in a timely manner (within any applicable extension periods) and all such Tax returns that relate to the Acquired OSi Subsidiaries are (and will be) true, correct and complete in all material respects, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (iii) all required current estimated Tax payments sufficient to avoid any understatement penalties have been made by or on behalf of each of the Acquired OSi Subsidiaries, (iv) there are no Tax liens upon the assets of any Acquired OSi Subsidiary or with respect to the Transferred OSi Assets (other than Permitted OSi Encumbrances), (v) all deficiencies asserted or assessments made as a result of any examination by any Governmental Body of the Tax returns of any of the Acquired OSi Subsidiaries have been fully paid, and (vi) no Claims are being asserted in writing with respect to any Taxes of any Acquired OSi Subsidiary or with respect to the Transferred OSi Assets.

     (b) Except as set forth on SCHEDULE 3.15(B), (i) no audit report has been issued during the five (5) year period ending on the date of this Agreement relating to Taxes due from or with respect to any of the Acquired OSi Subsidiary, and (ii) all Tax returns filed in respect of income or franchise Taxes of any of the Acquired OSi Subsidiaries have been examined by the relevant taxing authority, or the applicable statute of limitations on assessment with respect to such Tax returns has expired.

     (c) No Claim has been made in writing by a Governmental Body in a jurisdiction where any Acquired OSi Subsidiary does not file Tax returns to the effect that the Acquired OSi Subsidiary is or may be subject to taxation by that jurisdiction.

     (d) None of the Acquired OSi Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Body.


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     (e) Crompton, each Acquired OSi Subsidiary and each OSi Subsidiary selling
Transferred OSi Assets has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party directly connected to the OSi Business.

     (f) (i) None of the Acquired OSi Subsidiaries has filed a consent under
Section 341(f) of the Code concerning collapsible corporations, (ii) no property of the Acquired OSi Subsidiaries and none of the Transferred OSi Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, (iii) none of the Acquired OSi Subsidiaries is a party to any lease, and none of the assets of the Acquired OSi Subsidiaries or the Transferred OSi Assets is subject to any lease, made pursuant to Section 168(F)(8) of the Internal Revenue Code of 1954, and (iv) except as set forth in SCHEDULE 3.15(F), none of the Assumed OSi Liabilities is an obligation to make a payment that will not be deductible under
Section 280G of the Code.

     (g) No Acquired OSi Subsidiary has (i) any application pending with any Governmental Body requesting permission for any changes in accounting methods,
(ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law,
(iii) extended the time (A) within which to file any Tax return, which Tax return has since not been filed, or (B) for the assessment or collection of Taxes, which Taxes have not since been paid or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

     (h) None of the Acquired OSi Subsidiaries is or was a member of any affiliated, consolidated, combined or unitary group of corporations that filed or was required to file an affiliated, consolidated, combined or unitary Tax return or has any liability for the Taxes of any other Person under any Law, by agreement, contract or otherwise.

     (i) None of the Acquired OSi Subsidiaries is a party to, bound by or obligated under, any Tax allocation, indemnity, sharing or similar contract or arrangement.

     (j) None of the Acquired OSi Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     (k) There is no taxable income of any of the Acquired OSi Subsidiaries that will be required under applicable Tax Law to be reported by GE or its Affiliates (including the Acquired OSi Subsidiaries) for a taxable period beginning after the

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Closing Date which taxable income was realized (and reflects economic income arising) prior to the Closing Date.

     (l) Neither Crompton nor any OSi Subsidiary selling a "United States real property interest" (as defined in Section 897(c) of the Code) pursuant to this Agreement is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     (m) The OSi Business Joint Venture is properly characterized as an entity taxable as a corporation for United States federal income Tax purposes and under the Tax Laws of the country in which such entity is organized. The Transferred OSi Subsidiary is properly characterized as an entity taxable as a corporation under the Tax Laws of the country in which such entity is organized. The Transferred OSi Subsidiary has timely and duly filed an election, a copy of which was provided to GE, to be classified as disregarded as an entity separate from its owner for United States federal income Tax purposes effective as of December 25, 2002.

     (n) None of the Acquired OSi Subsidiaries has elected to be treated as a domestic corporation under Section 897(i) of the Code.

     (o) No Acquired OSi Subsidiary is (or has ever been) a "foreign personal holding company" within the meaning of Section 552 of the Code, a "foreign investment company" within the meaning of Section 1246(b) of the Code, or a "passive foreign investment company" within the meaning of Section 1297 of the Code. No Acquired OSi Subsidiary which is not incorporated under the laws of a state of the United States is engaged in a United States trade or business for United States federal income tax purposes, or has any investment in United States property within the meaning of Section 956 of the Code.

     (p) Set forth on SCHEDULE 3.15(P) is a list, as of the date hereof, of all jurisdictions in which, in the reasonable judgment of Crompton, the nature of the OSi Business or Transferred OSi Assets requires the owner of the OSi Assets or the OSi Business to file income or franchise Tax returns.

     (q) Each Acquired OSi Subsidiary has complied in all material respects with any relevant VAT Legislation; (ii) no Acquired OSi Subsidiary is a member of a group of companies for the purposes of any relevant VAT Legislation; and (iii) no Acquired OSi Subsidiary has made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any of the previous 8 (eight) VAT quarters (including the VAT period during which the Closing occurs).

     3.16 TRANSACTIONS WITH AFFILIATES

     SCHEDULE 3.16 lists all transactions, contracts and understandings between or among Crompton or any Affiliate of Crompton, on behalf of the OSi Business, or the OSi Business itself, on the one hand, and (a) Crompton or any Affiliate of Crompton or (b) any officer, director or employee of Crompton (other than employee compensation in the

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ordinary course of business consistent with past practices), on the other hand, during the three (3)-year period prior to the date hereof.

     3.17 CROMPTON INTERCOMPANY ARRANGEMENTS

     Except as set forth in SCHEDULE 3.17, there are no Material OSi Contracts pursuant to which any goods, services, materials or supplies are provided (a) by the OSi Business (or any portion thereof), the OSi Subsidiaries or the Transferred OSi Assets, on the one hand, to Crompton or any of its Affiliates (other than the OSi Subsidiaries), on the other hand, or (b) by Crompton or any of its Affiliates (other than the OSi Subsidiaries), on the one hand, to the OSi Business (or any portion thereof), the OSi Subsidiaries or the Transferred OSi Assets, on the other hand (each, a "CROMPTON INTERCOMPANY ARRANGEMENT").

     3.18 RELATIONSHIPS WITH CUSTOMERS

     Except as set forth in SCHEDULE 3.18, to Crompton's Knowledge, from September 30, 2002 through the date hereof Crompton has not received any written communication in which any customer of any portion of the OSi Business who accounted for annual sales in excess of $1,000,000 during 2002 indicated an intention to terminate or reduce in excess of $500,000 annually its purchases from the OSi Business.

     3.19 INVENTORY

     All Inventory is valued on the Unaudited OSi Special Purpose Financial Statements on a basis consistent with the OSi Accounting Principles, with adequate provision for obsolescence.

     3.20 INDEPENDENT ASSESSMENT

     Crompton acknowledges that it has made its own assessment of the present condition and the future prospects of the SC Business and is sufficiently experienced to make an informed judgment with respect thereto. Crompton further acknowledges that neither GE nor any Affiliate of GE has made any warranty, express or implied, oral or written as to the future prospects of the SC Business or its profitability for Crompton, or with respect to any forecasts, projections or business plans prepared by or on behalf of GE and delivered to Crompton prior to the date hereof in connection with the SC Business and the negotiation and the execution of this Agreement.

     3.21 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     As included in the Unaudited OSi Special Purpose Financial Statements:

     (a) the accounts payable of the OSi Business have arisen in the ordinary course of the OSi Business consistent with past practices and, with respect to the direct accounts payable, are bona fide liabilities solely of the OSi Business and, with respect to

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


the allocated accounts payable, are bona fide liabilities attributable to the OSi Business, in each case, as described in such Unaudited OSi Special Purpose Financial Statements;

     (b) the accounts receivable of the OSi Business are adequately reserved for doubtful and uncollectible accounts in all material respects in accordance with GAAP applied on a consistent basis, and the allowance for doubtful and uncollectible accounts is based upon the most current information available as of December 31, 2002 with respect to each account receivable of the OSi Business; and

     (c) the accounts receivable reflected thereon constitute all of the accounts receivable of the OSi Business and are reflected on such Unaudited OSi Special Purpose Financial Statements without giving effect to any monetization or factoring of such accounts receivable.

     3.22 NO OTHER CROMPTON REPRESENTATIONS OR WARRANTIES

     Except for the representations and warranties contained in this Article 3, none of Crompton, any Affiliate of Crompton or any other Person makes any representations or warranties, whether express or implied, oral or written, and Crompton hereby disclaims any other representations or warranties, whether express or implied, whether made by Crompton or any Affiliate of Crompton or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the OSi Business, notwithstanding the delivery or disclosure to GE or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Article 3 is intended to, or does, cover or otherwise pertain to any assets that are not included in the Transferred OSi Assets or any liabilities that are not included in the Assumed OSi Liabilities.

4.   REPRESENTATIONS AND WARRANTIES OF GE

     Except as set forth in Schedules attached hereto, GE represents and warrants to Crompton that:

     4.1 ORGANIZATION AND QUALIFICATION

     GE is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, and GE or the applicable SC Subsidiary has all requisite corporate power and authority to carry on the SC Business as currently conducted and to own, lease, use and operate the Transferred SC Assets. GE or the applicable SC Subsidiary is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Transferred SC Assets or the operation or conduct of the SC Business requires such qualification, except where the failure to be so

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


qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a GE Material Adverse Effect.

     4.2 SUBSIDIARIES

     SCHEDULE 4.2 sets forth a list of each GE Subsidiary and each other Affiliate of GE that is engaged in the operation or conduct of the SC Business or that has title to any asset reasonably expected to be a Transferred SC Asset or an obligation reasonably expected to be an Assumed SC Liability, together with its jurisdiction of organization (collectively, the "SC SUBSIDIARIES"). Except as set forth on SCHEDULE 4.2, each SC Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate the Transferred SC Assets owned, leased or operated by it and to carry on its portion of the SC Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so duly organized, validly existing, qualified or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a GE Material Adverse Effect. GE is the owner, beneficially and of record, of all the SC Subsidiary shares, free and clear of any Encumbrance.

     4.3 AUTHORIZATION; BINDING EFFECT

     (a) (i) GE has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party, and the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or shareholder action.

          (ii) Each SC Subsidiary that has title to any Transferred SC Asset or an Assumed SC Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby, and the execution, delivery and performance of such agreements have been duly authorized by all requisite corporate or shareholder action.

     (b) This Agreement has been duly executed and delivered by GE and this Agreement is, and the Collateral Agreements to which GE and each SC Subsidiary that has title to any Transferred SC Asset or an Assumed SC Liability will be a party, when duly executed and delivered by GE or such SC Subsidiary, will be, valid and legally binding obligations of GE or such SC Subsidiary, enforceable against GE or such SC Subsidiary, as applicable, in accordance with their respective terms.

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     4.4 NON-CONTRAVENTION; CONSENTS

     (a) Except as set forth on SCHEDULE 4.4(A), neither the execution and delivery of this Agreement or the Collateral Agreements, nor the performance by GE and the SC Subsidiaries hereunder or thereunder (including consummation of the transactions contemplated hereby and thereby), will violate, conflict with or result in the material breach of or material default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, or give rise to any material obligation of GE or any SC Subsidiary to make any payment under, or to the increased, additional, accelerated guaranteed material rights or material entitlements of any Person under, or result in the creation of any material Encumbrances upon any Transferred SC Asset, and such performance will not be materially limited or materially prohibited by, any provision of (i) the governing documents or bylaws of GE or the applicable SC Subsidiary, (ii) any Material SC Contract or other material instrument binding on GE, the applicable SC Subsidiary or any of the properties or assets of GE or any SC Subsidiary (including the Transferred SC Assets) or to which any of their respective properties or assets (including the Transferred SC Assets) may be bound, or (iii) any applicable Law.

     (b) Except for (i) consents and authorizations of any Governmental Body pursuant to the HSR Act or with respect to the jurisdictions set forth on
SCHEDULE 8.1(B) and (ii) matters set forth on SCHEDULE 4.4(B), to GE's Knowledge no material notice to, filing with, license of, authorization of, exemption by, or consent of, any Person, Governmental Body or other Third Party is required to be made or obtained in connection with the execution, delivery and performance of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated on its part hereby and thereby.

     4.5 TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF ASSETS

     (a) Except as set forth on SCHEDULE 4.5(A), and except with respect to real property, GE or an SC Subsidiary has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, or other rights to use, all Transferred SC Assets free and clear of any Encumbrance other than Permitted SC Encumbrances.

     (b) Each material item of Principal SC Equipment is in reasonable operating condition and in a state of good maintenance and repair (ordinary wear and tear in light of its age excepted) and is suitable for the purposes for which it is currently being used, in each case sufficient to conduct in all material respects the SC Business as currently conducted by GE.

     (c) The Excluded SC Assets, the Transferred SC Assets, the SC Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (after giving effect to the receipt by Crompton and its Affiliates of the services to be provided pursuant to the Transition Services Agreement) constitute all of

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the assets, properties, personnel and rights necessary for, or used or held for use by GE and the SC Subsidiaries primarily in, the operation or conduct of the SC Business, and are sufficient in all material respects for the conduct of the SC Business immediately following the Closing as currently conducted.

     4.6 PERMITS

     Except as set forth on SCHEDULE 4.6 and except with respect to environmental, health and safety matters, GE and the SC Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease, use and operate its properties and assets to carry on the SC Business as currently conducted (the "SC PERMITS"). There is no Action or Claim pending, or, to GE's Knowledge, threatened, regarding any of the SC Permits and each such SC Permit is in full force and effect. Neither GE nor any SC Subsidiary is in conflict with, or in default with, or in violation of, any of the SC Permits.

     4.7 REAL ESTATE

     (a) OWNED REAL PROPERTY.

         (i) Schedule 4.7(A) contains a complete and accurate list of the Transferred Owned SC Properties.

         (ii) Each of GE and the SC Subsidiaries holds good, marketable and indefeasible fee simple title to the Transferred Owned SC Property that is located in the United States, free and clear of all Encumbrances other than and subject to Permitted Property Encumbrances.

     (b) Neither GE nor any of its Affiliates is party to any lease or sublease pertaining to real property that is used or held for use primarily in the operation or conduct of the SC Business.

     (c) All of the material buildings, fixtures and improvements included on or in the Transferred SC Assets and owned or leased by GE or any SC Subsidiary are in satisfactory condition and repair for the continued use in the ordinary course of business consistent with past practices. No person or entity has any option, right of first refusal or other contractual right or obligation to acquire fee title to any Transferred Owned SC Property or any portion thereof.

     (d) Except as set forth on SCHEDULE 4.7(D), (i) there does not exist any actual or, to GE's Knowledge, threatened condemnation or eminent domain proceedings that affect any Transferred Owned SC Property; and (ii) the current use and occupancy of the Transferred Owned SC Property and the improvements located thereon are not in violation of any recorded covenants, conditions, restrictions, reservations, easements or agreements affecting such property which, in the case of clause (i) and (ii) above,

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individually or in the aggregate, would reasonably be expected to materially affect the (A) conduct of the SC Business or (B) continued use of the affected Transferred Owned SC Property in the ordinary course of business consistent with past practice.

     (e) To GE's Knowledge, there are sufficient water, gas and other utilities lines and contracts to enable the Transferred Owned SC Properties to continue to be used and operated in the ordinary course of business, consistent with past practices.

     4.8 COMPLIANCE WITH LAWS; LITIGATION

     (a) Except as set forth on SCHEDULE 4.8(A), and except with respect to environmental, health and safety matters, with respect to the SC Business conducted by it and the SC Subsidiaries, GE and each SC Subsidiary and their respective properties is, and at all times since January 1, 2002 has been, in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies.

     (b) Except as set forth on SCHEDULE 4.8(B), and except with respect to environmental, health and safety matters, (i) as of the date hereof there is no material action, suit, proceeding or governmental investigation pending or, to GE's Knowledge, threatened by or against GE or any of the SC Subsidiaries relating to the SC Business or affecting the Transferred SC Assets or that seeks to impair, prohibit or restrain the ability of GE or any SC Subsidiary to enter into this Agreement or any Collateral Agreement, as applicable, or to consummate any of the transactions contemplated hereby or thereby and (ii) neither GE nor any SC Subsidiary is subject to any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with a Governmental Body, and, to GE's Knowledge, there are no orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with a Governmental Body threatened to be imposed on GE or any SC Subsidiary in respect of the SC Business.

     4.9 SC BUSINESS EMPLOYEES

     (a) SCHEDULE 4.9(A) sets forth for each SC Business Employee the position held by such SC Business Employee and the annual base salary of such SC Business Employee as of December 31, 2002, and there have been no changes since such date, other than in the ordinary course of business consistent with past practices.

     (b) SCHEDULE 4.9(B) lists each material GE Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by GE or any of its Affiliates for the benefit of any SC Business Employee as of the date hereof. With respect to each of the GE Benefit Plans identified on SCHEDULE 4.9(B), GE has made available to Crompton true and complete copies of the most recent summary plan description, if any. Each GE Benefit Plan identified on
SCHEDULE 4.9(B) has been operated in material compliance with all applicable Laws, including ERISA to the extent applicable.

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     (c) Except as set forth in SCHEDULE 4.9(C), as required by applicable Law, or as expressly contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events such as a termination of employment) constitute an event under any GE Benefit Plan, trust, or loan that, with respect to any SC Business Employee, will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

     (d) Except as set forth on SCHEDULE 4.9(D), none of the SC Business Employees are covered by any union contract, collective bargaining agreement, works council agreement, or other similar labor agreement. With respect to the SC Business, there is not pending or existing, and to GE's Knowledge, there is not threatened, (i) any strike, slowdown, picketing or work stoppage or (ii) any application for certification of a collective bargaining agent.

     (e) Except as set forth on SCHEDULE 4.9(E), with respect to the GE Transferred Non-U.S. Retirement Plan:

          (i) all material employer and employee contributions to each plan required by Law or by the terms of such plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

          (ii) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

          (iii) each plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities.

     (f) With respect to the SC Business Employees and except as set forth on
SCHEDULE 4.9(F), to GE's Knowledge, (i) there are no material complaints, charges or claims against GE or any of its Affiliates pending with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment by GE or any of its Affiliates of, the termination of employment by GE or any of its Affiliates of, or the failure by GE or any of its Affiliates to employ, any individual; (ii) except for immaterial non-compliance, GE is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers'

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compensation and the collection and payment of withholding and/or social security taxes and any similar tax; (iii) no SC Business Employee is a target or subject of any governmental investigation relating to GE and its Affiliates, including any current, ongoing governmental investigation by the Department of Justice relating to antitrust violations; and (iv) there has been no "mass layoff" or "plant closing" as defined by WARN within the six (6) months prior to Closing.

     4.10 SC CONTRACTS

     SCHEDULE 4.10 contains a complete and accurate list of all Material SC Contracts as of the date hereof. Except as set forth on SCHEDULE 4.10, (a) neither GE nor any SC Subsidiary nor, to GE's Knowledge, any other party to any Material SC Contract is in material default under any provision thereof, and no condition or set of facts exists that, with notice or lapse of time, or both, would constitute such a default, and (b) in all material respects, all Material SC Contracts are valid and binding on GE or the applicable SC Subsidiary and on any other party thereto, and each Material SC Contract is enforceable against GE or the applicable SC Subsidiary and, to GE's Knowledge, the other parties thereto in accordance with its terms, and is in full force and effect.

     4.11 SC ENVIRONMENTAL, SAFETY AND HEALTH MATTERS

     Except as set forth in SCHEDULE 4.11, with respect to the SC Business:

     (a) GE and each SC Subsidiary has obtained all Governmental Permits relating to environmental, health and safety matters necessary for the operation or conduct of the SC Business at such SC Premises, and all such Governmental Permits are in good standing and the SC Business at such SC Premises is in compliance with all terms and conditions of such Governmental Permits and Environmental Laws, in all material respects;

     (b) none of the SC Premises included in the Transferred SC Assets is subject to any on-going investigation by, order from or agreement with any Person relating to (i) any Environmental Law or (ii) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

     (c) neither GE nor any SC Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of, or liability under, any Environmental Law;

     (d) GE or each applicable SC Subsidiary has filed all material notices required to be filed under any Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment;

     (e) neither GE nor any SC Subsidiary has received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened

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release of a Hazardous Substance, except for any such notices relating to matters that, individually or in the aggregate, would not be material to the SC Business;

     (f) GE has delivered to Crompton true and complete copies in all material respects of all asbestos and other environmental reports in GE's possession that have been prepared within the last five (5) years and disclose the presence of asbestos or other Hazardous Substances at any SC Premises included in the Transferred SC Assets; and

     (g) the SC Business has not manufactured or distributed or otherwise incorporated into any product it manufactured or distributed any asbestos or asbestos-containing materials.

     4.12 SC FINANCIAL STATEMENTS; ABSENCE OF CHANGES

     (a) SCHEDULE 4.12(A) contains the unaudited statements (including the notes, schedules and exhibits thereto) at and for the 12-month periods ended December 31, 2001 and December 31, 2002, comprised of: (1) the SC Combined Statement of Net Assets; and (2) the related SC Combined Statement of Revenues and Expenses (the "UNAUDITED SC SPECIAL PURPOSE FINANCIAL STATEMENTS"). The Unaudited SC Special Purpose Financial Statements were prepared from the books and records of GE and the SC Business and in accordance with the SC Accounting Principles and present fairly in all material respects the net assets, revenues and expenses of the SC Business as of December 31, 2002 and 2001, on a basis consistent with the SC Accounting Principles at the dates or for the periods indicated, in each case, except as otherwise set forth in such Unaudited SC Special Purpose Financial Statements. The parties acknowledge and agree that the Unaudited SC Special Purpose Financial Statements have been prepared in accordance with the SC Accounting Principles consistent with historical practices of the SC Business, which may not be the same as those used to prepare the financial statements of GE and its consolidated subsidiaries.

     (b) Except (i) as and to the extent disclosed or reserved against on the SC Combined Statement of Net Assets, (ii) as incurred after the date of the SC Combined Statement of Net Assets in the ordinary course of business, consistent with past practices of the SC Business, PROVIDED that such liability was not incurred in violation of Section 5.2 as if Section 5.2 had been effective as of December 31, 2002, (iii) as shall be reflected in the Closing SC Statement or
(iv) as is not required to be recorded on a balance sheet in accordance with GAAP, the Assumed SC Liabilities do not include any indebtedness, material obligations or material liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due).

     (c) Since September 30, 2002, GE and the SC Subsidiaries have conducted and operated the SC Business in the ordinary course (except in connection with the sale of the SC Business or as otherwise contemplated by this Agreement) and there has not been any GE Material Adverse Change or any GE Material Adverse Effect. Without limiting the foregoing, except as set forth on SCHEDULE 4.12(C), since September 30, 2002

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through the date hereof, except as expressly contemplated by this Agreement and the Collateral Agreements:

          (i) GE and the SC Subsidiaries have not sold, leased, transferred or assigned any of their respective assets of the SC Business (whether tangible or intangible) having a value in excess of $100,000, other than inventory sold for fair consideration in the ordinary course of business consistent with past practices;

          (ii) no Person (including GE and the SC Subsidiaries) other than a customer has accelerated, terminated, modified, or canceled any contract (or series of related contracts with the same party) relating to any portion of the SC Business involving more than $250,000 per year individually or $1,500,000 per year for a series of related contracts with the same party;

          (iii) there has not been any material damage, destruction or loss, whether or not covered by insurance, exceeding $50,000 individually or $250,000 in the aggregate, with respect to the Transferred SC Assets;

          (iv) GE or the SC Subsidiaries have not committed to make any capital expenditures or capital additions in respect of the SC Business which have not yet been made in excess of $250,000 in the aggregate;

          (v) GE and the SC Subsidiaries have not (A) entered into any employment, deferred compensation, severance or similar agreement (or amended any such agreement) in excess of $100,000 per year with respect to any SC Business Employee, (B) agreed, other than in the ordinary course of business consistent with past practice, to increase the compensation payable or to become payable by it to any of its SC Business Employees or agents or representatives employed in any portion of the SC Business or (C) increased (other than pursuant to the terms of any plans, contracts or arrangements in effect on December 31,
2002) or agreed to increase the coverage or benefits available to any class or group of SC Business Employees, generally, under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, agents or representatives in connection with any portion of the SC Business.

     4.13 SC INTELLECTUAL PROPERTY

     (a) (i) SCHEDULE 4.13(A)(I) sets forth a true and complete list, as of the date hereof, of all internet domain names, patents, patent applications, invention disclosures, registered trademarks, applications for trademark registration, registered copyrights and applications for copyright registration included in the Transferred SC Intellectual Property. SCHEDULE 4.13(A)(I) lists, as of the date hereof, the jurisdictions in which each such Intellectual Property Right has been issued, registered or recorded or in which any application for such issuance, registration or recordation has been filed.

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          (ii) GE or one of the SC Subsidiaries is the legal and beneficial owner of all right, title and interest in and to such Transferred SC Intellectual Property, free and clear of all Encumbrances (other than Permitted SC Encumbrances).

     (b) SCHEDULE 2.6(H) sets forth a true and complete list, as of the date hereof, of all SC Licenses.

     (c) The use, practice or other commercial exploitation of the Transferred SC Intellectual Property and the SC Business, and the business practices and methods of the SC Business, as presently conducted, do not infringe, constitute an unauthorized use of, or violate any valid and enforceable patent, copyright, trade secret or other Intellectual Property Right of any Third Party in existence on the date hereof or on the Closing Date (including under any non-disclosure agreements), or those of any present or former employees, or the former employers of such Third Party, which, in the case of infringement, unauthorized use or a violation, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the SC Business.

     (d) SCHEDULE 4.13(D) sets forth a true and complete list, as of the date hereof, of (i) all material Software owned exclusively by GE and its Subsidiaries (including the SC Subsidiaries), and (ii) all material Software used by GE and its Subsidiaries (including the SC Subsidiaries) that is not exclusively owned by GE or such Subsidiaries, in each case, that is included in the Transferred SC Intellectual Property, excluding licenses of off-the-shelf Software available on commercial terms.

     (e) Except pursuant to the agreements listed in SCHEDULE 4.13(E), none of GE, its Affiliates or the SC Subsidiaries is, as of the date hereof, required, obligated, or under any liability whatsoever, to make any payments in an amount exceeding $100,000 per annum by way of royalties, fees or otherwise to any Third Party with respect to the use of any Intellectual Property Rights of such Third Party in connection with the operation of the SC Business.

     (f) Neither the execution nor delivery of this Agreement, nor the operation of nor the carrying on of the SC Business, nor the conduct of the SC Business as presently conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material contract, covenant, agreement or instrument with respect to any of the Transferred SC Intellectual Property under which any of GE or its Subsidiaries (including the SC Subsidiaries) are now obligated.

     (g) Except as set forth in SCHEDULE 2.6(H), neither GE nor its Subsidiaries (including the SC Subsidiaries) have granted to any Third Party any explicit material right, license or permission, to use or to exercise any rights under any of the Transferred SC Intellectual Property, nor has GE or its Subsidiaries (including the SC Subsidiaries) entered into any covenant not to compete or any contract or agreement limiting its ability to exploit fully any of the Transferred SC Intellectual Property.

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     (h) Except as set forth on SCHEDULE 4.13(H), there are no material Claims or demands of any Third Party pertaining to the Transferred SC Intellectual Property (i) pending or, to GE's Knowledge, threatened against GE or any SC Subsidiary or (ii) to GE's Knowledge, pending or threatened against any other Third Party. Except as set forth on SCHEDULE 4.13(H), neither GE nor any SC Subsidiary is a party to any pending or, to GE's Knowledge, threatened proceedings, which involve a claim of infringement, unauthorized use, or violation of any Intellectual Property Right of any Third Party or challenge the ownership, use, validity or enforceability of any of the Transferred SC Intellectual Property, or which challenge the rights of GE or any SC Subsidiary in respect of the Transferred SC Intellectual Property. Except as set forth on
SCHEDULE 4.13(H), to GE's Knowledge, no Third Party is a party to any pending or threatened proceedings, which challenge the ownership, use, validity or enforceability of any of the Transferred SC Intellectual Property. Neither GE nor any of its Subsidiaries (including the SC Subsidiaries) has received written (including by electronic mail) notice of any such threatened claim, or a written offer of a license with respect to any Intellectual Property Rights of any Third Party. To GE's Knowledge, all of the Transferred SC Intellectual Property owned by GE and its Subsidiaries (including the SC Subsidiaries) is in compliance in all material respects with applicable legal requirements (including payment of maintenance fees and the like).

     (i) Except as set forth on SCHEDULE 4.13(I), the Transferred SC Intellectual Property includes all of the Intellectual Property Rights necessary for or used to conduct the SC Business (and to make, have made, use, lease, import, offer to sell or sell the products of the SC Business), as such business has been and is currently being conducted. Notwithstanding the foregoing, under no circumstances shall GE be required to grant to Crompton a license, right or other permission to use the GE name, other than as set forth in Section 5.12.

     (j) To GE's Knowledge, no other Person is infringing, violating, misusing or misappropriating any of the Transferred SC Intellectual Property, which in the case of infringement, violation, misuse or misappropriation, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the SC Business, and no such material claims have been made against any Person by GE or any of its Subsidiaries (including the SC Subsidiaries).

     (k) There are no judgments, decrees or orders of any Governmental Body to which GE or any of its Subsidiaries (including the SC Subsidiaries) is a party or by which any of them is bound which restrict, in any material respect, the rights to use any of the Transferred SC Intellectual Property.

     (l) Except as disclosed on SCHEDULE 4.13(L), the consummation of the transactions contemplated hereby will not result in the material loss or material impairment of Crompton's or its Subsidiaries' right to own or use any of the Transferred SC Intellectual Property after the Closing.

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     (m) No present or former SC Business Employee has any right, title or interest, directly or indirectly, in whole or in part, in any of the Transferred SC Intellectual Property, which right, title or interest, either individually or in the aggregate, would reasonably be expected to materially affect the conduct of the SC Business. To GE's Knowledge, no employee, consultant or independent contractor of GE or the SC Subsidiaries is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by GE or the SC Subsidiaries, in material default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership or development, use or transfer of the Transferred SC Intellectual Property.

     (n) Except as disclosed on SCHEDULE 4.13(N), there are no oppositions or similar proceedings challenging the Intellectual Property Rights of any Third Party which relate to the SC Business.

     4.14 GE BROKERS

     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GE or any Affiliate of GE.

     4.15 CERTAIN TAX MATTERS

     (a) (i) All material Tax returns, reports and forms required to be filed under the Code or under applicable state, local or foreign Tax laws with respect to the SC Business and the Transferred SC Assets have been filed or will be filed in a timely manner (within any applicable extension periods), (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (iii) there are no Tax liens upon the Transferred SC Assets (other than Permitted SC Encumbrances) and (iv) no Claims are being asserted in writing with respect to Taxes with respect to the Transferred SC Assets.

     (b) GE and each SC Subsidiary selling Transferred SC Assets has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party directly connected to the SC Business.

     (c) (i) None of the Transferred SC Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, (ii) none of the Transferred SC Assets is subject to any lease, made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (iii) none of the Assumed SC Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code.

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     (d) Neither GE nor any SC Subsidiary selling a "United States real property interest" (as defined in Section 897(c) of the Code) pursuant to this Agreement is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     (e) Set forth on SCHEDULE 4.15(E) is a list, as of the date hereof, of all jurisdictions in which, in the reasonable judgment of GE, the nature of the SC Business or Transferred SC Assets requires the owner of the SC Assets or the SC Business to file income or franchise Tax returns.

     4.16 INDEPENDENT ASSESSMENT

     GE acknowledges that it has made its own assessment of the present condition and the future prospects of the OSi Business and is sufficiently experienced to make an informed judgment with respect thereto. GE further acknowledges that neither Crompton nor any Affiliate of Crompton has made any warranty, express or implied, oral or written as to the future prospects of the OSi Business or its profitability for GE, or with respect to any forecasts, projections or business plans prepared by or on behalf of Crompton and delivered to GE prior to the date hereof in connection with the OSi Business and the negotiation and the execution of this Agreement.

     4.17 GE INTERCOMPANY ARRANGEMENTS

     Except as set forth in SCHEDULE 4.17, there are no Material SC Contracts pursuant to which any goods, services, materials or supplies are provided (a) by the SC Business (or any portion thereof), the SC Subsidiaries or the Transferred SC Assets, on the one hand, to GE or any of its Affiliates (other than the SC Subsidiaries), on the other hand, or (b) by GE or any of its Affiliates (other than the SC Subsidiaries), on the one hand, to the SC Business (or any portion thereof), the SC Subsidiaries or the Transferred SC Assets, on the other hand (each, a "GE INTERCOMPANY ARRANGEMENT").

     4.18 TRANSACTIONS WITH AFFILIATES

     SCHEDULE 4.18 lists all transactions, contracts and understandings between or among GE or any Affiliate of GE, on behalf of the SC Business, or the SC Business itself, on the one hand, and (a) GE or any Affiliate of GE or (b) any officer, director or employee of GE (other than employee compensation in the ordinary course of business consistent with past practices), on the other hand, during the three (3)-year period prior to the date hereof.

     4.19 INVENTORY

     All Inventory is valued on the Unaudited SC Special Purpose Financial Statements on a basis consistent with the SC Accounting Principles, with adequate provision for obsolescence.

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     4.20 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     As included in the Unaudited SC Special Purpose Financial Statements:

     (a) the accounts payable of the SC Business have arisen in the ordinary course of the SC Business consistent with past practices and are bona fide liabilities solely of the SC Business;

     (b) the accounts receivable of the SC Business are adequately reserved for doubtful and uncollectible accounts in all material respects in accordance with GAAP applied on a consistent basis and the allowance for doubtful and uncollectible accounts is based upon the most current information available as of December 31, 2002 with respect to each account receivable of the SC Business; and

     (c) the accounts receivable reflected thereon constitute all of the accounts receivable of the SC Business that have not been monetized or factored.

     4.21 BLENDEX AGREEMENTS; GE PLASTICS AGREEMENT; GE BETZ AGREEMENT

     (a) Attached as EXHIBIT 4.21 are (a) the Supply Agreement, to be entered into as of the Closing Date, by and between GE Specialty Chemicals, Inc. ("GESC") and General Electric Company ((acting through its GE Plastics business unit ("GEP")), for the sale of certain products supplied by GE's Engineered Styrenic Resin product company under GE's BLENDEX registered trademark (the "ESR BLENDEX AGREEMENT") and (b) the Price Agreement, to be entered into as of the date hereof, between GE Polymerland, Inc. and GE Specialty Chemicals (together with the ESR Blendex Agreement, the "BLENDEX AGREEMENTS"). At and after the Closing Date (and giving effect to the assignment of the Blendex Agreements to Crompton), the Blendex Agreements will be in full force and effect, valid and binding on the parties thereto and enforceable against each party in accordance with its terms. No condition or set of facts exists or, to GE's Knowledge, will exist at and after the Closing that, with notice or lapse of time, or both, is reasonably likely to result in a default under any provision of the Blendex Agreements. The Blendex Agreements are fully assignable to Crompton.

     (b) At and after the Closing Date (and giving effect to the assignment of the GE Plastics Agreement and the GE Betz Agreement, to Crompton), the GE Plastics Agreement and the GE Betz Agreement will be in full force and effect, valid and binding on the parties thereto and enforceable against each party in accordance with their terms. No condition or set of facts exists or, to GE's Knowledge, will exist at and after the Closing that, with notice or lapse of time, or both, is reasonably likely to result in a default under any provision of the GE Plastics Agreement and the GE Betz Agreement. The GE Plastics Agreement and the GE Betz Agreement are fully assignable to Crompton.

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     4.22 RELATIONSHIPS WITH CUSTOMERS

     Except as set forth in SCHEDULE 4.22, to GE's Knowledge, from September
30, 2002 through the date hereof GE has not received any written communication in which any customer of any portion of the SC Business who accounted for annual sales in excess of $500,000 during 2002 indicated an intention to terminate or reduce in excess of $250,000 annually its purchases from the SC Business.

     4.23 BASELINE CM

     The Baseline CM was prepared from the books and records of GE Silicones and in accordance with the Earn-Out Accounting Principles, and fairly presents in all material respects the Contribution Margin of GE Silicones for the 2002 fiscal year, except for the adjustments set forth on SCHEDULE 4.23.

     4.24 NO OTHER GE REPRESENTATIONS OR WARRANTIES

     Except for the representations and warranties contained in this Article 4, none of GE, any Affiliate of GE or any other Person makes any representations or warranties, whether express or implied, oral or written, and GE hereby disclaims any other representations or warranties, whether express or implied, whether made by GE or any Affiliate of GE or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the SC Business, notwithstanding the delivery or disclosure to Crompton or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this
Article 4 is intended to, or does, cover or otherwise pertain to any assets that are not included in the Transferred SC Assets or any liabilities that are not included in the Assumed SC Liabilities.

5.   CERTAIN COVENANTS

     5.1 ACCESS AND INFORMATION

     (a) (i) Crompton shall, and shall cause its Affiliates to, give to GE and to its officers, employees, accountants, counsel (subject to the restrictions of attorney-client privilege) and other representatives reasonable access, during Crompton's or the applicable Affiliate's normal business hours throughout the period prior to the Closing, to all of Crompton's or the applicable Affiliate's properties (real or personal), books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel and medical records) primarily (or if not primarily, to the extent) relating to the OSi Business or the Transferred OSi Assets (but excluding the Excluded OSi Assets and Excluded Crompton Liabilities and subject to any limitations under applicable Law or that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Crompton shall, and shall cause its

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Affiliates to, assist GE in making such investigation and shall use its commercially reasonable efforts to cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to, and cooperate fully with, GE for such purposes. No investigation by GE or its representatives or advisers prior to or after the date of this Agreement (nor any information obtained by GE pursuant to this Section 5.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Agreement. Without limiting the generality of the foregoing, Crompton agrees that from and after the date of this Agreement and until the Closing Date, it will keep GE reasonably informed contemporaneously of any significant issues or developments relating to human resources at the various OSi Business plants and facilities (collectively, the "OSI FACILITIES"), and will permit GE (A) to conduct, utilizing the services of any legal or consulting groups, a reasonable "management audit" of the human resources environment at the OSi Facilities (subject to the protection of attorney-client privilege) and (B) to reasonably conduct introduction and orientation programs for OSi Business Employees at the OSi Facilities after reasonable consultation with Crompton as to the substantive content of such programs. Any activities that GE undertakes pursuant to clauses
(A) and (B) of the preceding sentence shall be at GE's expense. Crompton will reasonably cooperate with any activities GE undertakes with respect to the OSi Facilities pursuant to this Section 5.1(a)(i), including by providing GE with reasonable access to OSi Business Employees and any other employees at the OSi Facilities during working time and on the premises of the OSi Facilities.

          (ii) GE shall, and shall cause its Affiliates to, give to Crompton and to its officers, employees, accountants, counsel (subject to the restrictions of attorney-client privilege) and other representatives reasonable access, during GE's or the applicable Affiliate's normal business hours throughout the period prior to the Closing, to all of GE's or the applicable Affiliate's properties (real or personal), books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel and medical records) primarily (or if not primarily, to the extent) relating to the SC Business or the Transferred SC Assets (but excluding the Excluded SC Assets and Excluded GE Liabilities and subject to any limitations under applicable Law or that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). GE shall, and shall cause its Affiliates to, assist Crompton in making such investigation and shall use its commercially reasonable efforts to cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to, and cooperate fully with, Crompton for such purposes. No investigation by Crompton or its representatives or advisers prior to or after the date of this Agreement (nor any information obtained by Crompton pursuant to this Section 5.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Agreement. Without limiting the generality of the foregoing, GE agrees that from and after the date of this Agreement and until the Closing Date, it will keep Crompton reasonably informed contemporaneously of any significant issues or developments relating to human resources at the various SC Business plants and facilities (collectively, the "SC FACILITIES"), and

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will permit Crompton (A) to conduct, utilizing the services of any legal or consulting groups, a reasonable "management audit" of the human resources environment at the SC Facilities (subject to the protection of attorney-client privilege) and (B) to reasonably conduct introduction and orientation programs for SC Business Employees at the SC Facilities after reasonable consultation with GE as to the substantive content of such programs. Any activities that Crompton undertakes pursuant to clauses (A) and (B) of the preceding sentence shall be at Crompton's expense. GE will reasonably cooperate with any activities Crompton undertakes with respect to the SC Facilities pursuant to this Section 5.1(a)(ii), including by providing Crompton with reasonable access to SC Business Employees and any other employees at the SC Facilities during working time and on the premises of the SC Facilities.

     (b) After the Closing Date, Crompton and GE shall, and shall cause their respective Affiliates to, provide to each other and to their respective officers, employees, counsel and other representatives, upon reasonable request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all OSi Business Records or SC Business Records, OSi Governmental Permits or SC Governmental Permits, OSi Licenses or SC Licenses, OSi Contracts or SC Contracts and any other information existing as of the Closing Date and primarily (or, if not primarily, to the extent) relating to the OSi Business or SC Business or the Transferred OSi Assets or Transferred SC Assets, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities primarily (or, if not primarily, to the extent) relating to the OSi Business or SC Business or the Transferred OSi Assets or Transferred SC Assets and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any Claims or allegations in any litigation or arbitration or in any administrative or legal proceeding, other than Claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

     (c) PRE-CLOSING ENVIRONMENTAL DUE DILIGENCE

         (i) PHASE II ENVIRONMENTAL SITE ASSESSMENTS. GE and Crompton shall have the right to conduct Phase II Environmental Site Assessments ("ESAS") at the OSi Premises and the SC Premises, respectively, and shall use commercially reasonable efforts to complete and exchange such Phase II ESAs prior to the Closing. Moreover, either party may elect to share some or all of the Phase II ESA results with an

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Environmental Agency regardless of which party caused the Phase II ESA to be prepared, PROVIDED that (A) such an election is made and communicated in writing to the other party within 30 days following the delivery of the Phase II ESA to the other party; (B) the other party is permitted the option of presenting Phase II ESA results to the Environmental Agency; and (C) the transaction contemplated by this Agreement closes. It is further agreed that the other party may be present at any meeting at which the disclosure is made and be copied on any written communications between the other party and the Environmental Agency regarding the disclosure.

          (ii) COMPLIANCE AUDITS. GE and Crompton shall have the right to conduct environmental compliance audits at the OSi Premises and the SC Premises, respectively, prior to Closing and shall provide the other party with a list of items of non-compliance that require correction in order to address non-compliance. Each party shall use commercially reasonable efforts to correct items of non-compliance at its premises on or before the Closing and provide documentation evidencing such corrections. The parties agree that any actual or alleged violations of Law can be corrected by obtaining written confirmation of compliance from a Government Body having the authority to issue such a confirmation.

     5.2 CONDUCT OF BUSINESS

     (a) OSI BUSINESS. From and after the date of this Agreement and until the Closing Date, except as set forth on SCHEDULE 5.2(A), as otherwise expressly contemplated by this Agreement or as GE shall otherwise consent to in writing (such consent not to be unreasonably withheld), Crompton agrees that it and the OSi Subsidiaries:

          (i) except as required by Law, will carry on the OSi Business in the ordinary course consistent with past practices and shall use commercially reasonable efforts to keep intact and preserve the OSi Business's operations, organization (including management and the OSi Business Employees), physical facilities, working conditions and the relationships of the OSi Business with its customers, suppliers, licensors, licensees, distributors and others with whom the OSi Business has any material dealings or relationships;

          (ii) will not, (x) other than as may be required by Law or a Governmental Body, sell, transfer, lease, license, dispose of or subject (or permit to be subjected) to any Encumbrance (other than a Permitted Property Encumbrance), any Transferred OSi Property, Assumed OSi Lease or the Tarrytown Lease or (y) other than as may be required by Law or a Governmental Body, sell, transfer, lease, license, dispose of or subject (or permit to be subjected) to any Encumbrance (other than a Permitted OSi Encumbrance), any other Transferred OSi Asset (personal, tangible or intangible), including of an OSi Subsidiary but excluding any Excluded OSi Asset, except for (A) sales, transfers, leases, licenses, dispositions or Encumbrances in the ordinary course that do not individually exceed $10,000 and (B) sales of OSi Inventory in the ordinary course;

          (iii) will (x) conduct the OSi Business, including the use and operation of the properties of Crompton (in respect of the OSi Business) and each OSi Subsidiary, in compliance in all material respects with applicable Laws and applicable decrees, orders, judgments, permits and licenses of or from Governmental Bodies and (y) maintain all OSi Permits in full force and effect;

          (iv) will provide GE prompt notice of any material damage, destruction or loss, whether or not covered by insurance, with respect to the Transferred OSi Assets;

          (v) will not acquire any asset that will be a Transferred OSi Asset except in the ordinary course of business consistent with past practices or, with respect to the OSi Business, merge or consolidate with, purchase substantially all or a material portion of the assets of, or otherwise acquire any business or any proprietorship, firm, association, limited liability company, joint venture corporation or other business organization or division thereof;

          (vi) will not (w) other than in the ordinary course of business consistent with past practices (which shall not include modifications with respect to the monetary terms or the duration of any Assumed OSi Lease or the Tarrytown Lease), terminate, modify or amend, release, enter into, extend, waive any material right under, or discharge any other party thereunder of any of their obligation under any Assumed OSi Lease or the Tarrytown Lease; (x) other than in the ordinary course of business consistent with past practices, terminate, modify or amend, release, enter into, extend, waive any material right under, assign or otherwise change any rights under, or discharge any other party thereunder of any of their obligations under, any other Material OSi Contract; or (y) enter into any contract, agreement or understanding that restrains, restricts or limits the ability of the OSi Business to compete with or conduct any business or line of business in any geographic area, other than exclusive distribution, agency or supply arrangements;

          (vii) will not (w) voluntarily incur or assume any liabilities, obligations or indebtedness in respect of the OSi Business, other than in the ordinary course of business consistent with past practices or that will constitute Excluded Crompton Liabilities or (x) guarantee (directly or indirectly) any liability, incur or assume any indebtedness in respect of the OSi Business; (y) enter into any settlement or release with respect to any material Action or Claim against Crompton or its Affiliates with respect to the OSi Business, unless such settlement or release contemplates only the payment of money; or (z) commit to any capital expenditures except as contemplated by the OSi Business capital budget for fiscal year 2003 (a copy of which is attached as SCHEDULE 5.2(A)(VII)) or as may be reasonably required to fulfill Crompton's obligations under this Agreement;

          (viii) will, if the Closing Date does not occur more than 30 days prior to the scheduled expiration of the Agreement between OSi Specialties, Inc. Sistersville Plant and Local 698-C of the International Chemical Workers Union Council of the United Food and Commercial Workers (the "OSI COLLECTIVE BARGAINING AGREEMENT") on July 25, 2003, take commercially reasonable efforts, in reasonable consultation with GE,

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to obtain one or more extensions of the OSi Collective Bargaining Agreement, such that the OSi Collective Bargaining Agreement remains in force through the 30th day following the Closing Date;

          (ix) will provide proper notification as described in Section 1.02 of the OSi Collective Bargaining Agreement not less than 60 days but not more than 90 days prior to July 25, 2003;

          (x) will not (A) materially increase the base pay or benefits payable to any OSi Business Employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), except (I) as required by Law or by any OSi Contract or Crompton Benefit Plan, (II) for increases in base pay in the ordinary course of business consistent with past practice, and (III) for increases in the ordinary course of business consistent with past practice that also apply to employees of Crompton and its Affiliates other than OSi Business Employees and that apply on similar terms across-the-board to similarly situated employees of Crompton and its Affiliates, (B) enter into or amend any employment, consulting, severance, change in control, compensation or similar agreement for the benefit or welfare of any OSi Business Employee, or (C) except as required by Law, enter into any new, or amend any existing, collective bargaining agreement or similar agreement with respect to any OSi Business Employee;

          (xi) will not introduce any material change with respect to the operation of the OSi Business (including any material change in the types, nature, composition or quality of products or services) or, other than in the ordinary course of business consistent with past practices, make any material change in product specifications or terms of distributions of such products;

          (xii) with respect to any of the Acquired OSi Subsidiaries, will not make or rescind any election relating to Taxes, settle or compromise any Claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except as may be required by applicable Law, or make any change to any of its methods of accounting or methods of reporting income or deductions for Taxes from those employed in the preparation of its most recent Tax returns, in each case if doing so could reasonably be expected to adversely affect GE or any of its Affiliates, or, in a Post-Closing Tax-Period, any of the Acquired OSi Subsidaries;

          (xiii) will pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Transferred OSi Intellectual Property set forth on SCHEDULE 3.13(A)(I)(A) and the OSi Licensed Intellectual Property set forth on SCHEDULE 3.13(A)(I)(B);

          (xiv) will maintain the accounts receivable and the accounts payable of the OSi Business on payment and credit terms consistent with the practices of the OSi Business as of December 31, 2002; and

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          (xv) will not authorize or enter into any transaction, agreement or commitment for any of the foregoing, other than with respect to clauses (i),
(iii), (iv), (viii), (ix), (xiii) and (xiv) above.

     (b) SC BUSINESS. From and after the date of this Agreement and until the Closing Date, except as set forth on SCHEDULE 5.2(B), as otherwise expressly contemplated by this Agreement or as Crompton shall otherwise consent to in writing (such consent not to be unreasonably withheld), GE agrees that it and the SC Subsidiaries:

          (i) except as required by Law, will carry on the SC Business in the ordinary course consistent with past practices and shall use commercially reasonable efforts to keep intact and preserve the SC Business's operations, organization (including management and the SC Business Employees), physical facilities, working conditions and the relationships of the SC Business with its customers, suppliers, licensors, licensees, distributors and others with whom the SC Business has any material dealings or relationships;

          (ii) will not, (x) other than as may be required by Law or a Governmental Body, sell, transfer, lease, license, dispose of or subject (or permit to be subjected) to any Encumbrance (other than a Permitted Property Encumbrance), any Transferred SC Property or (y) other than as may be required by Law or a Governmental Body, sell, transfer, lease, license, dispose of or subject (or permit to be subjected) to any Encumbrance (other than a Permitted SC Encumbrance), any other Transferred SC Asset (personal, tangible or intangible), including of an SC Subsidiary but excluding any Excluded SC Asset, except for (A) sales, transfers, leases, licenses, dispositions or Encumbrances in the ordinary course that do not individually exceed $2,500 and (B) sales of SC Inventory in the ordinary course;

          (iii) will (x) conduct the SC Business, including the use and operation of the properties of GE (in respect of the SC Business) and each SC Subsidiary, in compliance in all material respects with applicable Laws and applicable decrees, orders, judgments, permits and licenses of or from Governmental Bodies and (y) maintain all SC Permits in full force and effect;

          (iv) will provide Crompton prompt notice of any material damage, destruction or loss, whether or not covered by insurance, with respect to the Transferred SC Assets;

          (v) will not acquire any asset that will be a Transferred SC Asset except in the ordinary course of business consistent with past practices or, with respect to the SC Business, merge or consolidate with, purchase substantially all or a material portion of the assets of, or otherwise acquire any business or any proprietorship, firm, association, limited liability company, joint venture corporation or other business organization or division thereof;

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          (vi) will not (x) other than in the ordinary course of business consistent with past practices, terminate, modify or amend, release, enter into, extend, waive any material right under, assign or otherwise change any rights under, or discharge any other party thereunder of any of their obligations under, any other Material SC Contract; or (y) enter into any contract, agreement or understanding that restrains, restricts or limits the ability of the SC Business to compete with or conduct any business or line of business in any geographic area, other than exclusive distribution, agency or supply arrangements;

          (vii) will not (w) voluntarily incur or assume any liabilities, obligations or indebtedness in respect of the SC Business, other than in the ordinary course of business consistent with past practices or that will constitute Excluded GE Liabilities or (x) guarantee (directly or indirectly) any liability, incur or assume any indebtedness in respect of the SC Business; (y) enter into any settlement or release with respect to any material Action or Claim against GE or its Affiliates with respect to the SC Business, unless such settlement or release contemplates only the payment of money; or (z) commit to any capital expenditures except as contemplated by the SC Business capital budget for fiscal year 2003 (a copy of which is attached as SCHEDULE 5.2(B)(VII)) or as may be reasonably required to fulfill GE's obligations under this Agreement;

          (viii) will not (A) without Crompton's consent, voluntarily recognize any labor union which would represent SC Business Employees or (B) without first consulting Crompton, respond to any representation petition filed with the National Labor Relations Board with respect to a labor union which would represent SC Business Employees;

          (ix) will not (A) materially increase the base pay or benefits payable to any SC Business Employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), except (I) as required by Law or by any SC Contract or GE Benefit Plan, (II) for increases in base pay in the ordinary course of business consistent with past practice and (III) for increases in the ordinary course of business consistent with past practice that also apply to employees of GE and its Affiliates other than SC Business Employees and that apply on similar terms across-the-board to similarly situated employees of GE and its Affiliates, (B) enter into or amend any employment, consulting, severance, change in control, compensation or similar agreement for the benefit or welfare of any SC Business Employee, or (C) except as required by Law, enter into any new, or amend any existing, collective bargaining agreement or similar agreement with respect to any SC Business Employee;

          (x) will not introduce any material change with respect to the operation of the SC Business (including any material change in the types, nature, composition or quality of products or services) or, other than in the ordinary course of business consistent with past practices, make any material change in product specifications or terms of distributions of such products;

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         (xi) will pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Transferred SC Intellectual Property set forth on SCHEDULE 4.13(A)(I); and

         (xii) will not authorize or enter into any transaction, agreement or commitment for any of the foregoing, other than with respect to clauses (i),
(iii), (iv) and (xi) above.

     5.3 ENVIRONMENTAL MATTERS

     (a) PERMITS.

         (i) GE agrees to comply in all material respects with the OSi Governmental Permits relating to environmental, health and safety matters which Crompton has agreed to maintain pursuant to Section 2.13(e)(ii).

          (ii) Crompton agrees to comply in all material respects with the SC Governmental Permits relating to environmental, health and safety matters which GE has agreed to maintain pursuant to Section 2.13(f)(ii).

     (b) DOCUMENTS RELATING TO ASBESTOS OR OTHER HAZARDOUS SUBSTANCES.

         (i) Crompton will, within thirty (30) days after the date hereof, deliver or make available to GE true and complete copies in all material respects of all asbestos and other environmental reports in Crompton's possession that have been prepared within the last ten (10) years and disclose the presence of asbestos or other Hazardous Substances at any OSi Premises included in the Transferred OSi Assets.

          (ii) GE will, within thirty (30) days after the date hereof, deliver or make available to Crompton true and complete copies in all material respects of all asbestos and other environmental reports in GE's possession that have been prepared within the last ten (10) years and disclose the presence of asbestos or other Hazardous Substances at any SC Premises included in the Transferred SC Assets.

     5.4 TAX COVENANTS

     (a) FILING OF TAX RETURNS.

         (i) Crompton shall prepare and timely file, or cause to be timely filed, all Tax returns relating to any Acquired OSi Subsidiary due on or before the Closing Date (taking into account any applicable extension periods) and, where appropriate, shall cause the Acquired OSi Subsidiaries to be included in any income Tax returns for a consolidated, combined, affiliated, group or unitary income Tax return for all periods ending on or before or which include the Closing Date. Crompton shall timely pay all Taxes due with respect to all Tax returns described in this Section 5.4(a)(i).

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          (ii) With respect to each Tax return relating to any Acquired OSi
Subsidiary covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date (taking into account applicable extension periods) for, by or with respect to any of the Acquired OSi Subsidiaries (other than the Tax returns described in Section 5.4(a)(i)), GE shall prepare such Tax returns and deliver copies to Crompton for review and approval (such approval shall not be unreasonably withheld) at least twenty (20) days prior to the due date. GE shall cause the Acquired OSi Subsidiaries to timely file and pay the Taxes shown due on such returns. Notwithstanding the foregoing, Crompton shall be responsible for all Taxes due with respect to all Tax returns described in this Section 5.4(a)(ii) and shall pay the amount shown due on such Tax returns to GE in accordance with Section 5.4(a)(vi).

          (iii) With respect to each Straddle Period Return, GE shall cause each Straddle Period Return to be prepared and timely filed. GE shall deliver copies of such Tax returns to Crompton for review and approval (such approval shall not be unreasonably withheld) at least twenty (20) days prior to the due date (accompanied, where appropriate, by an allocation between the Pre-Closing Tax Period and the Post-Closing Tax Period of the Taxes shown to be due on such Tax return). GE shall cause the Acquired OSi Subsidiaries to timely file and pay the Taxes shown due on such returns. Notwithstanding the foregoing, Crompton shall be responsible for the portion of the Taxes shown due on such Tax returns that are attributable to the Pre-Closing Tax Period (as determined under Section 5.4(a)(v)) and shall pay such amounts to GE in accordance with Section 5.4(a)(vi) and GE shall be responsible for any remaining Taxes shown due on such return.

          (iv) All Tax returns to be prepared pursuant to this Section 5.4 shall be prepared in a manner consistent with practices followed in prior years except for changes required by Law. Neither GE nor any of its Affiliates shall, or shall cause the Acquired OSi Subsidiaries to, amend, refile or otherwise modify any Tax return or election of an Acquired OSi Subsidiary with respect to any Pre-Closing Tax Period without the prior written consent of Crompton.

          (v) To the extent permitted by applicable Law or administrative practice of any Governmental Body, the taxable year of each Acquired OSi Subsidiary shall close as of the close of business on the Closing Date. Neither the parties hereto nor the Acquired OSi Subsidiaries shall take any position inconsistent with the preceding sentence on any Tax return. If applicable Law does not permit any Acquired OSi Subsidiary to close its taxable year as of the close of business on the Closing Date, or where Taxes are assessed with respect to a taxable period which includes the Closing Date (but does not end on that day), then Taxes, if any, attributable to the taxable period of the applicable Acquired OSi Subsidiary beginning on or before and ending after the Closing Date shall be allocated (i) to Crompton to the extent such Taxes are Excluded OSi Taxes, and (ii) to GE to the extent such Taxes are not Excluded OSi Taxes.

          (vi) Notwithstanding anything to the contrary herein, a party who is responsible for all or a portion of the Taxes pursuant to Section 2.16 or
Section 5.4(a)

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(the "PAYING PARTY") that another party is responsible for filing the Tax return or applicable form with respect to such Taxes (the "FILING PARTY") shall pay the amount of such Taxes for which the Paying Party is responsible to the Filing Party within five (5) days after the filing of the underlying Tax return. If a dispute arises (and is not resolved within five (5) days after the filing of the Tax return) between the Filing Party and the Paying Party as to the Tax return or the amount that the Paying Party owes to the Filing Party, the Paying Party shall pay to the Filing Party the amount that the Paying Party believes is owing to the Filing Party, and the parties shall resolve their dispute through the Independent Arbitrator described in Section 5.4(c) hereof. The Independent Arbitrator's determination shall be final and binding on both parties and its expenses shall be borne equally by both parties. Within five (5) days following resolution of the dispute, the appropriate party shall pay to the other party any amount determined to be due upon final resolution of the dispute.

          (vii) Crompton and GE agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Acquired OSi Subsidiaries as is reasonably necessary for the filing of any Tax returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. GE shall retain in its possession or cause the Acquired OSi Subsidiaries to retain in their possession, and shall provide Crompton reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Crompton may specify with respect to matters relating to Taxes for any Pre-Closing Tax Period until the relevant statute of limitations has expired. After such time, GE may dispose of such material; PROVIDED, that prior to such disposition GE shall give Crompton a reasonable opportunity to take possession of such materials.

     (b) WITHHOLDING AND REPORTING WITH RESPECT TO WAGES AND OTHER COMPENSATION.
(i) Crompton and GE acknowledge and agree that (A) Crompton will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Crompton or any OSi Subsidiary in connection with the operation or conduct of the OSi Business prior to or on the Closing Date and (B) GE will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by GE to any OSi Continuing Employee in connection with the operation or conduct of the OSi Business after the Closing Date.

          (ii) Crompton and GE acknowledge and agree that (A) GE will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by GE or any SC Subsidiary in connection with the operation or conduct of the SC Business prior to or on the Closing Date and (B) Crompton will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by

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Crompton to any SC Continuing Employee in connection with the operation or conduct of the SC Business after the Closing Date.

          (iii) Pursuant to Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, PROVIDED that Crompton provides GE with all necessary payroll records and that GE provides Crompton with all necessary payroll records for the calendar year that includes the Closing Date, GE shall furnish a Form W-2 to each OSi Continuing Employee and Crompton shall provide a Form W-2 to each SC Continuing Employee, disclosing all wages and other compensation paid for such calendar year, and Taxes withheld therefrom.

     (c) ALLOCATION OF CONSIDERATION. Crompton and GE recognize their mutual obligations pursuant to Section 1060 of the Code and any comparable state, local and foreign Tax laws to timely file IRS Forms 8594 and any comparable state, local or foreign Tax forms (collectively referred to as the "ASSET ACQUISITION STATEMENTS") with respect to the sale of the OSi Business and the SC Business with their respective federal income Tax returns to the extent that the transactions contemplated hereunder are not part of a like-kind exchange as set forth in Section 2.12 of this Agreement. Accordingly, Crompton and GE shall, no later than 120 days after the date of this Agreement, attempt in good faith to agree to the allocation of the total consideration (including the Earn-Out Amount) for the OSi Business and the SC Business among the Transferred OSi Assets and the Transferred SC Assets (other than the Transferred OSi Subsidiary Shares and the assets that were exchanged in a like-kind exchange pursuant to
Section 1031 of the Code or in connection therewith) consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and any comparable state, local and foreign Tax laws. Such allocation, which shall be consistent with the terms of this Agreement, including the Schedules thereto, shall be in the form set forth on SCHEDULE 5.4 and all Asset Acquisition Statements, including any amended or supplemental Asset Acquisition Statements required to take into account any Earn-Out Payments, shall be filed consistent with SCHEDULE 5.4, as hereafter agreed. If within 120 days after the date of this Agreement SCHEDULE 5.4 has not been agreed by the parties hereto, and the parties have not otherwise agreed upon an allocation with respect to the Asset Acquisition Statements, any disagreement with respect thereto shall be resolved by a mutually agreed-upon nationally recognized valuation firm or arbitrator with no material relationship with either party (the "INDEPENDENT ARBITRATOR"). The resolution of the Independent Arbitrator shall be binding on all parties without any further adjustment and Crompton and GE shall file the Asset Acquisition Statements in the form reflecting the resolution by the Independent Arbitrator. The costs, expenses and fees of the Independent Arbitrator shall be borne equally by Crompton and GE. Except as otherwise required pursuant to a "determination" under Section 1313(a) of the Code (or any comparable provision of state, local or non-U.S. Law), neither Crompton nor GE shall take, or shall permit its Affiliates to take, a Tax position which is inconsistent with the allocation reflected in the Asset Acquisition Statements.

     (d) TAX CLEARANCE CERTIFICATES. (i) Crompton (or the applicable Crompton Affiliate) shall use reasonable efforts to obtain all available Tax clearance certificates by

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notifying any taxing authority of the transactions contemplated by this
Agreement in the form and in the manner required by applicable Tax law and regulations if the failure to obtain such available Tax clearance certificates could subject GE, any GE Affiliate or any OSi Business Employee to any Taxes of Crompton or its Affiliates.

          (ii) GE (or the applicable GE Affiliate) shall use reasonable efforts to obtain all available Tax clearance certificates by notifying any taxing authority of the transactions contemplated by this Agreement in the form and in the manner required by applicable Tax law and regulations if the failure to obtain such available Tax clearance certificates could subject Crompton, any Crompton Affiliate or any SC Business Employee to any Taxes of GE or its Affiliates.

     (e) REFUNDS. Any Tax refund, credit or similar benefit (including any interest paid or credited with respect thereto and net of any Taxes payable with respect thereto) reflected on a Tax return filed by any Acquired OSi Subsidiary for a Pre-Closing Tax Period shall be allocated to Crompton, and if received by GE or any of its Affiliates, shall be paid over promptly to Crompton. GE shall, if Crompton so requests and at Crompton's expense, cause the relevant Acquired OSi Subsidiary to file for and use reasonable efforts to obtain or expedite the receipt of any refund to which Crompton is entitled; PROVIDED that any such filing would not reasonably be expected to have an adverse effect on GE or any of its Affiliates (including the Acquired OSi Subsidiaries). GE shall permit Crompton to participate in (at Crompton's expense) the prosecution of any such refund claim.

     (f) CERTAIN CLOSING DATE TRANSACTION. GE shall not, and shall cause its Affiliates not to, take any action or engage in any transaction that would result in an actual or deemed disposition of any asset of the OSi Business Joint Venture on the Closing Date after the Closing, other than in the ordinary course of business of the OSi Business Joint Venture.

     5.5 EMPLOYMENT OF EMPLOYEES OF THE OSI AND SC BUSINESSES.

     (a) CONTINUED EMPLOYMENT. The parties hereto agree to the following procedures designed to ensure that, except as specifically provided in this
Section 5.5(a), there shall be continuity of employment with respect to the OSi Business Employees and the SC Business Employees (the OSi Business Employees and the SC Business Employees shall collectively be referred to as the "EMPLOYEES"):

         (i) Except as provided in Section 5.5(a)(iv), GE shall offer employment, commencing on the Closing Date, to the OSi Business Employees, including those OSi Business Employees on vacation, leave of absence, short-term disability leave or long-term disability leave (collectively, "LEAVE") on the Closing Date, on terms consistent with the provisions of Section 5.5(a)(iii) and with the provisions of Section 5.5(b) or Section 5.8(a), as applicable; PROVIDED, HOWEVER, that in the event that the parties enter into the Employee Lease Agreement, (x) the offers made to OSi Business Employees whose employment is governed by the OSi Collective Bargaining

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Agreement shall offer employment commencing as of the expiration of the term of such Employee Lease Agreement, and (y) upon such expiration, offers shall be made as well to any employees hired after the Closing Date whose employment is governed by the OSi Collective Bargaining Agreement (the employees covered by (x) and (y), the "OSI BARGAINING EMPLOYEES"); and, PROVIDED, FURTHER, that the provisions of this Section 5.5(a)(i) shall not apply to the OSi Business Employees listed on Exhibit A of the OSi Manufacturing and Services Agreement or to any employees hired after the Closing Date with respect to the OSi Business facilities in Korea, Mexico, and Thailand that are governed by such agreement (collectively, such listed employees and employees hired after the Closing Date, the "OSI MANUFACTURING AGREEMENT EMPLOYEES").

          (ii) Except as provided in Section 5.5(a)(iv), Crompton shall offer employment, commencing on the Closing Date, to the SC Business Employees, including those SC Business Employees on Leave on the Closing Date, on terms consistent with the provisions of Section 5.5(a)(iii) and with the provisions of
Section 5.5(b) or Section 5.8(a), as applicable; provided, however, that the provisions of this Section 5.5(a)(ii) shall not apply to the SC Business Employees listed on Exhibit A of the SC Manufacturing and Services Agreement or to any employees hired after the Closing Date with respect to the SC Business facility in the Netherlands that is governed by such agreement (collectively, such listed employees and employees hired after the Closing Date, the "SC MANUFACTURING AGREEMENT EMPLOYEES"). The OSi Manufacturing Agreement Employees and the SC Manufacturing Agreement Employees shall collectively be referred to as the "MANUFACTURING AGREEMENT EMPLOYEES."

          (iii) Except as provided in Section 5.5(a)(iv), GE and Crompton agree to use commercially reasonable efforts so that the terms and conditions of all offers of employment made pursuant to this Section 5.5(a) shall satisfy all requirements of applicable Law and shall be sufficient to prevent (to the extent possible under applicable Law) giving rise to a right, on the part of any Employee, to receive any Severance Benefit arising out of or as a consequence of the consummation of any transactions contemplated by this Agreement. Except as provided in Section 5.5(a)(iv), GE and Crompton also agree that offers of employment made pursuant to this Section 5.5 shall be for "comparable positions." For purposes of this Section 5.5, a "comparable position" shall mean a position paying at least the same base salary as such Employee was receiving immediately prior to such Employee's Transfer Date and at a principal site of employment that is not more than 35 miles (50 miles in the case of the Employees listed on SCHEDULE 5.5(A)(III)) further in distance from such Employee's residence immediately prior to such Employee's Transfer Date than is such Employee's principal place of employment immediately prior to such Employee's Transfer Date.

          (iv) Notwithstanding the foregoing, GE shall not be obligated to offer employment to the OSi Business Employees identified as "EXCLUDED OSI BUSINESS EMPLOYEES" on SCHEDULE 5.5(A)(IV)(A), and Crompton shall not be obligated to offer employment to the SC Business Employees identified as "EXCLUDED SC BUSINESS EMPLOYEES" on SCHEDULE 5.5(A)(IV)(B). GE and Crompton may amend the lists of Excluded OSi Business Employees and Excluded SC Business Employees, respectively,

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in each case with the consent of the other party, which consent shall not be unreasonably withheld. Crompton shall be responsible for, and shall reimburse GE for, any Severance Benefits due to any Excluded SC Business Employee as a result of the termination of his or her employment with GE and its Affiliates, provided that such termination occurs not later than 90 days after the Closing Date. GE shall be responsible for, and shall reimburse Crompton for, any Severance Benefits due to any Excluded OSi Business Employee as a result of the termination of his or her employment with Crompton and its Affiliates, provided that such termination occurs not later than 90 days after the Closing Date.

          (v) Employees (including for purposes of this Section 5.5(a)(v) OSi Bargaining Employees and Manufacturing Agreement Employees hired after the Closing Date) who are offered employment by either GE or Crompton pursuant to Sections 5.5(a)(i), (ii) and (iii) (or, in the case of Manufacturing Agreement Employees, who are offered employment pursuant to the procedures set forth, in the applicable Manufacturing and Services Agreement) and who commence such employment, or transfer automatically pursuant to any applicable Law shall hereafter be referred to as either "OSi Continuing Employees" or "SC Continuing Employees" (the OSi Continuing Employees and the SC Continuing Employees shall collectively be referred to as the "CONTINUING EMPLOYEES"); PROVIDED, HOWEVER, that each Employee who is on disability leave or other leave of absence on the Closing Date (or, in the case of OSi Bargaining Employees and Manufacturing Agreement Employees, on the date that would have been such Employee's Transfer Date were such Employee not on such leave of absence) (each such Employee, an "ON-LEAVE EMPLOYEE") shall become a Continuing Employee only if and when he or she returns to work with GE or Crompton, as applicable, and only if such return occurs within either (A) 18 months from the date that such leave or leave of absence commenced, in the case of a leave in connection with a work-related illness or condition, or 12 months from the date that such leave or leave of absence commenced, in the case of any other type of leave or (B) if longer, the period during which such Employee has a statutory right to return to work (the date of such return, with respect to the applicable On-Leave Employee, the "RETURN-FROM-LEAVE DATE"). SCHEDULE 3.9(A) identifies each OSi Business Employee who is on Leave as of the date hereof, and SCHEDULE 4.9(A) identifies each SC Business Employee on Leave as of the date hereof. Crompton and GE, respectively, shall update such schedules to identify the employees who are on Leave as of the Closing Date.

          (vi) The "TRANSFER DATE" for each Continuing Employee other than an On-Leave Employee or a Manufacturing Agreement Employee shall be the Closing Date, the Transfer Date for each On-Leave Employee shall be the applicable Return-From-Leave Date, and the Transfer Date for each Manufacturing Agreement Employee (who is not an On-Leave Employee) who becomes a Continuing Employee shall be the date of expiration of the Schedule of the Manufacturing and Services Agreement relating to the Facility (as defined in the applicable Manufacturing and Services Agreement) which relates to such Manufacturing Agreement Employee; PROVIDED, HOWEVER, that in the event that the parties enter into the Employee Lease Agreement, the Transfer Date for each OSi

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Bargaining Employee shall be the date of expiration of the term of such Employee
Lease Agreement.

          (vii) Notwithstanding any other provision of this Agreement, (A) in the event that any OSi Business Employee is determined prior to the Closing Date to be a target or subject of any investigation with respect to Crompton and its Affiliates by the Department of Justice relating to antitrust violations, at GE's request, Crompton shall remove such OSi Business Employee from the list of OSi Business Employees (and, if such OSi Business Employee is an Excluded OSi Business Employee, from the list of Excluded OSi Business Employees), and (B) in the event that any SC Business Employee is determined prior to the Closing Date to be a target or subject of any investigation with respect to GE and its Affiliates by the Department of Justice relating to antitrust violations, at Crompton's request, GE shall remove such SC Business Employee from the list of SC Business Employees (and, if such SC Business Employee is an Excluded SC Business Employee, from the list of Excluded SC Business Employees).

     (b) POST-CLOSING BENEFITS. GE or Crompton, as applicable, shall provide each Continuing Employee, until the first anniversary of the Closing Date (or, if earlier, until the termination of such Continuing Employee's employment), a base salary that is not less than the base salary provided to such Continuing Employee by Crompton or GE, as applicable, immediately prior to the Closing Date. Except as otherwise provided or required under foreign Law or an applicable collective bargaining agreement: (i) GE shall maintain or contribute to (or cause its Subsidiaries to maintain or contribute to) with respect to the OSi Continuing Employees, for a period of one year after the Closing Date, without interruption, employee compensation, benefit plans, policies, programs and arrangements (the "GE POST-CLOSING PLANS") that are comparable in aggregate value to those provided to the OSi Continuing Employees as of the date hereof; and (ii) Crompton shall maintain or contribute to (or cause its Subsidiaries to maintain or contribute to) with respect to the SC Continuing Employees, for a period of one year after the Closing Date, without interruption, employee compensation, benefit plans, policies, programs and arrangements (the "CROMPTON POST-CLOSING PLANS") that are comparable in aggregate value to those provided to the SC Continuing Employees as of the date hereof; PROVIDED, HOWEVER, that the determination of whether the employee compensation, benefit plans, policies, programs and arrangements offered to OSi Continuing Employees or to SC Continuing Employees are comparable in aggregate value to those provided prior to the Closing Date, respectively, to OSi Continuing Employees or SC Continuing Employees shall not take into account Severance Benefits. The parties agree that both the GE Post-Closing Plans and the Crompton Post-Closing Plans shall include participation by each Continuing Employee employed in the United States in a qualified defined benefit pension plan and in a retiree medical benefit plan, but that in no event shall any particular plan design or level of benefits with respect to such plans be required. The parties further agree that the determination of whether the GE Post-Closing Plans or the Crompton Post-Closing Plans meet the requirements of this Section 5.5(b) shall be made by evaluating such plans with respect to the OSi Continuing Employees or the SC Continuing Employees, as applicable, as a group, rather than on an individual-by-individual basis.


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     (c) SERVICE CREDIT. Continuing Employees shall be given credit under GE's and Crompton's employee benefit plans for all service with either GE or Crompton (or predecessor employers to the extent GE or Crompton, as applicable, provide past service credit) for purposes of eligibility and vesting and calculation of vacation, sick days and severance pay and except to the extent that such credit would result in a duplication of benefits for such credited period of service. Without limiting the foregoing, for all purposes under the employee benefit plans of either GE or Crompton providing benefits primarily to Continuing Employees employed outside the United States of America after the Closing Date, each such Continuing Employee shall be credited with his or her years of service with GE or Crompton (or any predecessor employers prior to the Closing Date) to the extent and in the manner required under applicable Law.

     (d) SEVERANCE.

          (i) The parties hereto agree to allocate liability for any Severance Benefits due to Employees as follows, except as provided in Section 5.5(a)(iv):

          (A) GE shall be responsible for and shall pay and provide any Severance Benefits due to any SC Business Employee as a result of the termination of his or her employment before the Closing Date, and Crompton shall be responsible for and shall pay and provide any Severance Benefits due to any OSi Business Employee as a result of the termination of his or her employment before the Closing Date.

          (B) GE shall be responsible for and shall pay and provide (or reimburse, as applicable) all Severance Benefits due to OSi Business Employees as a result of (I) the termination of their employment with Crompton and its Affiliates on or after the Closing Date (including as a result of the transactions contemplated by this Agreement) if such termination and/or entitlement to Severance Benefits is due to GE's failure to comply with Section 5.5(a)(iii) or to the failure of such terms and conditions to prevent the right to Severance Benefits from arising, and/or (II) the termination of their employment with GE and its Affiliates on or after the Closing Date; PROVIDED, HOWEVER, that GE shall not be responsible for any Severance Benefits provided under any Crompton Benefit Plan to an OSi Business Employee employed in the United States who received an offer from GE complying with Section 5.5(a)(iii).

          (C) Crompton shall be responsible for and shall pay and provide (or reimburse, as applicable) all Severance Benefits due to SC Business Employees as a result of (I) the termination of their employment with GE and its Affiliates on and after the Closing Date (including as a result of the transactions contemplated by this

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               Agreement) if such termination and/or entitlement to Severance
               Benefits is due to Crompton's failure to comply with Section 5.5(a)(iii) or to the failure of such terms and conditions to prevent the right to Severance Benefits from arising, and/or (II) the termination of their employment with Crompton and its Affiliates on or after the Closing Date; PROVIDED, HOWEVER, that Crompton shall not be responsible for any Severance Benefits provided under any GE Benefit Plan to an SC Business Employee employed in the United States who received an offer from Crompton complying with Section 5.5(a)(iii).

          (ii) For a period of one year following the Closing Date, GE shall, or shall cause its Subsidiaries to, provide to each OSi Continuing Employee who is terminated under circumstances entitling such OSi Continuing Employee to benefits under the terms of GE's severance plans and practices generally applicable to similarly situated GE employees severance benefits in accordance with the terms of such severance plans and practices, and Crompton shall, or shall cause its Subsidiaries to, provide to each SC Continuing Employee who is terminated under circumstances entitling such SC Continuing Employee to benefits under the terms of Crompton's severance plans and practices generally applicable to similarly situated Crompton employees severance benefits in accordance with the terms of such severance plans and practices. Notwithstanding the foregoing, this Section 5.5(d)(ii) shall not apply in the case of Severance Benefits which are required under applicable Law or the provisions of an applicable collective bargaining agreement.

     (e) BASE SALARY AND PAYROLL. GE shall retain liability for payment of, and for any Claims relating to, base salary, wages and overtime pay for each SC Continuing Employee accruing prior to or on such SC Continuing Employee's Transfer Date and shall assume responsibility for payments of base salary, wages and overtime pay to each OSi Continuing Employee accruing after such OSi Continuing Employee's Transfer Date, and Crompton shall retain liability for payment of, and for any Claims relating to, base salary, wages and overtime pay for each OSi Continuing Employee accruing prior to or on such OSi Continuing Employee's Transfer Date and shall assume responsibility for payments of base salary, wages and overtime pay to each SC Continuing Employee accruing after the such SC Continuing Employee's Transfer Date.

     (f) EMPLOYMENT AGREEMENTS. As of the Closing Date, GE shall assume all liabilities and obligations under each of the employment agreements listed on
SCHEDULE 5.5(F), and GE shall assume and be solely responsible for all liabilities arising out of or resulting from such assumption. GE shall use commercially reasonable efforts to obtain any consents that may be required to such assumption, but a failure of such consent shall not relieve GE of the obligations and liabilities assumed under the preceding sentence.

     (g) ALLOCATION OF LIABILITIES GENERALLY. Except as specifically provided elsewhere in Sections 5.5 through 5.8: (i) (A) neither GE nor any of its Affiliates shall

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adopt, become a sponsoring employer of, or have any obligations under or with respect to the Crompton Benefit Plans, (B) Crompton and its Affiliates shall be solely responsible for any and all liabilities which have arisen or may arise under or in connection with any Crompton Benefit Plan, (C) neither Crompton nor any of its Affiliates shall adopt, become a sponsoring employer of, or have any obligations under or with respect to the GE Benefit Plans, and (D) GE and its Affiliates shall be solely responsible for any and all liabilities which have arisen or may arise under or in connection with any GE Benefit Plan; (ii) GE and its Affiliates shall be solely responsible for any and all liabilities relating to or arising out of the employment of SC Business Employees who do not become SC Continuing Employees, whether such liabilities arise before, on or after the Closing Date, and Crompton and its Affiliates shall be solely responsible for any and all liabilities relating to or arising out of the employment of OSi Business Employees who do not become OSi Continuing Employees, whether such liabilities arise before, on or after the Closing Date; and (iii) GE and its Affiliates shall be solely responsible for any and all liabilities relating to or arising out of the employment of any SC Business Employee before his or her Transfer Date, and Crompton and its Affiliates shall be solely responsible for any and all liabilities relating to or arising out of the employment of any OSi Business Employee before his or her Transfer Date.

     (h) COOPERATION. GE and Crompton shall cooperate with each other in carrying out the terms of Sections 5.5 through 5.8 herein, and each party shall exchange such information with the other party, as may reasonably be required by the other party, with respect thereto.

     5.6 RETIREMENT PLANS

     (a) WITCO CORPORATION RETIREMENT PLAN. Prior to the Closing Date, or as soon as reasonably practicable thereafter, Crompton shall cause the Witco Corporation Retirement Plan to be amended to provide that each OSi Continuing Employee who participates in such plan on the Closing Date shall be fully vested in his or her entire accrued benefit in such plan as of the Closing Date. Such benefits shall be payable to each such OSi Continuing Employee, or, in the case of an OSi Continuing Employee's death, to such OSi Continuing Employee's beneficiaries, in accordance with the terms of such plan and the requirements of applicable Law.

     (b) RETIREMENT PROGRAM FOR EMPLOYEES OF OSI SPECIALTIES, INC. Prior to the Closing Date, Crompton shall amend the Retirement Program for Employees of OSi Specialties, Inc. (the "OSI RETIREMENT PLAN") to provide that each OSi Continuing Employee who participates in such plan on the Closing Date shall be fully vested in his or her entire accrued benefit in such plan as of the Closing Date. Notwithstanding any other provision of this Agreement, in the event that the Closing Date occurs prior to the expiration of the OSi Collective Bargaining Agreement (including any extension thereto obtained by Crompton pursuant to Section 5.2(a)(viii)), GE and Crompton shall enter into the Employee Lease Agreement on the Closing Date.

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


     (c) CROMPTON DEFINED CONTRIBUTION PLANS. Prior to the Closing Date, or as soon as reasonably practicable thereafter, Crompton shall contribute to the Crompton Corporation Employee Savings Plan (the "CROMPTON 401(K) PLAN") and the Crompton Corporation Employee Stock Ownership Plan (the "CROMPTON ESOP") an amount equal to the salary deferral and other contributions (if any) of each OSi Continuing Employee who participates in the Crompton 401(k) Plan and Crompton ESOP plus related matching contributions through the Closing Date, and Crompton shall cause the Crompton 401(k) Plan and the Crompton ESOP to be amended to provide that each such OSi Continuing Employee shall be fully vested in his or her accounts in the Crompton 401(k) Plan and Crompton ESOP.

     (d) NON-U.S. RETIREMENT PLANS. The treatment of pension and similar benefits of Employees employed outside the United States of America shall be set forth on SCHEDULE 5.6(D).

     (e) GE PENSION PLAN. Prior to the Closing Date, or as soon as reasonably practicable thereafter, GE shall cause the GE Pension Plan to be amended to provide that each SC Continuing Employee who participates in such plan on the Closing Date shall be fully vested in his or her entire accrued benefit in such plan as of the Closing Date. Such benefits shall be payable to each such SC Continuing Employee, or, in the case of an SC Continuing Employee's death, to the SC Continuing Employee's beneficiaries, in accordance with the terms of the GE Pension Plan and the requirements of applicable Law.

     (f) GE DEFINED CONTRIBUTION PLAN. Prior to the Closing Date, or as soon as reasonably practicable thereafter, GE shall contribute to the GE Savings and Security Program (the "GE 401(K) PLAN") an amount equal to the salary deferral and other contributions (if any) of each SC Continuing Employee who participates in the GE 401(k) Plan plus related matching contributions through the Closing Date, and GE shall cause the GE 401(k) Plan to be amended to provide that each such SC Continuing Employee shall be fully vested in his or her account balance determined after taking into account the contributions described in this paragraph.

     (g) 401(k) ASSETS. Effective as of the Closing Date, GE shall have in effect a qualified defined contribution plan (the "NEW GE 401(K) PLAN") that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code designed to provide benefits as of the Closing Date to OSi Continuing Employees participating in the Crompton 401(k) Plan as of the Closing Date, and Crompton shall have in effect a qualified defined contribution plan (the "NEW CROMPTON 401(K) PLAN") that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code designed to provide benefits as of the Closing Date to SC Continuing Employees participating in the GE 401(k) Plan as of the Closing Date. Effective as of the applicable Transfer Date, (i) each OSi Continuing Employee who was a participant in the Crompton 401(k) Plan shall be deemed terminated from employment solely for purposes of such Plan in accordance with Code Section 401(k) and the regulations thereunder, and to the extent permitted, shall be entitled to a distribution of his or her respective account

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balance and shall have all statutory rights with respect to such distribution including an individual direct rollover distribution to the New GE 401(k) Plan in accordance with Section 401(a)(31) of the Code, and (ii) each SC Continuing Employee who was a participant in the GE 401(k) Plan shall be deemed terminated from employment solely for purposes of such Plan in accordance with Code Section 401(k) and the regulations thereunder, and to the extent permitted, shall be entitled to a distribution of his or her respective account balance and shall have all statutory rights with respect to such distribution including an individual direct rollover distribution to the New Crompton 401(k) Plan in accordance with Section 401(a)(31) of the Code. Both the New GE 401(k) Plan and the New Crompton 401(k) Plan shall provide for the receipt of the rollovers contemplated by the preceding sentence. The New Crompton 401(k) Plan shall provide for the receipt in kind (and subject to the same terms to which the applicable loan was subject under the GE 401(k) Plan prior to the applicable Transfer Date) of any participant loans held by an SC Continuing Employee pursuant to the GE 401(k) Plan; PROVIDED, HOWEVER, that an SC Continuing Employee may transfer such a loan only if such Continuing Employee elects as well to roll over his or her entire account balance. Each OSi Continuing Employee shall be permitted to continue to repay participant loans to the Crompton 401(k) Plan after such OSi Continuing Employee's Transfer Date; PROVIDED, HOWEVER, that if any OSi Continuing Employee elects a distribution or rollover of all or a portion of such OSi Continuing Employee's Crompton 401(k) account balance, such OSi Continuing Employee shall be required immediately to repay all participant loans outstanding under the Crompton 401(k) Plan. GE and Crompton shall provide each other copies of the most recent Internal Revenue Service favorable determination letter with respect to the GE 401(k) Plan and the Crompton 401(k) Plan, as applicable, and a certification from an appropriate corporate officer that such respective plans are intended to qualify under
Section 401 of the Code and are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of such plans which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code. The transactions contemplated by this Section 5.6(g) shall depend upon compliance with the preceding sentence.

     5.7 WELFARE BENEFITS

     (a) ALLOCATION OF LIABILITY. Without limiting the generality of Section 5.5(g):

          (i) GE and its Affiliates shall be solely responsible for (A) Claims for Welfare Benefits and for workers' compensation, in each case that are incurred by or with respect to any SC Business Employee before his or her Transfer Date; (B) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any SC Business Employee and his or her beneficiaries and dependents that occur on or before such SC Business Employee's Transfer Date; (C) Claims for Welfare Benefits and for workers' compensation, in each case that are incurred by or with respect to any SC Business Employee who does not become an SC Continuing Employee, whether incurred before, on or after the Closing Date; (D) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any SC Business Employee who does


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not become an SC Continuing Employee and his or her beneficiaries and dependents, whether occurring before, on or after the Closing Date; (E) Claims for Welfare Benefits and for workers compensation, in each case that are incurred by or with respect to any OSi Continuing Employee on or after his or her Transfer Date; and (F) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any OSi Continuing Employee and his or her beneficiaries and dependents that occur after such OSi Continuing Employee's Transfer Date;

          (ii) Crompton and its Affiliates shall be solely responsible for
(A) Claims for Welfare Benefits and for workers' compensation, in each case that are incurred by or with respect to any OSi Business Employee before his or her Transfer Date; (B) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any OSi Business Employee and his or her beneficiaries and dependents that occur on or before such OSi Business Employee's Transfer Date; (C) Claims for Welfare Benefits and for workers' compensation, in each case that are incurred by or with respect to any OSi Business Employee who does not become an OSi Continuing Employee, whether incurred before, on or after the Closing Date; (D) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any OSi Business Employee who does not become an OSi Continuing Employee and his or her beneficiaries and dependents, whether occurring before, on or after the Closing Date; (E) Claims for Welfare Benefits and for workers compensation, in each case that are incurred by or with respect to any SC Continuing Employee on or after his or her Transfer Date, and (F) Claims relating to COBRA Coverage attributable to "qualifying events" with respect to any SC Continuing Employee and his or her beneficiaries and dependents that occur after such SC Continuing Employee's Transfer Date;

         (iii) Notwithstanding anything else contained in this Section 5.7(a), in the event that the parties enter into the Employee Lease Agreement, the allocation of liabilities with respect to Claims for Welfare Benefits incurred by OSi Bargaining Employees during the term of such Employee Lease Agreement shall be governed by such Employee Lease Agreement; and

         (iv) For purposes of this Section 5.7(a), a Claim is deemed incurred when the services that are the subject of the Claim are performed; PROVIDED, HOWEVER, that in the case of life insurance, a Claim is deemed incurred when the death occurs, that in the case of disability benefits, a Claim is deemed incurred when the illness or condition that gives rise to the disability first occurs, and that, in the case of a hospital stay, all Claims for medical services rendered and medical supplies provided during such stay are deemed incurred when the Employee or beneficiary first enters the hospital; PROVIDED, FURTHER, HOWEVER, that a Claim for disability shall be deemed incurred on the date such Claim is made if such Claim is made after (A) the 18-month anniversary of the Closing Date, in the case of a Claim in connection with a work-related illness or condition, or (B) the first anniversary of the Closing Date, in the case of a Claim in connection with any other illness or condition.

     (b) FLEXIBLE SPENDING PLANS.

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         (i) GE and Crompton shall take all actions necessary or appropriate so that, effective as of the Closing Date, (A) the account balances (whether positive or negative) (the "SC COVERED EMPLOYEES TRANSFERRED ACCOUNT BALANCES") under GE Flexible Spending Accounts (the "GE FLEX PLAN") of the SC Business Employees who are participants in the GE Flex Plan (the "SC COVERED EMPLOYEES") shall be transferred to one or more comparable plans of Crompton (collectively, the "CROMPTON FLEX PLANS FOR SC COVERED EMPLOYEES"); (B) the elections, contribution levels and coverage levels of the SC Covered Employees shall apply under the Crompton Flex Plans for SC Covered Employees in the same manner as under the GE Flex Plan; and (C) the SC Covered Employees shall be reimbursed from the Crompton Flex Plans for SC Covered Employees for Claims incurred at any time during the plan year of the GE Flex Plan in which the Closing Date occurs submitted to the Crompton Flex Plans for SC Covered Employees from and after the Closing Date on the same basis and the same terms and conditions as under the GE Flex Plan.

          (ii) GE and Crompton shall take all actions necessary or appropriate so that, effective as of the Closing Date, (A) the account balances (whether positive or negative) (the "OSI COVERED EMPLOYEES TRANSFERRED ACCOUNT BALANCES") under the Crompton Corporation Flexible Benefits Program (the "CROMPTON FLEX PLAN") of the OSi Business Employees who are participants in the Crompton Flex Plan (the "OSI COVERED EMPLOYEES") shall be transferred to one or more comparable plans of GE (collectively, the "GE FLEX PLANS FOR OSI COVERED EMPLOYEES"); (B) the elections, contribution levels and coverage levels of the OSi Covered Employees shall apply under the GE Flex Plans for OSi Covered Employees in the same manner as under the Crompton Flex Plan; and (C) the OSi Covered Employees shall be reimbursed from the GE Flex Plans for OSi Covered Employees for Claims incurred at any time during the plan year of the Crompton Flex Plan in which the Closing Date occurs submitted to the GE Flex Plans for OSi Covered Employees from and after the Closing Date on the same basis and the same terms and conditions as under the Crompton Flex Plan.

          (iii) As soon as practicable after the Closing Date, and in any event within 10 business days after both the amount of the OSi Covered Employees Transferred Account Balances and the amount of the SC Covered Employees Transferred Account Balances have been determined, (A) if the SC Covered Employees Transferred Account Balances exceeds the OSi Covered Employees Transferred Account Balance, GE shall pay Crompton the amount of the excess or
(B) if the OSi Covered Employees Transferred Account Balances exceeds the SC Covered Employees Transferred Account Balance, Crompton shall pay GE the amount of the excess.

          (iv) Notwithstanding anything else contained in this Section 5.7(b), in the event that the parties enter into the Employee Lease Agreement, (A) the transfers and payments set forth above in Sections 5.7(b)(i-iii) shall occur in accordance with the provisions of such sections, but for purposes of such transfers and payments, all references in Sections 5.7(b)(i-iii) to the OSi Business Employees shall be deemed to refer to all OSi Business Employees other than the OSi Bargaining Employees, (B) effective as of expiration of the term of such Employee Lease Agreement, (1) the account

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


balances (whether positive or negative) (the "OSI BARGAINING EMPLOYEE TRANSFERRED ACCOUNT BALANCES") under the Crompton Flex Plan of the OSi Bargaining Employees who are participants in the Crompton Flex Plan (the "OSI BARGAINING COVERED EMPLOYEES") shall be transferred to one or more of the GE Flex Plans for OSi Covered Employees; (2) the elections, contribution levels and coverage levels of the OSi Bargaining Covered Employees shall apply under the GE Flex Plans for OSi Covered Employees in the same manner as under the Crompton Flex Plan; and (3) the OSi Bargaining Covered Employees shall be reimbursed from the GE Flex Plans for OSi Covered Employees for claims incurred at any time during the plan year of the Crompton Flex Plan in which the expiration of such Employee Lease Agreement occurs submitted to the GE Flex Plans for OSi Covered Employees from and after the date of expiration of such Employee Lease Agreement on the same basis and the same terms and conditions as under the Crompton Flex Plan, and (C) as soon as practicable after the date of expiration of such Employee Lease Agreement, and in any event within 10 business days after the amount of the OSi Bargaining Employee Transferred Account Balances is determined, Crompton shall pay GE the net aggregate amount of the OSi Bargaining Employee Transferred Account Balances, if such amount is positive, and GE shall pay Crompton the net aggregate amount of the OSi Bargaining Employee Transferred Account Balances, if such amount is negative.

     (c) VACATION AND SICK LEAVE.

         (i) GE and Crompton shall allow each OSi Continuing Employee and SC Continuing Employee, respectively, to use the vacation and sick leave that such Continuing Employee has accrued but not used as of the applicable Transfer Date (including, for the avoidance of doubt, any such leave attributable to years prior to the year during which the applicable Transfer Date occurs), except as otherwise required by applicable Law; PROVIDED, HOWEVER, that (A) in the case of an OSi Continuing Employee whose annual vacation entitlement under the applicable Crompton vacation policy in effect immediately prior to the applicable Transfer Date is greater than under the applicable GE vacation policy on and after the applicable Transfer Date, such OSi Continuing Employee shall retain the greater vacation entitlement until such Employee would be entitled to the same or greater vacation entitlement under the applicable GE vacation policy and (B) in the case of a SC Continuing Employee whose annual vacation entitlement under the applicable GE vacation policy in effect immediately prior to the applicable Transfer Date is greater than under the applicable Crompton vacation policy on and after the applicable Transfer Date, such SC Continuing Employee shall retain the greater vacation entitlement until such Employee would be entitled to the same or greater vacation entitlement under the applicable Crompton vacation policy.

         (ii) As soon as practicable following the delivery of the Closing OSi Statement and the Closing SC Statement, (A) Crompton shall transfer to GE an amount equal to (x) the accrued liability as of the Closing Date with respect to the accrued but not used vacation and sick leave of the OSi Business Employees (other than Excluded OSi Employees) minus (y) the accrued liability as of the Closing Date with respect to the accrued but not used vacation and sick of the SC Business Employees (other than

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Excluded SC Employees), if such number is positive, or (B) GE shall transfer to
Crompton an amount equal to (x) the accrued liability as of the Closing Date with respect to the accrued but not used vacation and sick leave of the SC Business Employees (other than Excluded SC Employees) minus (y) the accrued liability as of the Closing Date with respect to the accrued but not used vacation and sick leave of the OSi Business Employees (other than Excluded OSi Employees), if such number is positive.

     (d) RELOCATION BENEFITS. With regard to the cost-of-living-adjustment payments described on SCHEDULE 5.7(D) that are being provided by Crompton to certain OSi Business Employees pursuant to the Crompton Corporation Relocation Policy, Crompton shall make payments which come due prior to the Closing Date, and GE shall make payments which would have come due on or after the Closing Date had the applicable OSi Business Employee remained employed by Crompton and its Affiliates. With regard to all other expenses incurred by the OSi Business Employees listed on SCHEDULE 5.7(D) that are eligible for reimbursement pursuant to the Crompton Corporation Relocation Policy, Crompton shall make such reimbursements regardless of when submitted for payment and GE shall have no liability with respect to such expenses.

     5.8 LABOR MATTERS

     (a) COLLECTIVE BARGAINING AGREEMENTS.

         (i) As of the Closing Date (or, in the event that the parties enter into the Employee Lease Agreement, upon expiration of the term of such Employee Lease Agreement), GE shall assume all liabilities and obligations (including the obligation to provide retiree medical benefits to eligible individuals) with respect to OSi Continuing Employees under the OSi Collective Bargaining Agreement, and GE shall assume and be solely responsible for all liabilities arising out of or resulting from such assumption. The foregoing shall not be construed to require GE to assume the OSi Retirement Plan or any Claims described in Section 2.5(g) that arise out of the operation of the OSi Business prior to the Closing Date. For the avoidance of doubt, the parties agree and acknowledge that Claims arising out of GE's assumption pursuant to this Section 5.8(a)(i) of the obligation to provide retiree medical benefits (to eligible individuals) with respect to OSi Continuing Employees under the OSi Collective Bargaining Agreement are not Claims arising out of the operation of the OSi Business prior to the Closing Date.

         (ii) As of the Closing Date, GE shall assume all liabilities and obligations under the works council agreements relating to OSi Continuing Employees that are listed on SCHEDULE 5.8(A)(II)(A), and Crompton shall assume all liabilities and obligations under the works council agreements relating to SC Continuing Employees that are listed on SCHEDULE 5.8(A)(II)(B). The foregoing shall not be construed to require GE to assume any Claims described in Section 2.5(g) that arise out of the operation of the OSi Business prior to the Closing Date, nor shall it be construed to require Crompton to assume any Claims described in Section 2.9(g) that arise out of the operation of the SC Business prior to the Closing Date.

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         (iii) Nothing herein shall obligate Crompton to assume any collective bargaining or similar agreement with SC Business Employees, including any such agreement that may be entered into after the date hereof with a labor union representing SC Business Employees employed at Morgantown, West Virginia, and GE shall not take any action that could result in a requirement that Crompton assume any such agreement.

         (iv) Each of GE and Crompton shall use commercially reasonable efforts to obtain any consents that may be required to facilitate the assumption of liabilities and obligations contemplated by this Section 5.8(a), but any failure to obtain any such consents shall not relieve GE or Crompton of any obligations and liabilities assumed under this Section 5.8(a).

     (b) WARN. GE and Crompton shall not, at any time between the date hereof and the Closing Date or at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the OSi Business or SC Business, without complying with the notice requirements and other provisions of WARN.

     5.9 COLLATERAL AGREEMENTS; LEASED EQUIPMENT

     (a) On or prior to the Closing Date, (i) GE shall execute and deliver to Crompton, and Crompton or the applicable OSi Subsidiary shall execute and deliver to GE the Collateral Agreements (other than the GE Plastics Agreement and the GE Betz Agreement), subject to Sections 2.13(c) and 2.13(d) hereof, and
(ii) GE shall execute, deliver and assign to Crompton, and Crompton shall accept the assignment of, the GE Plastics Agreement and the GE Betz Agreement.

     (b) (i) Prior to the Closing Date, Crompton shall (A) provide GE with the costs and other terms applicable to the Leased OSi Equipment and GE shall decide (subject to the terms of applicable agreements) whether such Leased OSi Equipment will (x) transfer to GE as of the Closing Date by GE assuming the leases for such equipment, in which case such lease agreement shall be deemed an OSi Contract hereunder, or (y) be acquired by GE as of the Closing Date by GE paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the leases (the "TRANSFERRED LEASED OSI EQUIPMENT") and (B) take such actions as necessary to fulfill GE's decision, including giving any applicable notices to lessors sufficiently prior to Closing so as not to delay Closing from the date it otherwise would have occurred.

         (ii) Prior to the Closing Date, GE shall (A) provide Crompton with the costs and other terms applicable to the Leased SC Equipment and Crompton shall decide (subject to the terms of applicable agreements) whether such Leased SC Equipment will (x) transfer to Crompton as of the Closing Date by Crompton assuming the leases for such equipment, in which case such lease agreement shall be deemed an SC Contract hereunder, or (y) be acquired by Crompton as of the Closing Date by Crompton paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the

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leases (the "TRANSFERRED LEASED SC EQUIPMENT") and (B) take such actions as necessary to fulfill Crompton's decision, including giving any applicable notices to lessors sufficiently prior to Closing so as not to delay Closing from the date it otherwise would have occurred.

     5.10 COMMERCIALLY REASONABLE EFFORTS

     (a) Consistent with the terms of Section 2.13 and the remainder of this
Section 5.10, each party will use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts with third parties,
(ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (iv) to affect all necessary registrations and filings and submissions of information requested by any Government Authority.

     (b) Each of Crompton and GE shall (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents or other materials received by each of them or any of their respective Subsidiaries from the FTC, the Antitrust Division or any other Governmental Body with respect to such filings or such transactions, and
(iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Bodies under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other party hereto of any material oral communication with, and provide copies of any and all written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body with respect to any such filings, investigations or other inquiries without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs,

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arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws. Crompton and GE may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section
5.10 as "outside counsel only," PROVIDED, HOWEVER, that materials concerning the valuation of the OSi Business or the SC Business may be redacted. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (Crompton or GE, as the case may be).

     (c) Each of Crompton and GE shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the Antitrust Laws. In connection therewith, each of Crompton and GE shall use their commercially reasonable efforts to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other Governmental Body with respect to the transactions contemplated by this Agreement to enable the consummation of the transactions contemplated by this Agreement to occur as soon as reasonably possible. Furthermore, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as a violation of any Antitrust Law, each of Crompton and GE shall cooperate and use commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal, unless, by mutual agreement, Crompton and GE decide that litigation is not in their respective best interests. Each of Crompton and GE shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. For purposes of this Section 5.10, commercially reasonable efforts of GE shall not include proposing, negotiating, committing to and effecting by consent decree, hold separate order, or otherwise, the sale or divestiture, licensing or disposition of any Transferred OSi Assets or any portion of the OSi Business, and neither GE nor any of its Affiliates shall have any obligation to dispose of, hold separate or otherwise restrict their respective enjoyment of any of their respective assets, properties or business (including, after the Closing Date, any of the Transferred OSi Assets), and commercially reasonable efforts of Crompton shall not include proposing, negotiating, committing to and effecting by consent decree, hold separate order, or otherwise, the sale or divestiture, licensing or disposition of any Transferred SC Assets or any portion of the SC Business, and neither Crompton nor any of its Affiliates shall have any obligation to dispose of, hold separate or otherwise restrict their respective enjoyment of any of their respective assets, properties or business (including, after the Closing Date, any of the Transferred SC Assets).

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     5.11 CONTACTS WITH SUPPLIERS, EMPLOYEES AND CUSTOMERS

     (a) Prior to the Closing Date, without the prior written consent of Crompton, which consent shall not be unreasonably withheld, GE shall not contact any suppliers to, or customers of, the OSi Business in connection with or pertaining to any subject matter of this Agreement. The parties agree that for integration planning purposes, they will discuss and agree to a procedure for GE to contact and communicate with the OSi Business Employees prior to Closing.

     (b) Prior to the Closing Date, without the prior written consent of GE, which consent shall not be unreasonably withheld, Crompton shall not contact any suppliers to, or customers of, the SC Business in connection with or pertaining to any subject matter of this Agreement. The parties agree that for integration planning purposes, they will discuss and agree to a procedure for Crompton to contact and communicate with the SC Business Employees prior to Closing.

     (c) Nothing in this Section 5.11 shall restrict Crompton (other than with respect to the SC Business) or GE (other than with respect to the OSi Business) from contacting customers or suppliers to seek to engage in commercial transactions in the ordinary course of business.

     5.12 USE OF TRADE OR SERVICE MARKS

     (a) GE and Crompton agree as follows:

         (i) (A) Crompton shall not use or permit its distributors or agents to use or authorize its customers to use the name "GE" or "General Electric" or any other corporate, trade or service marks or names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any marks, names, symbols, logos, emblems, signs or insignia confusingly similar thereto, unless such marks, names, symbols, logos, emblems, signs or insignia are specifically included on SCHEDULE 4.13(A)(I) (collectively, the "EXCLUDED GE MARKS"). Notwithstanding the foregoing, Crompton shall not use any such marks, names, symbols, logos, emblems, signs or insignia specifically included on SCHEDULE 4.13(A)(I) in any manner that (I) emphasizes or highlights the use of "GE" or "General Electric" in such marks, names, symbols, logos, emblems, signs or insignia or (II) is likely to cause confusion with respect to the source or origin of the products in connection with which such marks, names, symbols, logos, emblems, signs or insignia are used.

              (B) GE shall not use or permit its distributors or agents to use or authorize its customers to use the names "Witco," "Crompton" or any other corporate, trade or service marks or names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any marks, names, symbols, logos, emblems, signs or insignia confusingly similar thereto, unless such marks, names, symbols, logos, emblems, signs or insignia are specifically included on SCHEDULE 3.13(A)(I)(A) or
SCHEDULE 3.13(A)(I)(B) (collectively, the "EXCLUDED CROMPTON

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MARKS" and together with the Excluded GE Marks, the "EXCLUDED MARKS").
Notwithstanding the foregoing, GE shall not use any such marks, names, symbols, logos, emblems, signs or insignia specifically included on SCHEDULE 3.13(A)(I)(A) or SCHEDULE 3.13(A)(I)(B) in any manner that (I) emphasizes or highlights the use of "Witco" or "Crompton" in such marks, names, symbols, logos, emblems, signs or insignia or (II) is likely to cause confusion with respect to the source or origin of the products in connection with which such marks, names, symbols, logos, emblems, signs or insignia are used.

          (ii) Notwithstanding Section 5.12(a)(i), for a period of up to twelve
(12) months from the Closing Date, GE and Crompton shall be entitled to use all inventories of packaging, labels and sales literature existing as of the Closing Date bearing or reflecting any Excluded Marks which had been used by the OSi Business or SC Business, respectively, prior to the Closing Date but which are not Transferred OSi Assets or Transferred SC Assets, respectively, PROVIDED that:

          (A)  such use is strictly the same as existed prior to the Closing
               Date;

          (B) the services and goods rendered and all goods produced, distributed or sold under the Excluded Marks are of at least equal quality standards as were maintained by the transferor of the Excluded Marks prior to the Closing Date;

          (C) the party permitting the use of the Excluded Marks pursuant to this Section 5.12(a)(ii), through a mutually agreed-upon accounting firm or professional inspectors of goods, shall have the right to inspect the operations of the party permitted to use the Excluded Marks and evaluate products to ensure compliance with this Section 5.12(a);

          (D)  the party permitted to use the Excluded Marks pursuant to this
               Section 5.12(a)(ii) discontinues such use as soon as practicable after the Closing Date and in any event no later than twelve (12) months from the Closing Date; and

          (E) the product packaging shall bear a new code identification which indicates that the products were shipped and/or manufactured by Crompton or GE, as applicable.

          (iii) Each party acknowledges that the Excluded Marks relating to the OSi Business or the SC Business are the sole property of the party transferring such business and are not being transferred with such business, and the party permitted to use the Excluded Marks will (A) do nothing inconsistent with such ownership, (B) not attack the other party's Excluded Marks in any way or use, register or seek to register any trademark or trade name which is the same as or similar to an Excluded Mark of the other party, or (C) identify and use the other party's Excluded Marks in accordance with any

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applicable Laws or applicable international, national, state and local standards as may be appropriate to protect the validity and strength of the other party's Excluded Marks or as may be reasonably requested by such party.

     (b) In no event shall GE or any Affiliate of GE advertise or hold itself out as Crompton or an Affiliate of Crompton after the Closing Date. In no event shall Crompton or any Affiliate of Crompton advertise or hold itself out as GE or an Affiliate of GE after the Closing Date.

     5.13 NON-SOLICITATION OF EMPLOYEES

     (a) None of Crompton or any of its Affiliates will at any time during the period from the date hereof through the second anniversary of the Closing Date, directly or indirectly, solicit the employment of any OSi Continuing Employee (or of any other OSi Business Employee who received an offer from GE complying with Section 5.5(a)(iii)) without GE's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements that are not focused on individuals employed by GE or any of its Affiliates or any successor or located specifically only where Transferred OSi Assets are located. This restriction shall not apply to any OSi Business Employee whose employment with GE or its successor is terminated by GE or its successor after the Closing, subject to any restrictions placed on such OSi Business Employee in connection with such OSi Business Employee's separation from GE or its Affiliates.

     (b) None of GE or any of its Affiliates will at any time during the period from the date hereof through the second anniversary of the Closing Date, directly or indirectly, solicit the employment of any SC Continuing Employee (or of any other SC Business Employee who received an offer from Crompton complying with Section 5.5(a)(iii)) without Crompton's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements that are not focused on individuals employed by Crompton or any of its Affiliates or any successor or located specifically only where Transferred SC Assets are located. This restriction shall not apply to any SC Business Employee whose employment with Crompton or its successor is terminated by Crompton or its successor after the Closing, subject to any restrictions placed on such SC Business Employee in connection with such SC Business Employee's separation from Crompton or its Affiliates.

     5.14 NON-COMPETITION

     (a) (i) (A) Crompton agrees, until the earlier of (x) the five-year anniversary of the Closing Date or (y) such shorter period as required by applicable Law and articulated by a court of competent authority (the "NON-COMPETITION PERIOD"), that Crompton will not, and shall cause each of its controlled Affiliates not to, directly or indirectly, own, operate, perform, control, engage in, manage or have an ownership interest in a business or Person that develops, manufactures, sells or distributes products or performs services that are manufactured, sold or distributed by the OSi Business (as

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such business is conducted as of the Closing Date (including products and services that are in development by the OSi Business as of the Closing Date)) (collectively, "CROMPTON RESTRICTED ACTIVITIES"), except as specifically set forth on SCHEDULE 5.14(A)(I).

           (B) Notwithstanding the foregoing, Crompton or its controlled affiliates may:

          (1) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business (a "CROMPTON ACQUIRED COMPANY") or engage in any similar merger and acquisition activity with any Person, so long as

               (aa) Crompton divests (or enters into an agreement to divest)
                    itself within one year of such acquisition any portion of such business that would cause non-compliance with this
                    Section 5.14(a)(i), or

               (bb) such Person is a De Minimis Business, PROVIDED that, with respect to any De Minimis Business, no subject Person shall be allowed any access to any competitively sensitive proprietary and confidential information that pertains to the OSi Business or any portion thereof, and PROVIDED, FURTHER, that any investment in or acquisition of a De Minimis Business shall not relieve Crompton and its controlled Affiliates from an obligation to comply with the non-compete obligations set forth in Section 5.14(a)(i)(A) (I.E., Crompton may not combine the operations of the De Minimis Business with those of Crompton and its controlled Affiliates, engage in cross-selling efforts or conduct preferential purchases or sales to or from Crompton and its controlled Affiliates of products manufactured, sold, distributed or developed by the De Minimis Business or otherwise, if and to the extent such activities would violate the restrictions set forth in Section 5.14(a)(i)(A));

          (2) acquire, own or manage exclusively for the account of third parties through a mutual fund, employee benefit plan, trust account, or similar investment pool or vehicle, any class of securities of any Person regardless of whether such entity engages in Crompton Restricted Activities, PROVIDED that none of Crompton or any of its controlled Affiliates controls the management of such Person; or

          (3) own or manage, to the extent permitted by Section 5.14(a)(i)(A), the Excluded OSi Assets.

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          (C) For the avoidance of doubt, upon the consummation of any transaction that results in a change of control of Crompton, the restrictions set forth in this Section 5.14(a)(i) shall apply only to Crompton and its controlled Affiliates but not to any other Affiliate of Crompton, including a Person obtaining control of Crompton in such change of control transaction (such Person and such non-controlled Affiliates of Crompton, collectively the "CROMPTON ACQUIRING ENTITY"); PROVIDED, HOWEVER, that to the extent the Crompton Acquiring Entity is engaged in Crompton Restricted Activities, the Crompton Acquiring Entity shall not be allowed any access to any competitively sensitive proprietary and confidential information that pertains to the OSi Business or any portion thereof.

          (D) Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit or restrict Crompton or any of its Affiliates from engaging in any manner in any Financial Services Business. Notwithstanding anything to the contrary in this paragraph, Crompton Restricted Activities will not include the provision by Crompton or an Affiliate of Crompton of business process outsourcing services, information technology services or other similar services that Crompton or such Affiliate also provides in the ordinary course of business to businesses or Persons that are not controlled by Crompton.

          (ii) (A) GE agrees, until the end of the Non-Competition Period, that GE will not, and shall cause each of its controlled Affiliates not to, directly or indirectly, own, operate, perform, control, engage in, manage or have an ownership interest in a business or Person that develops, manufactures, sells or distributes products or performs services that are manufactured, sold or distributed by the SC Business (as such business is conducted as of the Closing Date (including products and services that are in development by the SC Business as of the Closing Date)) (collectively, "GE RESTRICTED ACTIVITIES"), except as specifically set forth on SCHEDULE 5.14(A)(II).

          (B) Notwithstanding the foregoing, GE or its controlled affiliates may:

          (1) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business (a "GE ACQUIRED COMPANY") or engage in any similar merger and acquisition activity with any Person, so long as

               (aa) GE divests (or enters into an agreement to divest) itself within one year of such acquisition any portion of such business that would cause non-compliance with this Section 5.14(a)(ii), or

               (bb) such Person is a De Minimis Business, PROVIDED that, with respect to any De Minimis Business, no subject Person shall be allowed any access to any competitively sensitive proprietary and confidential information that pertains to the SC Business or any portion thereof, and PROVIDED, FURTHER,

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                    that any investment in or acquisition of a De Minimis
                    Business shall not relieve GE and its controlled Affiliates from an obligation to comply with the non-compete obligations set forth in Section 5.14(a)(ii)(A) (I.E., GE may not combine the operations of the De Minimis Business with those of GE and its controlled Affiliates, engage in cross-selling efforts or conduct preferential purchases or sales to or from GE and its controlled Affiliates of products manufactured, sold, distributed or developed by the De Minimis Business or otherwise, if and to the extent such activities would violate the restrictions set forth in
                    Section 5.14(a)(ii)(A));

          (2) acquire, own or manage exclusively for the account of third parties through a mutual fund, employee benefit plan, trust account, or similar investment pool or vehicle, any class of securities of any Person regardless of whether such entity engages in GE Restricted Activities, PROVIDED that none of GE or any of its controlled Affiliates controls the management of such Person; or

          (3) own or manage, to the extent permitted by Section 5.14(a)(ii)(A), the Excluded SC Assets.

          (C) For the avoidance of doubt, upon the consummation of any transaction that results in a change of control of GE, the restrictions set forth in this Section 5.14(a)(ii) shall apply only to GE and its controlled Affiliates but not to any other Affiliate of GE, including a Person obtaining control of GE in such change of control transaction (such Person and such non-controlled Affiliates of GE, collectively the "GE ACQUIRING ENTITY"); PROVIDED, HOWEVER, that to the extent the GE Acquiring Entity is engaged in GE Restricted Activities, the GE Acquiring Entity shall not be allowed any access to any competitively sensitive proprietary and confidential information that pertains to the SC Business or any portion thereof.

          (D) Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit or restrict GE or any of its Affiliates from engaging in any manner in any Financial Services Business. Notwithstanding anything to the contrary in this paragraph, GE Restricted Activities will not include the provision by GE or an Affiliate of GE of business process outsourcing services, information technology services or other similar services that GE or such Affiliate also provides in the ordinary course of business to businesses or Persons that are not controlled by GE.

     (b) (i) Crompton acknowledges that the restrictions set forth in Section 5.14(a)(i) constitute a material inducement to GE's entering into and performing this Agreement. Crompton further acknowledges, stipulates and agrees that a breach of said obligation could result in irreparable harm and continuing damage to GE for which there may be no adequate remedy at law and further agrees that, in the event of any breach of

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such obligation, GE may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

         (ii) GE acknowledges that the restrictions set forth in Section 5.14(a)(ii) constitute a material inducement to Crompton's entering into and performing this Agreement. GE further acknowledges, stipulates and agrees that a breach of said obligation could result in irreparable harm and continuing damage to Crompton for which there may be no adequate remedy at law and further agrees that, in the event of any breach of such obligation, Crompton may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

     (c) CERTAIN DEFINITIONS.

         (i) "CAPITAL MARKETS ACTIVITY" shall include any activity undertaken in connection with efforts by any Person to raise for or on behalf of any Person capital from any public or private source.

         (ii) "DEFAULT RECOVERY ACTIVITIES" shall include the (a) exercise of any rights or remedies in connection with any Financing, Insurance, Leasing or Other Financial Services Activity (whether such rights or remedies arise under any agreement relating to such Financing, Insurance, Leasing or Other Financial Services Activity, under applicable Law or otherwise) or in connection with the purchase or sale of goods and services including any foreclosure, realization or repossession of any collateral or other security for any Financing (including the equity in any entity or business), Insurance, or Other Financial Services Activities or any property subject to any Leasing or (b) the consummation of any consensual or non-consensual restructuring of any Financing that permits or contemplates the management or disposition of any collateral or security.

         (iii) "DE MINIMIS BUSINESS" means:

          (A)  with respect to GE:

               (I) any equity investment by GE or any of its Subsidiaries in any Person in which (x) GE and such Subsidiaries collectively do not have the right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such entity, (y) GE and its Subsidiaries collectively hold not more than more than 20% of the outstanding voting securities or similar equity interests, or (z) GE and its Subsidiaries collectively hold not more than 5% of any class of equity securities of a Person whose securities are publicly traded under a recognized securities exchange, PROVIDED, in the case of (x), (y) or (z), that neither GE nor any of its Subsidiaries controls the management of such Person, or

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               (II) any business activity that would otherwise violate Section
                    5.14(a)(ii) that is carried on by a GE Acquired Company but only if, at the time of such acquisition the revenues derived from that portion of the GE Acquired Company that engages in GE Restricted Activities constitute less than 15% of the annual gross revenues of the GE Acquired Company; and

          (B)  with respect to Crompton:

               (I) any equity investment by Crompton or any of its Subsidiaries in any Person in which (x) Crompton and such Subsidiaries collectively do not have the right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such entity, (y) Crompton and its Subsidiaries collectively hold not more than more than 20% of the outstanding voting securities or similar equity interests, or (z) Crompton and its Subsidiaries collectively hold not more than 5% of any class of securities of a Person whose securities are publicly traded under a recognized securities exchange, PROVIDED, in the case of (x), (y) or (z), that neither Crompton nor any of its Subsidiaries controls the management of such Person, or

               (II) any business activity that would otherwise violate Section
                    5.14(a)(i) that is carried on by a Crompton Acquired Company but only if, at the time of such acquisition the revenues derived from that portion of the Crompton Acquired Company that engages in Crompton Restricted Activities constitute less than 15% of the annual gross revenues of the Crompton Acquired Company.

          (iv) "FINANCIAL SERVICES BUSINESS" means any activities undertaken in connection with or in furtherance of (a) any Capital Markets Activity, (b) Financing, (c) Leasing, (d) Default Recovery Activities, (e) Other Financial Services Activities, (f) any Securities Activity, or (g) the sale of Insurance, the conduct of any Insurance brokerage activities or services or the provision of Insurance advisory services, businesses processes or software.

          (v) "FINANCING" means the making, entering into, purchase of, or participation in (including, without limitation, syndication or servicing activities) (a) secured or unsecured loans, conditional sales agreements, debt instruments or transactions of a similar nature, (b) non-voting preferred equity investments, and (c) investments as a limited partner in a partnership or as a member of a limited liability company in which another Person who is not an Affiliate is a management member.

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          (vi) "INSURANCE" means any product or service determined to constitute insurance, assurance or reinsurance by the laws or regulations in effect in any jurisdiction in which the restriction set forth in Section 5.14(a)(i) or Section 5.14(a)(ii), as applicable, applies.

          (vii) "LEASING" means the rental leasing, or financing under or syndication of operating leases, finance leases or hire purchase or rental agreements, of property, whether real, personal, tangible or intangible.

          (viii) "OTHER FINANCIAL SERVICES ACTIVITIES" means the offering, sale, distribution or provision, directly or through any distribution system or channel, of any financial products, financial services, asset management services, including investments on behalf of or for the benefit of third party and client accounts, credit card products or services, vendor financing and trade payables services, back office billing, processing, collection and administrative services, or products or services related or ancillary to any of the foregoing.

          (ix) "SECURITIES ACTIVITY" means any activity, function or service (without regard to where such activity function or service actually occurs) which, if undertaken or performed (a) in the United States would be subject to the United States federal securities laws or the securities laws of any state of the United States or (b) outside of the United States within any other jurisdiction in which the restrictions set forth in Section 5.14(a)(i) or
Section 5.14(a)(ii), as applicable, apply, would be subject to any law or regulation in any such jurisdiction governing, regulating or pertaining to the sale, distribution or underwriting of securities or the provision of investment management, financial advisory or similar services.

     5.15 CERTAIN BUSINESS ARRANGEMENTS

     (a) POLYMERADDITIVES.COM.

         (i) GE agrees that, because GE's interest in PolymerAdditives.com is an Excluded SC Asset, Crompton may, as of the Closing Date, sell the products of the SC Business that are sold by GE currently through PolymerAdditives.com (the "POLYMER ADDITIVES PRODUCTS") other than through PolymerAdditives.com. In order to facilitate the transition to sales by Crompton of the Polymer Additives Products, GE agrees to use commercially reasonable efforts to enable Crompton to continue selling the Polymer Additives Products through PolymerAdditives.com for up to three months following the Closing Date, including using such efforts to obtain any necessary consents (PROVIDED that such cooperation shall not require GE to make any payment or concession to obtain any such consent, other than time and reasonable out-of-pocket expenses). The foregoing arrangement shall be for Crompton's benefit, and Crompton agrees to (A) pay a commission to PolymerAdditives.com on the sales of Polymer Additives Products sold through PolymerAdditives.com at the same level that the SC Business currently pays to PolymerAdditives.com upon the sale of such Polymer Additives Products, consistent with past practice, and (B) reimburse GE for ordinary course operating expenses incurred by

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GE in operating PolymerAdditives.com under such arrangement in an amount not to exceed $50,000 per month. In the event that GE is unable to make the foregoing arrangements available to Crompton, GE agrees to use commercially reasonable efforts to provide a comparable alternative arrangement to assist Crompton in transitioning the sale of Polymer Additives Products through other channels.

          (ii) GE agrees to indemnify and hold harmless Crompton from and against any and all Losses (including reasonable attorneys' fees) incurred by Crompton arising out of, resulting from, based upon, in connection with or relating to any liabilities of PolymerAdditives.com (other than as specifically set forth in Section 5.15(a)(i) above) or any Claim by or against, or any liabilities to or of, the joint venture partners in PolymerAdditives.com.

     (b) CERTAIN OSI AND SC BUSINESS ARRANGEMENTS.

         (i) Crompton agrees that it will use commercially reasonable efforts to assist GE in obtaining satisfactory terms with respect to the contractual arrangements of the OSi Business that are set forth on SCHEDULE 5.15(B)(I), PROVIDED that such cooperation shall not require Crompton to make any payment or concession to obtain any necessary consents, other than time and reasonable out-of-pocket expenses.

         (ii) GE agrees that it will use commercially reasonable efforts to assist Crompton in obtaining satisfactory terms with respect to the contractual arrangements of the SC Business that are set forth on SCHEDULE 5.15(B)(II), PROVIDED that such cooperation shall not require GE to make any payment or concession to obtain any necessary consents, other than time and reasonable out-of-pocket expenses.

     (c) CERTAIN REAL PROPERTY ARRANGEMENTS. Attached as EXHIBIT 5.15(C) is a term sheet reflecting the agreement of the parties with respect to the subdivision and development of certain assets and real property in Rio Claro, Brazil. Crompton and GE agree that they will use commercially reasonable efforts to effect the transactions set forth in clause (iii) of EXHIBIT 5.15(C), PROVIDED that such commercially reasonable efforts shall not require Crompton to make any payment or concession to obtain any necessary approvals or consents, other than time and reasonable out-of-pocket expenses, and in all respects shall take into account local law and practice.

     (d) CERTAIN ASSETS IN NANJING. Attached as EXHIBIT 5.15(D) is a term sheet reflecting the agreement of the parties with respect to the acquisition, transfer and development of certain assets and real property in Nanjing, China. Crompton and GE agree that they will use commercially reasonable efforts to effect the transactions set forth in clause 2(a) of EXHIBIT 5.15(D). All costs and expenses related to the consummation of the transactions set forth in clause 2(a) of EXHIBIT 5.15(D) shall be borne by Crompton, other than Transfer Taxes, which shall be allocated in accordance with Section 2.16.

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     (e) OSI INDONESIA FACILITY. Crompton agrees that it will, on or prior to the Closing Date, relocate to, and install and make operational at, real property included in the Transferred OSi Assets the equipment and personal property used in the OSi Business and located at the following address: Crompton Specialties Pte Ltd., Indonesia Rep. Office, Cilandak Commercial Estate Building, #406-EG, Jl. Cilandak kKO, Jakarta, 125660, Indonesia.

     5.16 NOTIFICATION BY THE PARTIES

     Between the date of this Agreement and the Closing, (i) Crompton and GE shall inform each other promptly and on a date that is no more than five Business Days prior to the Closing, of any pending or threatened litigation or Action which is reasonably anticipated to (a) render inaccurate in any material respect any representation or warranty made by Crompton, GE or a GE Affiliate (as the case may be) or (b) prevent any condition to Closing from being satisfied and (ii) promptly upon obtaining knowledge thereof, Crompton and GE shall inform the other of any pending or threatened litigation or Action which could reasonably be anticipated to prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by such party of its obligations hereunder. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

     5.17 INTERCOMPANY AGREEMENTS

     (a) At or prior to the Closing, Crompton shall, and shall cause each of its Affiliates to take whatever steps may be necessary to terminate each Crompton Intercompany Arrangement (including the agreements set forth in SCHEDULE 5.17(A), but excluding any such arrangements contemplated by the Collateral Agreements), and to release and discharge all intercompany obligations owed by Crompton or its Affiliates, in each case, in respect of the Transferred OSi Assets. All such releases and discharges shall be accurately reflected on the Closing OSi Statement.

     (b) At or prior to the Closing, GE shall, and shall cause each of its Affiliates to take whatever steps may be necessary to terminate each GE Intercompany Arrangement (including the agreements set forth in SCHEDULE 5.17(B), but excluding any such arrangements contemplated by the Collateral Agreements), and to release and discharge all intercompany obligations owed by GE or its Affiliates, in each case, in respect of the Transferred SC Assets, PROVIDED that nothing shall be done to release or discharge ordinary course intercompany accounts receivable of the SC Business. All such releases and discharges shall be accurately reflected on the Closing SC Statement.

     5.18 BACKING LETTERS; LETTERS OF CREDIT; GUARANTEES

     On or prior to the Closing, (a) Crompton shall use its commercially reasonable efforts to replace, and obtain an unconditional release of, GE or its Affiliates with respect to each declaration of backing letter, guarantee or letter of credit made or issued by or on

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behalf of GE or an Affiliate of GE in respect of the Transferred SC Assets, including as set forth on SCHEDULE 5.18(A) and (b) GE shall use its commercially reasonable efforts to replace, and obtain an unconditional release of, Crompton or its Affiliates with respect to each declaration of backing letter, guarantee or letter of credit made or issued by or on behalf of Crompton or an Affiliate of Crompton in respect of the Transferred OSi Assets, including as set forth on
SCHEDULE 5.18(B). In the event Crompton or GE is not able to replace, and obtain an unconditional release of, the other party with respect to such declaration of backing letter, guarantee or letter of credit, Crompton or GE, as applicable, shall indemnify and hold harmless the other party from and against any Losses incurred by such party or its Affiliates arising out of, resulting from, based upon, in connection with or relating to such party's continued obligations with respect to each such declaration of backing letter, guarantee or letter of credit.

     5.19 SC CUSTOMER REMITTANCES

     GE agrees that, following the Closing Date, it will forward promptly to Crompton any correspondence or messages and any monies, checks or other consideration received by GE or by any of its Affiliates relating to receivables of the SC Business included in the Transferred SC Assets for periods subsequent to the Closing Date. Payments remitted shall be applied (regardless of which party is the actual recipient) on a specific identification basis where such payment identifies an invoice number, and, where it does not, inquiry will be made of the payor and the payment shall be applied as directed by the payor.

     5.20 DELIVERY OF AUDITED FINANCIAL STATEMENTS

     (a) (i) As soon as practicable, Crompton shall deliver to GE audited statements (together, including the notes, schedules and exhibits thereto) at and for the 12-month periods ended December 31, 2001 and December 31, 2002, comprised of: (1) the OSi Combined Statement of Net Assets; and (2) the related OSi Combined Statement of Revenues and Expenses (the "AUDITED OSI SPECIAL PURPOSE FINANCIAL STATEMENTS"), accompanied by a report of KPMG to the effect that the Audited OSi Special Purpose Financial Statements have been audited in accordance with generally accepted auditing standards and are presented in accordance with the OSi Accounting Principles. The Audited OSi Special Purpose Financial Statements shall be prepared from the books and records of Crompton and the OSi Business and in accordance with the OSi Accounting Principles and present fairly in all material respects the net assets, revenues and expenses of the OSi Business as of December 31, 2002 and December 31, 2001, on a basis consistent with the OSi Accounting Principles at the dates or for the periods indicated, in each case, except as otherwise expressly set forth in such Audited OSi Special Purpose Financial Statements. The parties acknowledge and agree that the Audited OSi Special Purpose Financial Statements shall have been prepared in accordance with the OSi Accounting Principles consistent with historical practices of the OSi Business, which may not be the same as those used to prepare the financial statements of Crompton and its consolidated subsidiaries.

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          (ii) The parties agree that after delivery of the Audited OSi Special
Purpose Financial Statements as contemplated hereby, the Audited OSi Special Purpose Financial Statements shall replace the Unaudited OSi Special Purpose Financial Statements for all purposes herein, including indemnification obligations relating to representations and warranties thereto. Notwithstanding the preceding sentence, the representations and warranties contained in Sections 3.12, 3.19 and 3.21 shall also continue to be made (and the indemnification obligations related to such representations and warranties shall continue to apply) with respect to the Unaudited OSi Special Purpose Financial Statements, but only to the extent such representations and warranties relate to the Base OSi Net Assets.

     (b) (i) As soon as practicable, GE shall deliver to Crompton audited statements (together, including the notes, schedules and exhibits thereto) at and for the 12-month periods ended December 31, 2001 and December 31, 2002, comprised of: (1) the SC Combined Statement of Net Assets; and (2) the related SC Combined Statement of Revenues and Expenses (the "AUDITED SC SPECIAL PURPOSE FINANCIAL STATEMENTS"), accompanied by a report of KPMG to the effect that the Audited SC Special Purpose Financial Statements have been audited in accordance with generally accepted auditing standards and are presented in accordance with the SC Accounting Principles. The Audited SC Special Purpose Financial Statements shall be prepared from the books and records of GE and the SC Business and in accordance with the SC Accounting Principles and present fairly in all material respects the net assets, revenues and expenses of the SC Business as of December 31, 2002 and December 31, 2001, on a basis consistent with the SC Accounting Principles at the dates or for the periods indicated, in each case, except as otherwise expressly set forth in such Audited SC Special Purpose Financial Statements. The parties acknowledge and agree that the Audited SC Special Purpose Financial Statements shall have been prepared in accordance with the SC Accounting Principles consistent with historical practices of the SC Business, which may not be the same as those used to prepare the financial statements of GE and its consolidated subsidiaries.

          (ii) The parties agree that after delivery of the Audited SC Special Purpose Financial Statements as contemplated hereby, the Audited SC Special Purpose Financial Statements shall replace the Unaudited SC Special Purpose Financial Statements for all purposes herein, including indemnification obligations relating to representations and warranties thereto. Notwithstanding the preceding sentence, the representations and warranties contained in Sections 4.12, 4.19 and 4.20 shall also continue to be made (and the indemnification obligations related to such representations and warranties shall continue to apply) with respect to the Unaudited SC Special Purpose Financial Statements, but only to the extent such representations and warranties relate to the Base SC Net Assets.

     5.21 INSURANCE

     (a) To the extent that there is any loss or casualty on Transferred OSi Assets between December 31, 2002 and the Closing Date and there exist any insurance policies owned by Crompton or any of its Affiliates that may cover such loss or casualty,

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Crompton shall file a claim for the amount of such loss or casualty under such policies. Any proceeds received by Crompton or its Affiliates in respect of such claim shall be for the account of GE (or its designated Affiliate), PROVIDED that the proceeds paid to GE shall be reduced by the amount by which the amount of Base OSi Net Assets were reduced as a result of such loss or casualty.

     (b) To the extent that there is any loss or casualty on Transferred SC Assets between December 31, 2002 and the Closing Date and there exist any insurance policies owned by GE or any of its Affiliates that may cover such loss or casualty, GE shall file a claim for the amount of such loss or casualty under such policies. Any proceeds received by GE or its Affiliates in respect of such claim shall be for the account of Crompton (or its designated Affiliate), PROVIDED that the proceeds paid to Crompton shall be reduced by the amount by which the amount of Base SC Net Assets were reduced as a result of such loss or casualty.

     5.22 BLENDEX AGREEMENTS

     (a) At the Closing, GESC will assign the Blendex Agreements, and all its rights and obligations thereunder, to Crompton, and such assignment shall be valid and binding with respect to GEP.

     (b) (i) Crompton acknowledges that the ESR Blendex Agreement contemplates adjusted transfer prices (the "ADJUSTED TRANSFER PRICES") for certain products to be supplied to the SC Business by GEP under such Agreement that, had such Adjusted Transfer Prices been in effect for such products during the SC Business's fiscal year 2002 ("YEAR 2002"), the SC Business would have incurred additional aggregate cost in Year 2002 of $5,000,000. As promptly as practicable after the date hereof, KPMG will perform agreed upon procedures (as agreed to by both parties, the "AGREED UPON PROCEDURES") in connection with the calculations to determine whether the Additional Aggregate Cost in Year 2002 (as defined in SCHEDULE 5.22(B)(I)) to the SC Business for such products based upon actual volumes sold by GESC to customers in Year 2002, as extrapolated by KPMG from the Unaudited SC Special Purpose Financial Statements, equals $5,000,000. If such calculations or the Agreed Upon Procedures related to such calculations indicate that the additional aggregate cost is greater or lesser than $5,000,000 by more than $100,000, then GEP shall adjust the Adjusted Transfer Prices set forth in the ESR Blendex Agreement to reduce or increase the 2002 Additional Aggregate Cost to $5,000,000 (the "ADJUSTED PRICES").

           (ii) In addition, KPMG will perform the Agreed Upon Procedures in connection with the calculations to determine the aggregate impact of the Adjusted Prices on the SC Business's fiscal year 2003 ("YEAR 2003") using the GESC 2003 operating plan as reported to GE senior management in GE Specialty Materials's "Op-Plan" review. If the Aggregate Additional Cost for Year 2003 (as defined in SCHEDULE 5.22(B)(II)) as a result of the Adjusted Prices is greater than $5,250,000, the Adjusted Prices shall be reduced so that the 2003 Aggregate Additional Cost is no more than $5,250,000.

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           (iii) KPMG will also perform the Agreed Upon Procedures in connection with the "Formulation Ratio by Weight" percentages shown in Exhibit E of the ESR Blendex Agreement and attest to the accuracy of such percentages (+/-one (1) part by weight for each raw material based on a total product formulation of 100 parts by weight). If such percentages are inaccurate by more than one (1) part by weight as described in the preceding sentence, they shall be adjusted so that they are accurate.

     (c) GE will promptly provide, at GE's sole cost and expense, access to any and all employees, agents, books, files and records of GESC, GEP or any other Affiliate of GE as may be requested by KPMG or Crompton in order to have KPMG perform the Agreed Upon Procedures. Each of Crompton and GE shall have access to KPMG's audit personnel and workpapers as each may reasonably require in order to evaluate KPMG's reports. If, after KPMG has notified GE and Crompton of its results, GE and Crompton have any dispute as to the calculations or KPMG's results, such dispute shall be resolved as set forth in (d) and (e) below.

     (d) PROCEDURES FOR DISPUTE RESOLUTION. If the parties have any dispute with regard to the results of KPMG, the dispute shall be resolved in the following manner:

         (i) during the 30 days after receipt of KPMG's report, each party shall in good faith attempt to resolve any disputes with respect to KPMG's report;

         (ii) if such dispute(s) cannot be resolved within 30 days, the party contesting KPMG's report (if contested, the "DISPUTED DETERMINATION") shall notify the other party in writing on the last day of such time period, which notice shall specify in reasonable detail the nature of the dispute including,
(i) the disputed term or calculation, (ii) the basis for the dispute with respect to each term or such calculation, and (iii) the adjustments sought with respect to each such term or calculation and each such dispute;

         (iii) if, at the end of the 30-day period specified in subsection (i) above, the parties shall have failed to reach a written accord with respect to the Disputed Determination, the disputed issues shall be arbitrated by the Referee, in accordance with the arbitration procedures set forth on EXHIBIT 2.10(C)(III) hereto. The Referee shall act as an expert to determine, based solely on the presentations by the parties, and not by independent review, only those items or calculations in dispute. The parties acknowledge that in submitting disputed items to the Referee, neither party shall be entitled to present items not disputed in the notice of dispute delivered in accordance with
Section 2.10(c)(ii). The determination of the Referee with respect to those items in dispute, which shall be made within 30 days of its selection, shall be set forth in a written statement delivered to Crompton and GE, together with the determinations of the parties with respect to those items accepted by the parties (not otherwise affected by this Section 5.22(d)(iv)) or otherwise resolved between Crompton and GE, and shall become the "FINAL DETERMINATION." The decision of the Referee in accordance with the provisions hereof shall be final and binding, and there shall be no right of appeal therefrom except in the event of any fraud or material misrepresentation to the Referee. Each party shall bear

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the costs, fees and expenses of its own accountants and the costs, fees and expenses of or related to the Referee shall be borne equally, one-half by Crompton and one-half by GE.

     (e) GE shall provide the Referee access to employees, agents, books, files and records of GESC or GEP, in each case, to the extent necessary to resolve the Disputed Determination, and each of Crompton and GE shall provide the Referee access to KPMG's auditors and workpapers as each may reasonably require in order to evaluate KPMG's report. Crompton and GE shall use their respective commercially reasonable efforts to cause Crompton's accountants and GE's accountants to cooperate with each other in connection with all of their activities undertaken in connection with this Section 5.22.

     5.23 INVENTORY COUNT

     (a) Promptly following the Closing Date, if GE so desires, Crompton and GE shall cooperate to take a count of the OSi Inventories (other than OSi Inventories located at the sites of customers of the OSi Business) as of the Closing Date (the "OSI CLOSING INVENTORY COUNT"). If GE so elects, GE and GE's accountants may participate in the OSi Closing Inventory Count. Such OSi Closing Inventory Count shall be taken in accordance with the historical inventory-taking procedures of the OSi Business, which have been disclosed in writing to GE prior to the date hereof. Crompton and GE hereby agree that the OSi Closing Inventory Count shall be used in determining the Closing OSi Net Assets pursuant to Section 2.10. Disputes with respect to the OSi Closing Inventory Count may only be settled either by GE and Crompton or by referral to the Referee pursuant to Section 2.10. GE shall coordinate with Crompton with respect to the timing of the OSi Closing Inventory Count.

     (b) Promptly following the Closing Date, if Crompton so desires, GE and Crompton shall cooperate to take a count of the SC Inventories (other than SC Inventories located at the sites of customers of the SC Business) as of the Closing Date (the "SC CLOSING INVENTORY COUNT"). If Crompton so elects, Crompton and Crompton's accountants may participate in the SC Closing Inventory Count. Such SC Closing Inventory Count shall be taken in accordance with the historical inventory-taking procedures of the SC Business, which have been disclosed in writing to Crompton prior to the date hereof. GE and Crompton hereby agree that the SC Closing Inventory Count shall be used in determining the Closing SC Net Assets pursuant to Section 2.10. Disputes with respect to the SC Closing Inventory Count may only be settled either by Crompton and GE or by referral to the Referee pursuant to Section 2.10. Crompton shall coordinate with GE with respect to the timing of the SC Closing Inventory Count.

     5.24 CERTAIN INTELLECTUAL PROPERTY MATTERS

     (a) RECORDATIONS AND REGISTRATIONS OF ASSIGNMENTS AND LICENSES.

         (i) Crompton and GE acknowledge and agree that after the Closing Date, GE shall have sole responsibility for and shall bear the cost of recording and/or

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registering the assignments or licenses of Transferred OSi Intellectual Property to GE in the applicable national and/or regional offices where such recordations and registrations of Intellectual Property Rights are made.

         (ii) Crompton and GE acknowledge and agree that after the Closing Date, Crompton shall have sole responsibility for and shall bear the cost of recording and/or registering the assignments or licenses of Transferred SC Intellectual Property to Crompton in the applicable national and/or regional offices where such recordations and registrations of Intellectual Property Rights are made.

         (iii) Crompton and GE acknowledge and agree that Crompton shall have sole responsibility for and shall bear the cost of obtaining and duly recording and/or registering all assignments and any other documents necessary to effect the transfer to Crompton of those certain Intellectual Property Rights, which GE, acting in good faith and with the assistance of Crompton, shall, prior to the Closing Date, specifically identify as material to the conduct of the OSi Business, for which record title is not, as of the date hereof, in Crompton's name. Crompton shall use commercially reasonable efforts to complete such recordations and/or registrations prior to the Closing Date or as soon as reasonably practicable thereafter.

         (iv) Crompton and GE acknowledge and agree that GE shall have sole responsibility for and shall bear the cost of obtaining and duly recording and/or registering all assignments and any other documents necessary to effect the transfer to GE of those certain Intellectual Property Rights, which Crompton, acting in good faith and with the assistance of GE, shall, prior to the Closing Date, specifically identify as material to the conduct of the SC Business, for which record title is not, as of the date hereof, in the name of GE or an SC Subsidiary. GE shall use commercially reasonable efforts to complete such recordations and/or registrations prior to the Closing Date or as soon as reasonably practicable thereafter.

     (b) POST-CLOSING MAINTENANCE FEES.

         (i) Crompton and GE agree that prior to the Closing Date, Crompton shall take the following actions with respect to the Transferred OSi Intellectual Property set forth on SCHEDULE 3.13(A)(I)(A) and the OSi Licensed Intellectual Property set forth on SCHEDULE 3.13(A)(I)(B): (A) pay all maintenance fees which are due during the period from the Closing Date until the date which is 90 days after the Closing Date; (B) make all foreign filings for which the twelve (12) month foreign filing deadline shall occur during such 90-day period, consistent with past practices and (C) file all PCT national stage applications for which the applicable deadline shall occur during such 90-day period, consistent with past practices; PROVIDED, that all payments made with respect to items (A), (B) and (C) herein shall be reflected on the Closing OSi Statement as prepaid expenses as of the Closing Date for purposes of the adjustment to the Purchase Price based on the net assets of the OSi Business as set forth in Section 2.10.

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         (ii) Crompton and GE agree that prior to the Closing Date, GE shall take the following actions with respect to the Transferred SC Intellectual Property set forth on SCHEDULE 4.13(A)(I): (A) pay all maintenance fees which are due during the period from the Closing Date until the date which is 90 days after the Closing Date; (B) make all foreign filings for which the twelve (12) month foreign filing deadline shall occur during such 90-day period, consistent with past practices and (C) file all PCT national stage applications for which the applicable deadline shall occur during such 90-day period, consistent with past practices; PROVIDED, that all payments made with respect to items (A), (B) and (C) herein shall be reflected on the Closing SC Statement as prepaid expenses as of the Closing Date for purposes of the adjustment to the Purchase Price based on the net assets of the SC Business as set forth in Section 2.10.

     5.25 PROVISION OF CERTAIN INFORMATION

     (a) ASSUMED OSI LEASES. After the date hereof, Crompton shall use its commercially reasonable efforts to provide or make available to GE (to the extent not previously provided or made available) as promptly as practicable copies of all Assumed OSi Leases, together with any correspondence relating thereto that is contained in the OSi Business Records.

     (b) PERMITS. After the date hereof, GE shall provide or make available to Crompton (to the extent not previously provided or made available) as promptly as practicable a list and true and complete copies of all of the SC Permits, together with any information regarding the SC Permits as Crompton may reasonably request.

     (c) SC BUSINESS CAPITAL COMMITMENTS. After the date hereof, GE shall use its commercially reasonable efforts to provide or make available to Crompton (to the extent not previously provided or made available) as promptly as practicable information with respect to all commitments of GE or the SC Subsidiaries to make any capital expenditures or capital additions in respect of the SC Business which have not yet been made in excess of $100,000 individually or in the aggregate.

     5.26 ACCOUNTS PAYABLE AND ACCOUNTS RECEIVABLE

     (a) OSI BUSINESS. Crompton agrees that as to be reflected on the Closing OSi Statement:

         (i) the accounts payable included in the Transferred OSi Liabilities shall have arisen in the ordinary course of the OSi Business consistent with past practices and shall be bona fide liabilities solely of the OSi Business;

         (ii) the accounts receivable included in the Transferred OSi Assets shall be adequately reserved for doubtful and uncollectible accounts in all material respects in accordance with GAAP applied on a consistent basis, and the allowance for doubtful and uncollectible accounts shall be based upon the most current information

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available as of the Closing Date with respect to each account receivable included in the Transferred OSi Assets;

         (iii) the accounts payable and accounts receivable included in the Transferred OSi Liabilities and the Transferred OSi Assets shall be on payment and credit terms consistent with the practices of the OSi Business as of December 31, 2002; and

         (iv) none of the accounts receivable of the OSi Business included in the Transferred OSi Assets shall be monetized or factored, and all determinations as to the monetization or factoring of accounts receivable of the OSi Business (with respect to the credit quality and terms of accounts receivable to be monetized or factored) shall, since December 31, 2002, be consistent with the past practices of the OSi Business as of such date.

     (b) SC BUSINESS. GE agrees that as to be reflected on the Closing SC
Statement:

         (i) the accounts payable included in the Transferred SC Liabilities shall have arisen in the ordinary course of the SC Business consistent with past practices and shall be bona fide liabilities solely of the SC Business;

         (ii) the accounts receivable included in the Transferred SC Assets shall be adequately reserved for doubtful and uncollectible accounts in all material respects in accordance with GAAP applied on a consistent basis and the allowance for doubtful and uncollectible accounts shall be based upon the most current information available as of the Closing Date with respect to each account receivable included in the Transferred SC Assets;

         (iii) the accounts payable and accounts receivable included in the Transferred SC Liabilities and Transferred SC Assets shall be on payment and credit terms consistent with the practices of the SC Business as of December 31, 2002; and

         (iv) none of the accounts receivable of the SC Business included in the Transferred SC Assets shall be monetized or factored, and all determinations as to the monetization or factoring of accounts receivable of the SC Business (with respect to the credit quality and terms of accounts receivable to be monetized or factored) shall, since December 31, 2002, be consistent with the past practices of the SC Business as of such date.

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5A.  REMEDIATION OF OSI ENVIRONMENTAL CONDITIONS

     5A.1 CROMPTON'S OBLIGATIONS REGARDING REMEDIATION OF OSI ENVIRONMENTAL
          CONDITIONS

     Subject to each of the conditions and limitations set forth in the remaining sections of this Article 5A, Crompton shall have monetary and legal responsibility for Remediation Costs of (a) OSi Pre-Closing Contamination and any Claims related thereto, if and to the extent that an Environmental Agency or a court determines, in writing, within twenty (20) years following the Closing, that Remedial Action is required in order to comply with Law, or if and to the extent that during such period a Third Party Claim is made under Environmental Laws; (b) those liabilities referred to in Sections 2.5(c) and (d) hereof; (c) OSi Pre-Closing Contamination if and to the extent an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener; and (d) Crompton's allocated share of the closure costs of Landfill #2 at the Sistersville plant as calculated in accordance with
Section 5A.8 herein.

     5A.2  LIMITATIONS ON CROMPTON'S OBLIGATIONS

     Notwithstanding any other provision of this Agreement, Crompton shall not have any liability or legal responsibility for, and GE shall have sole monetary and legal responsibility for, the following matters:

     (a) Remediation Costs or Claims relating to any of the OSi Premises Post-Closing Contamination including GE's allocated share of Landfill #2 closure costs calculated in accordance with Section 5A.8 herein;

     (b) Remediation Costs associated with Remedial Action that has not been required in writing within twenty (20) years after the Closing by an Environmental Agency or a court, or which has not been required to settle or discharge a Third Party Claim which was asserted within twenty (20) years after the Closing Date, PROVIDED that such time restriction shall not apply to (i) OSi Pre-Closing Contamination Remediation Costs if and to the extent an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener; or (ii) Crompton's allocated share of closure costs of Landfill #2 at the Sistersville plant as calculated in accordance with Section 5A.8 herein;

     (c) Remediation Costs associated with any Environmental Claim for which GE has failed to provide Crompton notice in accordance with Section 5A.4 hereof;

     (d) GE Discretionary Remediation;

     (e) Remediation Costs incurred as a consequence of (i) a change in Laws, after the Closing Date, or (ii) a change in the use from industrial to non-industrial of any of the OSi Premises by GE after the Closing Date;

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     (f) Remediation Costs incurred by GE in conducting Remedial Action at any of the OSi Premises, or any portion thereof, for which a No Further Action Determination has been obtained except to the extent that (i) an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener related to OSi Pre-Closing Contamination or (ii) there are OSi Post-Remediation Care Requirements;

     (g) except as otherwise provided in 9.3(e)(i), costs, expenses or Claims relating to or associated with (i) testing, cleaning, emptying, repairing or taking any other action with respect to any fixed assets or fixtures located at any of the OSi Premises and which are, or may be, contributing to soil or groundwater conditions requiring Remediation hereunder, (ii) compliance with Laws relating to the ongoing operations of any of the OSi Premises (excluding Crompton's allocated share of the Sistersville Landfill #2 closure costs) or
(iii) costs and expenses associated with obtaining and/or maintaining any financial assurance mechanisms required by Law relating to the post-Closing operation of any of the OSi Premises;

     (h) Remediation Costs necessitated by GE's refusal to assist Crompton in obtaining reasonable institutional controls, including deed restrictions on the future use of any of the OSi Premises necessary for Crompton to obtain a No Further Action Determination, PROVIDED, HOWEVER, that such institutional controls do not have an adverse effect on GE's ability to operate the OSi Business or use the Transferred OSi Assets after the Closing as such OSi Business was operated or Transferred OSi Assets were used prior thereto, and PROVIDED, FURTHER, that such institutional controls do not have a material adverse effect on the value or salability of any of the OSi Premises as a site intended for similar industrial use;

     (i) Remediation Costs resulting from GE's actions in contravention of the provisions of Section 5A.3 or 5A.11 hereof;

     (j) All Remediation Costs caused by GE's operation of any of the OSi Premises after the Closing Date, including Remediation Costs at Third-Party Sites caused by GE's sending its waste to such Sites after the Closing Date;

     (k) All Remediation Costs incurred by GE to settle or discharge a Third-Party Claim, which settlement or discharge was not approved by Crompton, PROVIDED, HOWEVER, that Crompton's approval was not unreasonably withheld; and

     (l) All costs of camera surveys of the Sistersville plant waste water treatment system.

     5A.3 SOLICITATION OF REMEDIAL ACTION

     GE shall take no affirmative action to solicit from any Third Party, including any Environmental Agency, any proceeding, order, directive or other mandate to conduct Remedial Action at any of the OSi Premises that Crompton is responsible for performing

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pursuant to the terms and conditions hereof, unless GE believes in good faith, and so informs Crompton no less than thirty (30) days in advance in writing, that GE has a lawful obligation to take such action. In furtherance, and not in limitation, of the foregoing, GE will not knowingly initiate or undertake any activity primarily for the purpose of finding conditions requiring Remedial Action, or accelerating the timing or increasing the cost of any Remedial Action, unless GE is compelled to take such action by Environmental Law or in response to a written request from an Environmental Agency. The foregoing shall not restrict GE from (a) reporting to any Governmental Body, including an Environmental Agency, any OSi Environmental Condition which GE has a legal obligation to report under applicable Environmental Laws; (b) conducting environmental compliance audits to identify violations of Environmental Law at any of the OSi Premises so long as such compliance audits do not include soil or groundwater investigations at any of the OSi Premises not compelled by any Environmental Law or a written request from an Environmental Agency; (c) investigating subsurface conditions in connection with expansion, modification or maintenance of buildings, reactors, tanks, improvements, fixtures or equipment located at any of the OSi Premises; or (d) activities associated with the Phase II ESAs as provided in Section 5.1.

     5A.4 NOTICE

     Crompton's obligation to pay Remediation Costs under Section 5A.1 hereof is expressly conditioned upon GE providing timely written notice to Crompton of (a) an Environmental Claim; or (b) the fact that Environmental Laws compel Remedial Action for which Crompton may be responsible pursuant to this Agreement. Notice shall be considered timely if it is delivered to Crompton within twenty (20) years after the Closing and within thirty (30) days of GE's receipt of an Environmental Claim, or GE's determination pursuant to subsection 5A.4(b) herein that such Remedial Action is required or applicable. Any failure by GE to give Crompton such timely written notice of such a Claim or determination conforming in all respects with this Section 5A.4 shall relieve Crompton of liability with respect thereto to the extent of any prejudice to Crompton. GE's notice shall include a copy of the Environmental Agency's written determination, if applicable, made within twenty (20) years after the Closing, that Remediation is required to comply with Environmental Laws in effect at the Closing or a citation to the specific Environmental Law that requires such Remedial Action, as applicable. Failure to include a copy of the Environmental Agency's written determination shall relieve Crompton of any responsibility under this Agreement to pay Remediation Costs but only to the extent Crompton is prejudiced thereby.

     5A.5 REMEDIATION STANDARD

     Crompton's obligation to perform Remediation and/or pay Remediation Costs at any of the OSi Premises shall be limited to the reasonable cost of work necessary to achieve the minimally acceptable Remediation criteria for industrial/commercial properties in the location where any of the OSi Premises is located, or if subject to a Third-Party Claim, the minimal work or actions necessary to resolve such a Claim. The issuance of a No Further Action Determination shall conclusively establish that

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Crompton has met its obligations as provided in this Section 5A.5, except to the extent such No Further Action Determination is subject to any Environmental Re-openers. GE acknowledges that the completion of Remediation hereunder to industrial/commercial standards, and/or the attainment of a No Further Action Determination, may require engineering controls and institutional controls, including deed restrictions that may limit future use of any of the OSi
Premises. GE agrees to accept and assist in obtaining such restrictions and controls as may be required by an Environmental Agency consistent with this
Section 5A.5, and agrees that such restrictions and controls shall be binding on GE and any successor or assign of GE, PROVIDED, HOWEVER, that such restrictions and controls do not unreasonably impair the chemical manufacturing operations at any of the OSi Premises or have a material adverse effect on the value or salability of any of the OSi Premises as a site intended for similar industrial use.

     5A.6 FINES AND PENALTIES

     Crompton shall be responsible for paying any administrative, criminal or civil fines or penalties assessed by an Environmental Agency in connection with OSi Pre-Closing Contamination, PROVIDED that Crompton shall not be responsible for paying any administrative, criminal or civil fines or penalties imposed in connection with any Remedial Action performed at any of the OSi Premises for which GE is the Directing Party pursuant to Section 5A.11 or imposed in connection with GE's actions after the Closing Date.

     5A.7 [RESERVED]

     5A.8 ALLOCATION OF CERTAIN CLOSURE COSTS

     (a) The parties agree to allocate the closure costs of Landfill #2 based upon the total volume of materials each party deposited in the landfill at the time of its closing. The volume of material in Landfill #2 attributable to Crompton shall be calculated by means of a survey of Landfill #2 by the Closing Date. The volume of material in Landfill #2 attributable to GE shall be calculated by subtracting the volume attributable to Crompton from the total volume of material in Landfill #2 at the time GE stops depositing materials in Landfill #2 determined by means of a survey of Landfill #2 taken at that time.

     (b) GE shall be responsible for all closure costs of the active surface impoundments at Sistersville, but not for Remediation Costs associated with the active surface impoundments (except to the extent such costs arise from OSi Post-Closing Contamination).

     5A.9 CROMPTON'S OPTION TO OBTAIN NO FURTHER ACTION DETERMINATION

     Crompton may, in its sole discretion, satisfy its obligations to address particular OSi Environmental Conditions at any of the OSi Premises by obtaining a No Further Action Determination with respect to such OSi Environmental Conditions; PROVIDED,

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HOWEVER, that the satisfaction for such obligations shall be subject to any applicable Environmental Re-openers and OSi Post-Remediation Care Requirements with respect to any of the OSi Premises in its or their entirety and shall only satisfy such obligations with respect to the particular contaminants and environmental media identified in and covered by the No Further Action Determination.

     5A.10 [RESERVED]

     5A.11 RESPONSIBILITY TO DIRECT WORK

     (a) Except with respect to OSi Post-Remediation Care Requirements, Crompton shall have primary responsibility for directing the performance of any Remediation for which it is reasonably expected to have at least 50% of the monetary liability under this Agreement and shall retain all environmental consultants to perform the Remediation, and GE shall have primary responsibility for directing the performance of any Remediation for which it is reasonably expected to have greater than 50% of the monetary liability under this Agreement, and shall retain all environmental consultants to perform the Remediation. All environmental consultants so retained shall be with competent, recognized consulting firms reasonably acceptable to the Other Party. The party directing the Remediation shall be the "DIRECTING PARTY," and the other party shall be the "OTHER PARTY." The Directing Party shall review with the Other Party all material aspects of the proposed Remediation, as described below. The Directing Party shall provide the Other Party with a draft of any proposed Remedial Action work plan, investigation report, report regarding completed Remedial Action and other similar reports and shall provide the Other Party with an opportunity to review and comment upon the draft for a period of thirty (30) days before it is submitted to an Environmental Agency or other Third Party. The Directing Party shall incorporate any reasonable revisions suggested by the Other Party if: (i) such revisions do not materially alter the cost or scope of the proposed Remediation, or (ii) such revisions are necessary to comply with the terms hereof, resolve a Third-Party Claim or comply with Laws. The Directing Party shall also provide the Other Party with notice of, and the Other Party shall be entitled to attend, any meetings with representatives of the Environmental Agency having jurisdiction over the Remediation or environmental consultants concerning the Remediation. Similarly, the Other Party shall advise the Directing Party of any matters of which it has knowledge relating to any of the OSi Premises, which may affect the Directing Party's ability to implement the Remediation. The Other Party and the Directing Party generally shall cooperate in good faith to develop a mutually satisfactory Remedial Action plan, which can be accomplished within any deadlines established by an Environmental Agency.

     (b) The Directing Party shall have the right to initiate communications with an Environmental Agency concerning the proposed Remediation at any time. The Other Party agrees that it will not consult with any Environmental Agency concerning a Remediation being undertaken and paid for by the Directing Party without first providing notice to the Directing Party, unless after consideration of the time delay associated with giving prior notice to the Directing Party, any report that the Other Party is legally

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required to give to an Environmental Agency would be untimely. The Other Party shall also provide the Directing Party with advance notice of any meeting it proposes to have with any Environmental Agency concerning the Remediation, and provide the Directing Party with an opportunity to attend. Regardless of whether the Directing Party or a representative of the Directing Party attends any such meeting, or in any other case, the Other Party agrees that it will not take any action with the intent of interfering with or delaying the Directing Party's work or increasing the Directing Party's responsibility beyond that which is required under this Agreement, under any Law, or to resolve a Third-Party Claim.

     (c) GE shall perform OSi Post-Remediation Care Requirements as an independent contractor on Crompton's behalf consistent with practices prior to the Closing Date and shall prepare and deliver to Crompton annually an invoice for all such work on each anniversary of the Closing Date. Crompton shall pay the invoice within thirty (30) days of receipt. Crompton shall have the right to inspect the work and audit financial records associated with the invoice.

     5A.12 IMPLEMENTATION OF WORK

     If Crompton is the Directing Party, Crompton shall make all reasonable efforts to conduct Remediation in a manner that does not materially interfere with or materially adversely affect GE's operation of any of the OSi Premises at which the Remediation is being performed. Subject to Crompton's right to direct the work when it is the Directing Party, GE shall be kept advised of, and may oversee, the implementation of the Remediation. GE, at its sole expense, and when it is not the Directing Party, may also reasonably inspect all stages of the Remediation, PROVIDED that such inspection does not unreasonably interfere with or delay the work. Following completion of Remediation for which Crompton is the Directing Party, GE shall have title to all improvements, equipment and other items required with respect to any Remediation; PROVIDED that, following completion of Remediation, the Directing Party shall (i) remove or cause to be removed from the premises being Remediated, all Remediation-related equipment, materials and wastes not required to perform post-Remediation monitoring or meet post-Remediation care requirements; and (ii) close, plug and properly abandon all monitoring wells that were installed by or on behalf of the Directing Party to affect the Remediation unless the non-Directing Party gives notice that it elects to retain such wells and such wells are not required for post-Remediation monitoring.

     5A.13 CROMPTON'S ACCESS TO THE OSI PREMISES

     Crompton shall be granted access to any of the OSi Premises, for the purpose of implementing any Remediation for which Crompton is responsible under this Agreement. Crompton shall coordinate with GE as to the timing of specific Remediation activities so as to minimize any disruption of GE's operations. In this regard, Crompton shall provide GE with at least 24 hours' advance notice of its intention to enter any of the OSi Premises for the purposes of performing Remediation. GE and Crompton agree to cooperate in good faith to select a mutually acceptable alternative date for entry onto any of the OSi

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Premises if entry on the date desired by Crompton would result in an unreasonable interference with GE's use or operation of any of the OSi Premises.

     5A.14 INSURANCE

     (a) Crompton agrees that, in accessing any of the OSi Premises and/or in performing Remediation of any of the OSi Premises, Crompton or Crompton's agents shall carry liability insurance in the following minimum amounts:

     KINDS OF INSURANCE                    IN LIMITS NOT LESS THAN

     Workmen's Compensation                Statutory

     Employer's Liability                  $100,000 each accident/disease
                                           $500,000 policy limit

     Comprehensive General Liability       Combined Bodily Injury and Property
                                           Damage
                                           $2,000,000 each person
                                           $2,000,000 each occurrence

     Automotive Bodily Injury Liability    $2,000,000 each person
     (including hired automobiles and      $2,000,000 each occurrence
     non-ownership liability)

     Automotive Property Damage Liability  $2,000,000 each person
     (including hired automobiles and      $2,000,000 each occurrence
     non-ownership liability)

     Contractors' Pollution Legal          $5,000,000 each occurrence
     Liability

     Umbrella                             $5,000,000

     (b) Crompton agrees to indemnify, defend and hold GE free and harmless from any Losses, injuries, or liens, arising out of or relating to the conduct of Remediation, or entry into any of the OSi Premises, by Crompton or its officers, employees, agents, suppliers, customers, outside contractors or other representatives or associates, other than such Losses, injuries or liens arising out of the negligence or willful misconduct of GE or GE's officers, employees, agents, suppliers, customers, outside contractors or other representatives or associates.

     (c) Prior to Crompton's entry onto any of the OSi Premises for the purpose stated in Section 5A.13, Crompton shall deliver to GE a certificate of insurance evidencing compliance with the terms of this Section 5A.14.

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     5A.15 NON-APPLICABILITY

     Sections 5A.11, 5A.12, 5A.13 and 5A.14 shall not apply to any Remediation for which GE has sole responsibility.

5B.  REMEDIATION OF SC ENVIRONMENTAL CONDITIONS

     5B.1 GE'S OBLIGATIONS REGARDING REMEDIATION OF SC ENVIRONMENTAL CONDITIONS

     Subject to each of the conditions and limitations set forth in the remaining sections of this Article 5B, GE shall have monetary and legal responsibility for Remediation Costs of (a) SC Pre-Closing Contamination and any Claims related thereto, if and to the extent that an Environmental Agency or a court determines, in writing, within twenty (20) years following the Closing, that Remedial Action is required in order to comply with Law, or if and to the extent that during such period a Third Party Claim is made under Environmental Laws; (b) those liabilities referred to in Sections 2.9(c) and 2.9(d) hereof; and (c) SC Pre-Closing Contamination if and to the extent an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener.

     5B.2 LIMITATIONS ON GE'S OBLIGATIONS

     Notwithstanding any other provision of this Agreement, GE shall not have any liability or legal responsibility for, and Crompton shall have sole monetary and legal responsibility for, the following matters:

     (a) Remediation Costs or Claims relating to any of the SC Premises Post-Closing Contamination;

     (b) Remediation Costs associated with Remedial Action that has not been required in writing within twenty (20) years after the Closing by an Environmental Agency or a court, or which has not been required to settle or discharge a Third-Party Claim which was asserted within twenty (20) years after the Closing Date, PROVIDED that such time restriction shall not apply to SC Pre-Closing Contamination Remediation Costs if and to the extent an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener;

     (c) Remediation Costs associated with any Environmental Claim for which Crompton has failed to provide GE notice in accordance with Section 5B.4 hereof;

     (d) Crompton Discretionary Remediation;

     (e) Remediation Costs incurred as a consequence of (i) a change in Laws, after the Closing Date, or (ii) a change in the use from industrial to non-industrial of any of the SC Premises by Crompton after the Closing Date;

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     (f) Remediation Costs incurred by Crompton in conducting Remedial Action at any of the SC Premises, or any portion thereof, for which a No Further Action Determination has been obtained except to the extent that (i) an Environmental Agency or court determines in writing that Remediation is required as a result of an Environmental Re-opener related to SC Pre-Closing Contamination or (ii) there are SC Post-Remediation Care Requirements;

     (g) except as otherwise provided in Section 9.3(e)(ii), costs, expenses or Claims relating to or associated with (i) testing, cleaning, emptying, repairing or taking any other action with respect to any fixed assets or fixtures located at any of the SC Premises and which are, or may be, contributing to soil or groundwater conditions requiring Remediation hereunder, (ii) compliance with Laws relating to the ongoing operations of any of the SC Premises or (iii) costs and expenses associated with obtaining and/or maintaining any financial assurance mechanisms required by Law relating to the Post-Closing operation of any of the SC Premises;

     (h) Remediation Costs necessitated by Crompton's refusal to assist GE in obtaining reasonable institutional controls, including deed restrictions on the future use of any of the SC Premises necessary for GE to obtain a No Further Action Determination, PROVIDED, HOWEVER, that such institutional controls do not have an adverse effect on Crompton's ability to operate the SC Business or use the Transferred SC Assets after the Closing as such SC Business was operated or Transferred SC Assets were used prior thereto and, PROVIDED, FURTHER, such institutional controls do not have a material adverse effect on the value or salability of any of the SC Premises as a site intended for similar industrial use;

     (i) Remediation Costs resulting from Crompton's actions in contravention of the provisions of Section 5B.3 or 5B.11 hereof;

     (j) All Remediation Costs caused by Crompton's operation of any of the SC Premises after the Closing Date, including Remediation Costs at Third-Party Sites caused by Crompton's sending its waste to such Sites after the Closing Date; and

     (k) All Remediation Costs incurred by Crompton to settle or discharge a Third-Party Claim, which settlement or discharge was not approved by GE, PROVIDED, HOWEVER, that GE's approval was not unreasonably withheld.

     5B.3 SOLICITATION OF REMEDIAL ACTION

     Crompton shall take no affirmative action to solicit from any Third Party, including any Environmental Agency, any proceeding, order, directive or other mandate to conduct Remedial Action at any of the SC Premises that GE is responsible for performing pursuant to the terms and conditions hereof, unless Crompton believes in good faith, and so informs GE no less than thirty (30) days in advance in writing, that Crompton has a lawful obligation to take such action. In furtherance, and not in limitation, of the foregoing, Crompton will not knowingly initiate or undertake any

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activity primarily for the purpose of finding conditions requiring Remedial
Action, or accelerating the timing or increasing the cost of any Remedial Action, unless Crompton is compelled to take such action by Environmental Law or in response to a written request from an Environmental Agency. The foregoing shall not restrict Crompton from (a) reporting to any Governmental Body, including an Environmental Agency, any SC Environmental Condition which Crompton has a legal obligation to report under applicable Environmental Laws; (b) conducting environmental compliance audits to identify violations of Environmental Law at any of the SC Premises so long as such compliance audits do not include soil or groundwater investigations at any of the SC Premises not compelled by any Environmental Law or a written request from an Environmental Agency; (c) investigating subsurface conditions in connection with expansion, modification or maintenance of buildings, reactors, tanks, improvements, fixtures or equipment located at any of the SC Premises; or (d) activities associated with the Phase II ESAs as provided in Section 5.1.

     5B.4 NOTICE

     GE's obligation to pay Remediation Costs under Section 5B.1 hereof is expressly conditioned upon Crompton providing timely written notice to GE of (a) an Environmental Claim; or (b) the fact that Environmental Laws compel Remedial Action for which GE may be responsible pursuant to this Agreement. Notice shall be considered timely if it is delivered to GE within twenty (20) years after the Closing and within thirty (30) days of Crompton's receipt of an Environmental Claim, or Crompton's determination pursuant to subsection 5B.4(b) herein that such Remedial Action is required or applicable. Any failure by Crompton to give GE such timely written notice of such a Claim or determination conforming in all respects with this Section 5B.4 shall relieve GE of liability with respect thereto to the extent of any prejudice to GE. Crompton's notice shall include a copy of the Environmental Agency's written determination, if applicable, made within twenty (20) years after the Closing, that Remediation is required to comply with Environmental Laws in effect at the Closing or a citation to the specific Environmental Law that requires such Remedial Action, as applicable. Failure to include a copy of the Environmental Agency's written determination shall relieve GE of any responsibility under this Agreement to pay Remediation Costs, but only to the extent GE is prejudiced thereby.

     5B.5 REMEDIATION STANDARD

     GE's obligation to perform Remediation and/or pay Remediation Costs at any of the SC Premises shall be limited to the reasonable cost of work necessary to achieve the minimally acceptable Remediation criteria for industrial/commercial properties in the location where any of the SC Premises is located, or if subject to a Third-Party Claim, the minimal work or actions necessary to resolve such a Claim. The issuance of a No Further Action Determination shall conclusively establish that GE has met its obligations as provided in this
Section 5B.5 except to the extent such No Further Action Determination is subject to any Environmental Re-openers. Crompton acknowledges that the completion of Remediation hereunder to industrial/commercial standards, and/or the

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attainment of a No Further Action Determination, may require engineering controls and institutional controls, including deed restrictions that may limit future use of any of the SC Premises. Crompton agrees to accept and assist in obtaining such restrictions and controls as may be required by an Environmental Agency consistent with this Section 5B.5, and agrees that such restrictions and controls shall be binding on Crompton and any successor or assign of Crompton, PROVIDED, HOWEVER, that such restrictions and controls do not unreasonably impair the chemical manufacturing operations at any of the SC Premises or have a material adverse effect on the value or salability of any of the SC Premises as a site intended for similar industrial use.

     5B.6 FINES AND PENALTIES

     GE shall be responsible for paying any administrative, criminal or civil fines or penalties assessed by an Environmental Agency in connection with SC Pre-Closing Contamination, PROVIDED that GE shall not be responsible for paying any administrative, criminal or civil fines or penalties imposed in connection with any Remedial Action performed at an SC Premises for which Crompton is the Directing Party pursuant to Section 5B.11 or imposed in connection with Crompton's actions after the Closing Date.

     5B.7 [RESERVED]

     5B.8 [RESERVED]

     5B.9 GE'S OPTION TO OBTAIN NO FURTHER ACTION DETERMINATION

     GE may, in its sole discretion, satisfy its obligations to address particular SC Environmental Conditions at any of the SC Premises by obtaining a No Further Action Determination with respect to such SC Environmental Conditions; PROVIDED, HOWEVER, that the satisfaction for such obligations shall be subject to any applicable Environmental Re-openers and SC Post-Remediation Care Requirements with respect to any of the SC Premises in its or their entirety and shall only satisfy such obligations with respect to the particular contaminants and environmental media identified in and covered by the No Further Action Determination.

     5B.10 [RESERVED]

     5B.11 RESPONSIBILITY TO DIRECT WORK

     (a) Except with respect to SC Post-Remediation Care Requirements, GE shall have primary responsibility for directing the performance of any Remediation for which it is reasonably expected to have at least 50% of the monetary liability under this Agreement and shall retain all environmental consultants to perform the Remediation, and Crompton shall have primary responsibility for directing the performance of any Remediation for which it is reasonably expected to have greater than 50% of the monetary liability under this Agreement, and shall retain all environmental consultants to perform the Remediation. All environmental consultants so retained shall be with

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competent, recognized consulting firms reasonably acceptable to the Other Party.
The party directing the Remediation shall be the "DIRECTING PARTY," and the other party shall be the "OTHER PARTY." The Directing Party shall review with the Other Party all material aspects of the proposed Remediation, as described below. The Directing Party shall provide the Other Party with a draft of any proposed Remedial Action work plan, investigation report, report regarding completed Remedial Action and other similar reports and shall provide the Other Party with an opportunity to review and comment upon the draft for a period of thirty (30) days before it is submitted to an Environmental Agency or other
Third Party. The Directing Party shall incorporate any reasonable revisions suggested by the Other Party if: (i) such revisions do not materially alter the cost or scope of the proposed Remediation, or (ii) such revisions are necessary to comply with the terms hereof, resolve a Third-Party Claim or comply with Laws. The Directing Party shall also provide the Other Party with notice of, and the Other Party shall be entitled to attend, any meetings with representatives of the Environmental Agency having jurisdiction over the Remediation or environmental consultants concerning the Remediation. Similarly, the Other Party shall advise the Directing Party of any matters of which it has knowledge relating to any of the SC Premises, which may affect the Directing Party's ability to implement the Remediation. The Other Party and the Directing Party generally shall cooperate in good faith to develop a mutually satisfactory Remedial Action plan, which can be accomplished within any deadlines established by an Environmental Agency.

     (b) The Directing Party shall have the right to initiate communications with an Environmental Agency concerning the proposed Remediation at any time. The Other Party agrees that it will not consult with any Environmental Agency concerning a Remediation being undertaken and paid for by the Directing Party without first providing notice to the Directing Party, unless after consideration of the time delay associated with giving prior notice to the Directing Party, any report that the Other Party is legally required to give to an Environmental Agency would be untimely. The Other Party shall also provide the Directing Party with advance notice of any meeting it proposes to have with any Environmental Agency concerning the Remediation, and provide the Directing Party with an opportunity to attend. Regardless of whether the Directing Party or a representative of the Directing Party attends any such meeting, or in any other case, the Other Party agrees that it will not take any action with the intent of interfering with or delaying the Directing Party's work or increasing the Directing Party's responsibility beyond that which is required under this Agreement, under any Law, or to resolve a Third-Party Claim.

     (c) Crompton shall perform SC Post-Remediation Care Requirements as an independent contractor on GE's behalf and shall prepare and deliver to GE annually an invoice for all such work on each anniversary of the Closing Date. GE shall pay the invoice within thirty (30) days of receipt. GE shall have the right to inspect the work and audit financial records associated with the invoice.

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     5B.12 IMPLEMENTATION OF WORK

     If GE is the Directing Party, GE shall make all reasonable efforts to conduct Remediation in a manner that does not materially interfere with or materially adversely affect Crompton's operation of any of the SC Premises at which the Remediation is being performed. Subject to GE's right to direct the work when it is the Directing Party, Crompton shall be kept advised of, and may oversee, the implementation of the Remediation. Crompton, at its sole expense, and when it is not the Directing Party, may also reasonably inspect all stages of the Remediation PROVIDED that such inspection does not unreasonably interfere with or delay the work. Following completion of Remediation for which GE is the Directing Party, Crompton shall have title to all improvements, equipment and other items required with respect to any Remediation; PROVIDED that, following completion of Remediation, the Directing Party shall (i) remove or cause to be removed from the premises being Remediated, all Remediation-related equipment, materials and wastes not required to perform post-Remediation monitoring or meet post-Remediation care requirements; and (ii) close, plug and properly abandon all monitoring wells that were installed by or on behalf of the Directing Party to affect the Remediation unless the non-Directing Party gives notice that it elects to retain such wells and such wells are not are required for post-Remediation monitoring.

     5B.13 GE'S ACCESS TO THE SC PREMISES

     GE shall be granted access to any of the SC Premises, for the purpose of implementing any Remediation for which GE is responsible under this Agreement. GE shall coordinate with Crompton as to the timing of specific Remediation activities so as to minimize any disruption of Crompton's operations. In this regard, GE shall provide Crompton with at least 24 hours' advance notice of its intention to enter any of the SC Premises for the purposes of performing Remediation. Crompton and GE agree to cooperate in good faith to select a mutually acceptable alternative date for entry onto any of the SC Premises if entry on the date desired by GE would result in an unreasonable interference with Crompton's use or operation of any of the SC Premises.

     5B.14 INSURANCE

     (a) GE agrees that, in accessing any of the SC Premises and/or in performing Remediation of any of the SC Premises, GE or GE's agents shall carry liability insurance in the following minimum amounts:

     KINDS OF INSURANCE                  IN LIMITS NOT LESS THAN

     Workmen's Compensation              Statutory

     Employer's Liability                $100,000 each accident/disease
                                         $500,000 policy limit

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     Comprehensive General Liability     Combined Bodily Injury and
                                         Property Damage
                                         $2,000,000 each person
                                         $2,000,000 each occurrence

     Automotive Bodily Injury            $2,000,000 each person
     Liability (including hired          $2,000,000 each occurrence
     automobiles and non-ownership
     liability)

     Automotive Property Damage          $2,000,000 each person
     Liability (including hired          $2,000,000 each occurrence
     automobiles and non-ownership
     liability)

     Contractors' Pollution Legal        $5,000,000 each occurrence
     Liability

     Umbrella                            $5,000,000

     (b) GE agrees to indemnify, defend and hold Crompton free and harmless from any Losses, injuries, or liens, arising out of or relating to the conduct of Remediation, or entry into any of the SC Premises, by GE or its officers, employees, agents, suppliers, customers, outside contractors or other representatives or associates, other than such Losses, injuries or liens arising out of the negligence or willful misconduct of Crompton or Crompton's officers, employees, agents, suppliers, customers, outside contractors or other representatives or associates.

     (c) Prior to GE's entry onto any of the SC Premises for the purpose stated in Section 5B.13, GE shall deliver to Crompton a certificate of insurance evidencing compliance with the terms of this Section 5B.14.

     5B.15 NON-APPLICABILITY

     Sections 5B.11, 5B.12, 5B.13 and 5B.14 shall not apply to any Remediation for which Crompton has sole responsibility.

6. CONFIDENTIAL NATURE OF INFORMATION

     6.1 CONFIDENTIALITY AGREEMENTS

     (a) GE and Crompton agree that the Confidentiality Agreements shall apply to (i) all documents, materials and other information that each shall have obtained regarding the other party or such party's Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (ii) all analyses, reports, compilations, evaluations and other materials prepared by either party or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; PROVIDED, HOWEVER, that, subject to

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Section 6.2(a), the Confidentiality Agreements shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of one party the ownership of which is transferred to the other party.

     (b) GE and Crompton agree that all confidential information of the other party relating to pre-Closing research and development conducted with Affiliated groups of such party shall, in addition to being subject to the Confidentiality Agreements, be deemed "Trade Secrets" of such party and kept confidential as provided in Section 6.2.

     (c) Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreements, the Confidentiality Obligations as they relate to the transactions contemplated by this Agreement shall not apply to the "tax structure" or "tax treatment" of such transactions (as these terms are used in the Confidentiality Regulations) from and after the date of this Agreement, at which point, each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of the transactions contemplated by this Agreement. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement.

     6.2 CROMPTON'S AND GE'S TRADE SECRETS

     (a) Except as provided in Sections 6.2(b) and (d), after the Closing and for a period of five years following the Closing Date, each of Crompton and GE agree that it will keep confidential (i) all Trade Secrets of the other party or its Affiliates that are received from, or made available by, such party either in the course of the transactions contemplated hereby or as a result of the consummation of the transactions contemplated hereby (including Trade Secrets of Crompton that are known to or in the possession of any OSi Business Employees and Trade Secrets of GE that are known to or in the possession of SC Business Employees), except for such Trade Secrets of the other party or its Affiliates that are conveyed as part of the Transferred OSi Assets or Transferred SC Assets, and (ii) all Trade Secrets relating to the business that it is transferring to the other party hereby.

     (b) Notwithstanding the foregoing, such Trade Secrets shall not be deemed confidential and neither Crompton nor GE shall have any obligation with respect to any such Trade Secrets that:

         (i) are Trade Secrets of the other party but at the time of disclosure were already known to Crompton or GE, as the case may be, other than as a result of this transaction, free of restriction as evidenced by documentation in Crompton's or GE's possession, as the case may be;

         (ii) are or become publicly known through publication, inspection of a product or otherwise, and through no negligence or wrongful act of Crompton or GE, as the case may be;

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         (iii) are received by Crompton or GE, as the case may be, from a Third
Party without similar restriction and without breach of any agreement;

         (iv) are Trade Secrets of the other party but are independently developed by Crompton or GE, as the case may be, as evidenced by documentation in Crompton's or GE's possession, as the case may be, to the extent of such independent development; or

         (v) are, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

     (c) If Crompton (or any of its Affiliates) or GE (or any of its Affiliates), as the case may be, is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Trade Secrets of the other party, such party will promptly notify the other party of such request or requirement and will cooperate with such other party such that such other party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, either party (or any of its Affiliates) is in the opinion of its counsel compelled to disclose the Trade Secrets of the other party or else stand liable for contempt or suffer other censure or material penalty, such party (or its Affiliate) may disclose only so much of the Trade Secrets of the other party to the Person compelling disclosure as is required by Law. Crompton or GE, as the case may be, will exercise its (and will cause its Affiliates to exercise their) commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Trade Secrets.

     (d) Notwithstanding anything in this Article 6 to the contrary, in the event that any such Trade Secret is also subject to a limitation on disclosure or use contained in another written agreement between GE and Crompton or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7. CLOSING

     At the Closing, the following transactions shall take place:

     7.1 DELIVERIES BY CROMPTON OR THE OSI SUBSIDIARIES

     On the Closing Date, Crompton shall (or shall cause an OSi Subsidiary to) deliver to GE the following:

     (a) the Collateral Agreements;

     (b) all consents, waivers or approvals theretofore obtained by Crompton with respect to the sale of the Transferred OSi Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

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     (c) a certificate of an appropriate officer of Crompton (in such person's representative capacity and not individually), dated the Closing Date, certifying the satisfaction of the conditions set forth in Sections 8.2(a) and
(b);

     (d) evidence of the obtaining of, or the filing with respect to, any required approvals of a Governmental Body set forth on SCHEDULE 3.4;

     (e) a certificate in form and substance reasonably satisfactory to GE, duly executed and acknowledged, certifying that Crompton and each OSi Subsidiary selling a "United States real property interest" (as defined in Section 897(c) of the Code) to GE is exempt from withholding under Section 1445 of the Code;

     (f) a certificate evidencing the Transferred OSi Subsidiary Shares, together with the resignations of all directors and officers who are not OSi Continuing Employees; and

     (g) all such customary documents, affidavits and other instruments as reasonably requested by any title insurance company, PROVIDED that no such instrument shall alter the parties' rights or obligations hereunder.

     7.2 DELIVERIES BY GE

     On the Closing Date, GE shall (or shall cause an SC Subsidiary to) deliver to Crompton the following:

     (a) the Purchase Price as provided in Section 2.3;

     (b) the Collateral Agreements;

     (c) all consents, waivers or approvals theretofore obtained by GE with respect to the sale of the Transferred SC Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

     (d) a certificate of an appropriate officer of GE (in such person's representative capacity and not individually), dated the Closing Date, certifying the satisfaction of the conditions set forth in Sections 8.3(a) and
(b);

     (e) evidence of the obtaining of, or the filing with respect to, any required approvals of a Governmental Body set forth on SCHEDULE 4.4(B);

     (f) a certificate in form and substance reasonably satisfactory to Crompton, duly executed and acknowledged, certifying that GE and each SC Subsidiary selling a "United States real property interest" (as defined in Section 897(c) of the Code) to Crompton is exempt from withholding under Section 1445 of the Code; and

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     (g) all such customary documents, affidavits and other instruments as reasonably requested by any title insurance company, PROVIDED that no such instrument shall alter the parties' rights or obligations hereunder.

     7.3 CLOSING DATE

     The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, at 10:00 a.m., local time, two Business Days following the date on which the last of the conditions specified in Article 8 has been satisfied or waived, or at such other place or time or on such other date as Crompton and GE may agree upon in writing (such date and time being referred to herein as the "CLOSING DATE"). The effective time for the consummation of the transactions contemplated hereby shall for all purposes be 11:59 p.m., local time, in New York, New York on the Closing Date.

     7.4 CONTEMPORANEOUS EFFECTIVENESS

     All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

8.   CONDITIONS PRECEDENT TO CLOSING

     8.1 GENERAL CONDITIONS

     The respective obligations of GE and Crompton to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) NO INJUNCTIONS. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Collateral Agreements.

     (b) ANTITRUST LAWS. Any applicable waiting period under the HSR Act or other antitrust or competition laws relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated and any approvals or consents required in respect of the antitrust or competition filings from the applicable foreign Governmental Bodies, including those of the jurisdictions set forth on SCHEDULE 8.1(B), shall have been obtained or waived.

     (c) CERTAIN PROCEEDINGS. Crompton and GE shall have engaged in all consultations necessary by law with works councils representing Employees, and no further actions or consultations shall be required by law with respect thereto.

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     8.2 CONDITIONS PRECEDENT TO GE'S OBLIGATIONS

     The obligations of GE to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
GE:

     (a) REPRESENTATIONS AND WARRANTIES OF CROMPTON TRUE AT CLOSING. The representations and warranties of Crompton or its Affiliates contained in this Agreement (i) that are qualified by materiality shall have been true and correct as of the date hereof, and that are not so qualified shall have been true and correct in all material respects as of the date hereof and (ii) without regard to any limitation or qualification as to materiality in any such representation or warranty, shall be true and correct as of the Closing Date (except under (i) or (ii) above to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties (without regard to any limitation or qualification as to materiality) shall be true and correct as of such date), PROVIDED that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct under (i) or (ii) above, individually or in the aggregate, results in, or would reasonably be expected to result in, a Crompton Material Adverse Effect.

     (b) PERFORMANCE BY CROMPTON. Crompton and/or the applicable OSi Subsidiary shall have performed in all material respects all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements pursuant to Section 5.9(a).

     (c) FINANCIAL STATEMENTS. GE shall have received from Crompton the financial statements required under Section 3.12 and Section 5.20(a), and, subject to Section 12.1(e), five Business Days shall have elapsed since the delivery of the financial statements required under Section 5.20(a).

     (d) LIENS. Crompton shall have either obtained the written release and waiver from all appropriate Persons of any and all liens, pledges or mortgages on Transferred OSi Assets that secure Third-Party indebtedness that is not included in the Assumed OSi Liabilities or, other than with respect to indebtedness under the Crompton Credit Agreement, made reasonably adequate provision for the full satisfaction or removal of such liens, pledges or mortgages.

     (e) EXPORT CONTROLS. No Claim has been made or threatened, in writing, by a Governmental Body alleging a violation of the Export Control Requirements by Crompton or its Affiliates with respect to the OSi Business which Claim is reasonably likely to result in material monetary damages or sanctions in respect of the OSi Business.

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     8.3 CONDITIONS PRECEDENT TO CROMPTON'S OBLIGATIONS

     The obligations of Crompton to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Crompton:

     (a) REPRESENTATIONS AND WARRANTIES OF GE TRUE AT CLOSING. The representations and warranties of GE or its Affiliates contained in this Agreement (i) that are qualified by materiality shall have been true and correct as of the date hereof, and that are not so qualified shall have been true and correct in all material respects as of the date hereof and (ii) without regard to any limitation or qualification as to materiality in any such representation or warranty, shall be true and correct as of the Closing Date (except under (i) or (ii) above to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties (without regard to any limitation or qualification as to materiality) shall be true and correct as of such date), PROVIDED that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct under (i) or (ii) above, individually or in the aggregate, results in, or would reasonably be expected to result in, a GE Material Adverse Effect.

     (b) PERFORMANCE BY GE. GE and/or the applicable SC Subsidiary shall have performed in all material respects all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements pursuant to Section 5.9(a).

     (c) FINANCIAL STATEMENTS. Crompton shall have received from GE the financial statements required under Section 4.12 and Section 5.20(b), and, subject to Section 12.1(f), five Business Days shall have elapsed since the delivery of the financial statements required under Section 5.20(b).

     (d) LIENS. GE shall have either obtained the written release and waiver from all appropriate Persons of any and all liens, pledges or mortgages on Transferred SC Assets that secure Third-Party indebtedness or made reasonably adequate provision for the full satisfaction or removal of such liens, pledges or mortgages.

     (e) EXPORT CONTROLS. No Claim has been made or threatened, in writing, by a Governmental Body alleging a violation of the Export Control Requirements by GE or its Affiliates with respect to the SC Business which Claim is reasonably likely to result in material monetary damages or sanctions in respect of the SC Business.

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9.   STATUS OF AGREEMENTS

     The rights and obligations of GE and Crompton under this Agreement shall be subject to the following terms and conditions:

     9.1 SURVIVAL

     (a) The representations and warranties of GE and Crompton contained in this Agreement shall survive the Closing solely for the purpose of this Article 9, and such representations and warranties shall terminate at the close of business on the date that is the first anniversary of the Closing Date, PROVIDED that (i) the representations and warranties contained in Sections 3.3, 3.8(a), 4.3 and 4.8(a) shall survive the Closing until the third anniversary of the Closing Date, (ii) the representations and warranties contained in Sections 3.2(b), 3.2(d), 3.5(a), 3.7(a)(ii), 3.13(a)(ii), 4.5(a), 4.7(a)(ii) and 4.13(a)(ii)
shall survive the Closing until the fifth anniversary of the Closing Date, and
(iii) the representations and warranties contained in Sections 3.15 and 4.15 (and Sections 3.11 and 4.11, but only to the extent that the matters covered therein do not give rise to indemnification rights under Section 9.3(e)) shall survive the Closing until the close of business on the date that the applicable statute of limitations (taking into account any applicable extension periods) relating to matters addressed by such representations and warranties has expired. If written notice of a claim for indemnification by any Indemnified Party in respect of a breach of any representation or warranty has been given prior to the expiration of such representation or warranty, then such representation or warranty shall survive as to such claim and only as to such claim, until such claim has been fully and finally resolved and all obligations with respect thereto are fully satisfied.

     (b) The covenants and agreements of GE and Crompton contained in this Agreement shall survive the Closing.

     9.2 TAX INDEMNIFICATION

     Anything in Sections 9.3(a) through (d), (h) and Section 9.4 to the contrary notwithstanding, indemnification for any and all Tax matters and the procedures with respect thereto shall be governed exclusively by this Section
9.2 (but shall be subject to the provisions of Section 9.3(f), (g), (i), (j) and (k)).

     (a) (i) Crompton shall indemnify GE and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from all liability for Excluded OSi Taxes.

         (ii) GE shall indemnify Crompton and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from all liability for Excluded SC Taxes.

     (b) (i) GE shall indemnify Crompton and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and

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hold them harmless from (A) all liability for Taxes relating to the Transferred
OSi Assets or the Acquired OSi Subsidiaries other than Excluded OSi Taxes, (B) all liability for Transfer Taxes or VAT for which GE is responsible pursuant to
Section 2.16 and (C) all liability for Taxes attributable to a breach by GE of its obligations under this Agreement.

         (ii) Crompton shall indemnify GE and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (A) all liability for Taxes relating to the Transferred SC Assets other than Excluded SC Taxes, (B) all liability for Transfer Taxes or VAT for which Crompton is responsible pursuant to Section 2.16, and (C) all liability for Taxes attributable to a breach by Crompton of its obligations under this Agreement.

     (c) (i) Crompton shall indemnify GE and its Affiliates and each of their officers, directors, employees, stockholders, agents and representatives and hold them harmless from and against any and all Losses resulting from a breach of the representations and warranties contained in Section 3.15.

         (ii) GE shall indemnify Crompton and its Affiliates and each of their officers, directors, employees, stockholders, agents and representatives and hold them harmless from and against any and all Losses resulting from a breach of the representations and warranties contained in Section 4.15.

     (d) CONTESTS.

         (i) If any Governmental Body asserts a Claim with respect to Taxes, then the party hereto first receiving notice of such Claim promptly shall provide written notice thereof to the party that may be responsible for such Taxes under this Agreement; PROVIDED, HOWEVER, that the failure of such party to give such prompt notice shall not relieve the other party of any of its obligations hereunder, except to the extent that the other party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Claim and shall include a copy of the relevant portion of any correspondence received from the Governmental Body.

          (ii) Notwithstanding anything contained in this Agreement to the contrary, but subject to Section 2.16(e), neither GE nor Crompton shall have the right to participate in any defense, settlement or compromise of a Third Party Claim (A) that the other party is defending and (B) that relates exclusively to Taxes (other than Taxes relating to the Acquired OSi Subsidiaries to the extent such matters are otherwise addressed in Section 9.2(d)(iii)-(v)) for which the other party is responsible, without such party's express written consent.

         (iii) Crompton shall have the exclusive right to control, at its own expense, any audit, examination, contest, litigation or other proceeding by or against any taxing authority (a "TAX PROCEEDING") in respect of any Acquired OSi Subsidiary for any Pre-Closing Tax Period other than a Tax Proceeding relating to a Straddle Period Return; provided, however, that Crompton shall not settle or compromise any such Tax

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Proceeding if it would adversely affect such Acquired OSi Subsidiary in any
Post-Closing Tax Period without the prior written consent of GE (such consent not to be unreasonably withheld or delayed). For purposes of this paragraph, settling or compromising a Tax Proceeding on a basis consistent with a position previously taken on the relevant Tax return to which such proceeding relates shall not be deemed to have an adverse effect on an Acquired OSi Subsidiary in a Post-Closing Tax Period.

          (iv) In the case of a Tax Proceeding relating to a Straddle Period Return of any Acquired OSi Subsidiary with respect to which Crompton could have responsibility for Taxes pursuant to this Agreement, (A) GE shall control, at its own expense, such Tax Proceeding and (B) Crompton shall have the right (but not the obligation) to participate, at its own expense, in such Tax Proceeding. In the event Crompton elects to participate in such Tax Proceeding, (A) GE shall provide Crompton with a timely and reasonably detailed account of each phase of such Tax Proceeding, (B) GE shall consult with Crompton before taking any significant action in connection with such Tax Proceeding, (C) GE shall consult with Crompton and offer Crompton an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding,
(D) Crompton shall be entitled to participate in any meetings with a Governmental Body relating to such Tax Proceeding, (E) GE shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest, and (F) GE shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Crompton, which consent shall not be unreasonably withheld or delayed. Any dispute relating to the defense, settlement or compromise of any such Tax Proceeding shall be resolved by the Independent Arbitrator. The Independent Arbitrator's determination shall be final and binding upon the parties and its expenses shall be borne equally by the parties.

          (v) GE shall have the exclusive right to control, at its own expense, any Tax Proceeding in respect of any Acquired OSi Subsidiary other than a Tax Proceeding described in Section 9.2(d)(iii) or (iv); provided, however, that GE shall not settle or compromise any such Tax Proceeding if it would adversely affect such Acquired OSi Subsidiary for any Pre-Closing Tax Period for which the relevant statute of limitations on assessment has not yet expired without the prior written consent of Crompton (such consent not to be unreasonably withheld or delayed). For purposes of this paragraph, settling or compromising a Tax Proceeding on a basis consistent with a position previously taken on the relevant Tax return to which such proceeding relates shall not be deemed to have an adverse effect on an Acquired OSi Subsidiary in a Pre-Closing Tax Period.

     9.3 GENERAL AGREEMENT TO INDEMNIFY

     (a) Subject to Sections 9.1, 9.4 and 9.5, Crompton and GE shall each indemnify, defend and hold harmless the other party hereto, any Affiliate thereof, and any director, officer or employee of such other party or Affiliate thereof from and against any and all Losses to the extent that such Losses arise out of or in connection with, subject to Section 9.1, the failure of any representation or warranty of such party contained in this

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Agreement to be true and correct as of the Closing Date (except to the extent that such representation or warranty is made as of a specific date, in which case the failure of such representation or warranty to be true and correct as of such date). For purposes of this Article 9, a breach of the representations and warranties in this Agreement shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Crompton Material Adverse Effect, Crompton Material Adverse Change, GE Material Adverse Effect or GE Material Adverse Change (PROVIDED that, for the avoidance of doubt, for purposes of this paragraph, the term "Material" in "Material OSi Contracts" and "Material SC Contracts" shall not be deemed to be such a limitation or qualification). Notwithstanding the foregoing, any representation or warranty as to the accuracy and completeness of any of Schedules 3.9(b), 3.13(d), 4.9(b), or 4.13(d) shall not be deemed to be breached if such Schedule fulfills the applicable representation or warranty as drafted (I.E., ignoring the immediately preceding sentence).

     (b) (i) Crompton further agrees to indemnify and hold harmless GE from and against any Losses incurred by GE arising out of, resulting from, based upon, in connection with or relating to: (A) the Excluded Crompton Liabilities (other than Excluded OSi Taxes); and (B) subject to Section 2.15(a), GE's waiver of any applicable bulk sales Laws.

         (ii) GE further agrees to indemnify and hold harmless Crompton from and against any Losses incurred by Crompton arising out of, resulting from, based upon, in connection with or relating to: (A) the Excluded GE Liabilities (other than Excluded SC Taxes); and (B) subject to Section 2.15(b), Crompton's waiver of any applicable bulk sales Laws.

     (c) (i) Crompton further agrees to indemnify and hold harmless GE from and against any Losses incurred by GE arising out of, resulting from, based upon, in connection with or relating to any failure of Crompton to assume, pay, perform or otherwise discharge any of the Assumed SC Liabilities.

          (ii) GE further agrees to indemnify and hold harmless Crompton from and against any Losses incurred by Crompton arising out of, resulting from, based upon, in connection with or relating to any failure of GE to assume, pay, perform or otherwise discharge any of the Assumed OSi Liabilities.

     (d) (i) Crompton further agrees to indemnify and hold harmless GE from and against any Losses incurred by GE arising out of, resulting from, based upon, in connection with or relating to any failure of Crompton or of any Affiliate of Crompton to perform any of its covenants and agreements set forth in this Agreement.

         (ii) GE further agrees to indemnify and hold harmless Crompton from and against any Losses incurred by Crompton arising out of, resulting from, based upon,

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in connection with or relating to any failure of GE or of any Affiliate of
GE to perform any of its covenants and agreements set forth in this Agreement.

     (e) (i) Crompton further agrees to indemnify and hold harmless GE from and against any Losses, other than fines and penalties, incurred by GE arising out of the failure of the OSi Business or Crompton or any of its Affiliates to comply prior to the Closing with any Environmental Laws, but only to the extent that:

          (A) such failure was or is identified in SCHEDULE 3.11 of this Agreement, in pre-Closing compliance inspection reports exchanged between the parties prior to the Closing Date pursuant to Section 5.1(c) of this Agreement or within ninety (90) days after Closing;

          (B) such failure is not corrected prior to the Closing Date (the parties agree that any actual or alleged violations can be corrected by obtaining written confirmation of compliance from a Governmental Body having the authority to issue such a confirmation);

          (C) in the case of (i) Losses associated with capital expenditures necessary to correct any such failures that are included in the OSi Business long-range capital plan attached hereto as SCHEDULE 9.3(E)(I)(C), the capital expenditures necessary to correct any such failures exceeds (in the aggregate for all such failures) the cost estimates in the OSi Business long-range capital plan by $50,000 or more (in which case this indemnity shall apply to all such Losses in excess of the budgeted amount), and (ii) Losses associated with failures for which capital expenditures are not addressed in the OSi Business long-range capital plan attached hereto as SCHEDULE 9.3(E)(I)(C), this indemnity shall apply to all Losses in excess of $25,000 associated with each such failure;

          (D) Losses associated with such failures do not exceed the reasonable least costly means of achieving full compliance, which compliance shall be reliable and reasonable;

          (E) the Indemnifying Party has the right to inspect the work related to capital projects necessary to correct pre-Closing violations of Environmental Law and audit records associated with such work; and

          (F) work necessary to correct such failures commences no later than the later of one (1) year from the Closing Date or one (1) year from discovery.

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         (ii) GE further agrees to indemnify and hold harmless Crompton from and against any Losses, other than fines and penalties, incurred by Crompton arising out of the failure of the SC Business or GE or any of its Affiliates to comply prior to the Closing with any Environmental Laws, but only to the extent that:

          (A) such failure was or is identified in SCHEDULE 4.11 of this Agreement, in pre-Closing compliance inspection reports exchanged between the parties prior to the Closing Date pursuant to Section 5.1(c) of this Agreement or within ninety (90) days after Closing;

          (B) such failure is not corrected prior to the Closing Date (the parties agree that any actual or alleged violations can be corrected by obtaining written confirmation of compliance from a Governmental Body having the authority to issue such a confirmation);

          (C) in the case of (i) Losses associated with capital expenditures necessary to correct any such failures that are included in the OSi Business long-range capital plan attached hereto as SCHEDULE 9.3(E)(II)(C), the capital expenditures necessary to correct any such failures exceeds (in the aggregate for all such failures) the cost estimates in the SC Business long-range capital plan by $50,000 or more (in which case this indemnity shall apply to all such Losses in excess of the budgeted amount), and (ii) Losses associated with failures for which capital expenditures are not addressed in the SC Business long-range capital plan attached hereto as SCHEDULE 9.3(E)(II)(C), this indemnity shall apply to all Losses in excess of $25,000 associated with each such failure;

          (D) Losses associated with such failures do not exceed the reasonable least costly means of achieving full compliance, which compliance shall be reliable and reasonable;

          (E) the Indemnifying Party has the right to inspect the work related to capital projects necessary to correct pre-Closing violations of Environmental Law and audit records associated with such work; and

          (F) work necessary to correct such failures commences no later than the later of one (1) year from the Closing Date or one (1) year from discovery.

     (f) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the consideration paid for the OSi Business and/or the SC Business, as appropriate. GE and Crompton agree to cooperate in the preparation of a

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supplemental Asset Acquisition Statement as required by Section 5.4 and the
Treasury Regulations under Section 1060 of the Code as a result of any such adjustment. Whether or not the Indemnifying Party chooses to defend or prosecute any Third-Party Claim both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

     (g) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds actually received from Third-Party insurers (other than a captive or other tax consolidated insurance Affiliate of such Indemnifying Party), and other savings, including Tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party or its Affiliates. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

     (h) Each Indemnified Party entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of, based on or relating to any breach of any representation or warranty in Sections 3.2(b), 3.2(d), 3.14 and 4.14 or any failure to perform any covenant, agreement or undertaking of the Indemnifying Party shall be entitled to such indemnification for the full amount of such Losses regardless of the amount of the Losses. The Indemnifying Party's liability for all Claims for indemnification brought under
Section 9.3(a) in respect of breaches of any representations or warranties made by such Indemnifying Party or its Affiliates under this Agreement shall be subject to the following limitations:

         (i) where the Indemnifying Party is Crompton, (A) the Indemnifying Party shall have no liability under Section 9.3(a) for Claims in respect of breaches of any representations or warranties made by Crompton or its Affiliates under this Agreement until the aggregate amount of the Losses incurred with respect to such Claims exceeds $7,500,000, and the Indemnifying Party shall be liable for only the amount of such Losses in excess of $7,500,000 and (B) the Indemnifying Party shall have no liability for any individual Loss relating thereto that is less than $100,000 and any such Losses shall not be counted against such $7,500,000 (and in the event that any such Claims result from or arise out of or in connection with the same or substantially similar facts, events or circumstances or a series or pattern of facts, events or circumstances, then the Losses attributed to such Claims shall be aggregated for purposes of clauses (A) and (B)). Except as provided in Section 9.3(h), the Indemnifying Party's aggregate liability for all Claims in respect of breaches of any representations or warranties made by Crompton or its Affiliates under this Agreement shall not exceed $150,000,000.

         (ii) where the Indemnifying Party is GE, (A) the Indemnifying Party shall have no liability under Section 9.3(a) for Claims in respect of breaches of any representations or warranties made by GE or its Affiliates under this Agreement until the aggregate amount of the Losses incurred with respect to such Claims exceeds $1,500,000,

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and the Indemnifying Party shall be liable for only the amount of such Losses in excess of $1,500,000 and (B) the Indemnifying Party shall have no liability for any individual Loss relating thereto that is less than $100,000 and any such Losses shall not be counted against such $1,500,000 (and in the event that any such Claims result from or arise out of or in connection with the same or substantially similar facts, events or circumstances or a series or pattern of facts, events or circumstances, then the Losses attributed to such Claims shall be aggregated for purposes of clauses (A) and (B)). Except as provided in
Section 9.3(h), the Indemnifying Party's aggregate liability for all Claims in respect of breaches of any representations or warranties made by GE or its Affiliates under this Agreement shall not exceed $30,000,000.

     (i) Except with respect to claims based on fraud and/or claims seeking equitable remedies (including injunctive relief) and except as otherwise expressly provided elsewhere in this Agreement, the indemnification remedies set forth in this Agreement shall constitute the sole and exclusive remedies of the parties hereto with respect to any breach of representation, warranty or obligation under this Agreement, and, with respect to Remediation of OSi Environmental Conditions and SC Environmental Conditions, the parties' exclusive rights and obligations shall be those set forth in Articles 5A and 5B, and the parties waive all other rights against each other related to such Remediation and Claims for Remediation, including rights otherwise provided by Law.

     (j) Except as set forth in Section 2.3(j), the rights to indemnification pursuant to this Agreement shall not be subject to set-off for any Claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's Claim for indemnification.

     (k) Notwithstanding anything else in this Agreement, neither GE nor Crompton shall have any rights to indemnification with respect to any Losses to the extent such Losses have been accounted for in calculations or adjustments made pursuant to Section 2.10 hereof.

     9.4 GENERAL PROCEDURES FOR INDEMNIFICATION

     (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought of the assertion of any Claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material prejudice by such failure to give notice). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty days (or sooner, if the nature of the Third-Party Claim so requires) of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third-Party Claim, to

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assume the defense and control the settlement of such Third-Party Claim that involves solely money damages.

     (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

     (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to any compromise or settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that, if and only if such consent is withheld and the settlement or compromise involves only the payment of monetary damages and provides an unconditional and complete release by such Third Party of the Indemnified Parties, the Indemnifying Party's liability shall be limited to the amount for which the Indemnifying Party agreed with the claimant to settle and the Indemnifying Party shall remain responsible for its costs and attorneys' fees to the date such settlement was rejected by the Indemnified Party and the Indemnified Party shall be responsible for the attorneys' fees and disbursements in respect of such Claim thereafter.

     (d) If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses for which indemnification is required hereunder, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third-Party Claim. If the Indemnified Party defends any Third-Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for any and all reasonable expenses of defending such Third-Party Claim upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Third-Party Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Third-Party Claim; PROVIDED, HOWEVER, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable.

     (e) The Indemnified Party and the Indemnifying Party shall permit each other reasonable access to books, records, facilities and personnel and shall otherwise cooperate (including by providing personnel for deposition, interview, consultation or otherwise as necessary or appropriate) with all reasonable requests of each other to the extent reasonably necessary to assist it in defending or settling any such Third-Party Claim; PROVIDED, HOWEVER, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the Indemnified Parties. Except as reasonably necessary to assist it in defending or settling such action, proceeding or claim, the Indemnified Party shall not be required to disclose any

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information with respect to itself or any of its Affiliates (or former
Affiliates), and the Indemnified Party shall not be required to participate in the defense of any claim to be indemnified hereunder, unless otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder.

     9.5 DISPUTE RESOLUTION

     In the event of any dispute, controversy or Claim arising out of or relating to this Agreement, or the performance thereof, other than any disputes arising out of Section 2.10, 2.16(e) Section 5.4, Section 5.22, Section 5.23, or
Section 9.2(d)(iv) (which shall be resolved as provided in such sections), the parties shall first endeavor to resolve such dispute at the working team level (I.E., among the persons principally responsible for discharging the parties' respective obligations hereunder). If the parties are unable to resolve the dispute at the working team level, the dispute shall be referred to a representative of senior management of each of Crompton and GE for resolution. The parties shall have thirty (30) days from the date on which such dispute is referred to their respective members of senior management to resolve the matters being disputed. If the parties are unable to resolve the disputes within such thirty (30)-day period, the disputes shall be referred for final resolution at the discretion of either party in accordance with the provisions of Sections 11.5, 11.6 and 11.7.

10.  [RESERVED]

11.  MISCELLANEOUS PROVISIONS

     11.1 NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

     (a)   If to Crompton, to:     Crompton Corporation
                                   Attn:  General Counsel
                                   199 Benson Road
                                   Middlebury, CT  06749
                                   United States of America
                                   Facsimile:  (203) 573-4301

           With a copy to:         Wachtell, Lipton, Rosen & Katz
                                   Attn:  Steven A. Cohen, Esq.
                                   51 West 52nd Street
                                   New York, NY  10019


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                                   United States of America
                                   Facsimile:  (212) 403-2000

     (b)   If to GE, to:           GE Specialty Materials
                                   Attn: General Counsel
                                   187 Danbury Road, 2nd Floor
                                   Wilton, CT  06897
                                   United States of America
                                   Facsimile:  (203) 761-1924

           With a copy to:         Weil, Gotshal & Manges LLP
                                   Attn: Howard Chatzinoff, Esq.
                                         Waajid Siddiqui, Esq.
                                   767 Fifth Avenue
                                   New York, NY 10153
                                   United States of America
                                   Facsimile: (212) 310-8007

     11.2 EXPENSES

     Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

     11.3 ENTIRE AGREEMENT; MODIFICATION

     The agreement of the parties, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, including the Collateral Agreements and the confidentiality agreement with respect to GE Silicones dated April 4, 2003, between GE and Crompton, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

     11.4 ASSIGNMENT; BINDING EFFECT; SEVERABILITY

     This Agreement may not be assigned, except by operation of law, by any party hereto without the other party's written consent; PROVIDED, HOWEVER, that
(i) either party may assign any or all of its rights and obligations to an Affiliate of such party (if such assignment does not delay Closing or require any additional filing, consent or notice), PROVIDED such party continues to remain fully and unconditionally subject to its obligations under this Agreement and (ii) Crompton may assign its rights, but not its obligations, in respect of Sections 2.3(c), (d), (e) and (f) to a Third Party only in connection with the sale of all or substantially all of its assets to such Third Party, PROVIDED that neither Crompton nor any such Third Party successor or assignee of Crompton shall have any remaining right to participate in the Advisory Committee and such Advisory Committee shall be immediately and permanently disbanded. This

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Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

     11.5 GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF AND WITHOUT REGARD FOR THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

     11.6 CONSENT TO JURISDICTION

     GE and Crompton irrevocably submit, and agree to cause their Affiliates to irrevocably submit, to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). GE and Crompton further agree, and agree to cause their Affiliates to agree, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 11.1 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. GE and Crompton irrevocably and unconditionally waive (and agree not to plead or claim), and agree to cause the OSi Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     11.7 WAIVER OF JURY TRIAL

     Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has

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represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 11.7.

     11.8 EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.9 PUBLIC ANNOUNCEMENT

     Prior to the signing of this Agreement, Crompton and GE shall prepare separate press releases announcing the transaction contemplated hereby, and each party shall have the opportunity to review and comment on the other party's press release prior to publication. The parties shall agree on a schedule for publicizing such press releases and any additional information relating to the transaction. After the publication of such press releases, each of Crompton and GE shall make reasonable efforts to consult with the other to the extent practicable prior to making any additional press releases, announcements or other statements or communications regarding this Agreement or the transactions contemplated hereby that disclose information not previously disclosed.

     11.10 NO THIRD-PARTY BENEFICIARIES

     Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person, other than (i) the parties hereto and their respective successors or permitted assigns or (ii) as set forth in Article 9, any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, Claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any OSi Business Employee or SC Business Employee, or any other individual, any right or entitlement under any Crompton or GE Benefit Plan, policy or procedure maintained by either party, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503, 504 or 510 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

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     11.11 DESIGNATED AFFILIATES

     GE shall use its commercially reasonable efforts to identify to Crompton all of its designated Affiliates for the purposes of the transactions contemplated by this Agreement as soon as practicable following the date hereof. GE acknowledges and agrees that any representation, warranty, agreement or covenant of Crompton which is breached or is not true and correct, shall be deemed true and correct and not breached to the extent such breach or inaccuracy resulted solely from the designation by GE of a designated Affiliate or the failure of GE to designate a designated Affiliate.

12.  TERMINATION AND WAIVER

     12.1 TERMINATION

     This Agreement may be terminated at any time prior to the Closing Date by:

     (a) MUTUAL CONSENT. The mutual written consent of GE and Crompton;

     (b) FAILURE OF GE CONDITION. GE, upon written notice to Crompton, if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived in writing by GE;

     (c) FAILURE OF CROMPTON CONDITION. Crompton, upon written notice to GE, if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment and shall not have been waived in writing by Crompton;

     (d) COURT OR ADMINISTRATIVE ORDER. GE or Crompton, upon written notice to the other, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby;

     (e) DIVISION EARNINGS OF OSI BUSINESS.

         (i) If the sum of Division Earnings plus depreciation for the twelve-month period ended December 31, 2002 as set forth on the Audited OSi Special Purpose Financial Statements is less than $94,800,000, and GE notifies Crompton of its desire to negotiate within five Business Days following receipt of the Audited OSi Special Purpose Financial Statements, then the parties hereto shall negotiate in good faith with respect to any adjustment to the relative economics of the transactions contemplated hereby in light of the foregoing. If the parties do not reach agreement on any adjustment within seven calendar days of such notice, this Agreement shall be terminable by written notice delivered on such seventh calendar day by GE;

         (ii) If the sum of Division Earnings plus depreciation for the twelve-month period ended December 31, 2002 as set forth on the Audited OSi Special Purpose Financial Statements is less than $99,800,000 and more than $94,800,000, the Purchase

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Price payable by GE at Closing shall be reduced by the product of (x) 8.7 times
(y) the difference between such sum of Division Earnings plus depreciation and $99,800,000;

          (iii) For purposes of Sections 12.1(e)(i) and 12.1(e)(ii), any debit audit adjustment up to $1,600,000 in the Audited OSi Special Purpose Financial Statements related to the year-end 2002 reversal of the MRO Inventory Obsolescence reserve shall not be included in Division Earnings.

     (f) DIVISION EARNINGS OF SC BUSINESS.

         (i) If the sum of Income Before Income Taxes plus interest expense, corporate allocation, loss on PolymerAdditives.com and depreciation (such sum, "SC EARNINGS") for the twelve-month period ended December 31, 2002 as set forth on the Audited SC Special Purpose Financial Statements is less than $29,800,000, and Crompton notifies GE of its desire to negotiate within five Business Days following receipt of the Audited SC Special Purpose Financial Statements, then the parties hereto shall negotiate in good faith with respect to any adjustment to the relative economics of the transactions contemplated hereby in light of the foregoing. If the parties do not reach agreement on any adjustment within seven calendar days of such notice, this Agreement shall be terminable by written notice delivered on such seventh calendar day by Crompton;

         (ii) If SC Earnings for the twelve-month period ended December 31, 2002 as set forth on the Audited SC Special Purpose Financial Statements is less than $31,500,000 and more than $29,800,000, the Purchase Price payable by GE at Closing shall be increased by the product of (x) 5.5 times (y) the difference between SC Earnings and $31,500,000;

     (g) DELAY. GE or Crompton, upon written notice to the other, if the Closing shall not have occurred by the close of business on October 30, 2003 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that, if on the Initial Termination Date all conditions to the Closing other than the condition set forth in Section 8.1(b) have been or have become capable of being satisfied, then the Initial Termination Date shall be extended to the close of business on April 30, 2004;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (b),
(c) or (g) is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     12.2 EFFECT OF TERMINATION

     In the event of the termination of this Agreement in accordance with
Section 12.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Section 3.14,
Section 4.14, Article 6 relating to the obligations of GE and Crompton to keep confidential certain information, Article 11, Section 12.3 and

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this Section 12.2. Nothing in this Section 12.2 shall be deemed to release either party from any liability for any willful and material breach of this Agreement.

     12.3 COLLATERAL AGREEMENTS; MATERIAL TO BE RETURNED

     (a) In the event of the termination of this Agreement in accordance with
Section 12.1, the transactions contemplated by this Agreement shall be terminated, without further action by any party hereto, and each of Crompton and GE shall immediately enter into, or cause its relevant Affiliates to enter into, written consents to terminate each Collateral Agreement that has been signed by the parties.

     (b) Furthermore, in the event that this Agreement is terminated as provided herein, as promptly as practicable:

         (i) GE shall return or destroy all documents and other material received from Crompton or any Affiliate of Crompton or any representative of Crompton or any Affiliate of Crompton relating to the OSi Business or the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to Crompton, and shall destroy all analyses and other notes containing information ascertained from such documents and materials; and

         (ii) Crompton shall return or destroy all documents and other material received from GE or any Affiliate of GE or any representative of GE or any Affiliate of GE relating to GE or the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to GE, and shall destroy all analyses and other notes containing information ascertained from such documents and materials.

     12.4 WAIVER OF AGREEMENT

     Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; PROVIDED, HOWEVER, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.5 AMENDMENT OF AGREEMENT

     This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.


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     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.



                                    CROMPTON CORPORATION




                                    By: /s/ Vincent A. Calarco
                                       ---------------------------------
                                    Name:  Vincent A. Calarco
                                    Title: Chairman, President and Chief
                                           Executive Officer


                                    GENERAL ELECTRIC COMPANY




                                    By: /s/ William A. Woodburn
                                       ---------------------------------
                                    Name:  William A. Woodburn
                                    Title: Senior VP